SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STINGER SYSTEMS, INC. (Exact name of registrant as specified in its charter) Nevada (State or other jurisdiction of incorporation or organization)
5099 (Primary Standard Industrial Classification Code Number)
30-0296398 (I.R.S. Employer Identification Number)

2701 N. Rocky Point Drive
Suite 1130
Tampa, FL  33607

(866)788-6746
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary R. Henrie, Esq.
8275 S. Eastern, Suite 200
Las Vegas, Nevada  89123
(702)616-3093
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Gary R. Henrie, Esq.
8275 S. Eastern, Suite 200
Las Vegas, Nevada  89123
Tel: (702)616-3093 Fax: (435)753-1775

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this registration statement.
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

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.			XX

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered
Common stock, par value $.001 per share


Amount to be Registered(1)
9,763,500 shares


Proposed Maximum Offering Price Per Share
$10.00


Proposed Maximum Aggregate Offering Price
$97,635,000

Amount of Registration Fee(2)
$11,491.64

(1) Number of shares to be registered includes shares of common stock underlying warrants, grants, options and convertible notes and stock to be issued pursuant to the Stinger Systems, Inc. Employee Stock Option & Stock Bonus Plan. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments. Our shares issuable upon options, warrants, grants and convertible notes are 1,995,000.


(2) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where such offers are not permitted.


Subject to completion,
July 20, 2005

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

PROSPECTUS


9,763,500 Shares


STINGER SYSTEMS, INC.

Common Stock


We are registering 9,763,500 shares of common stock. Of those shares, 7,763,500 are issued or issuable upon the exercise of the warrants, options, grants or the conversion of convertible notes of Stinger Systems, Inc., a Nevada corporation (Stinger Systems), held by the selling stockholders. The remaining 2,000,000 shares may be issued pursuant to the Stinger Systems, Inc. Employee Stock Option & Stock Bonus Plan (or sometimes the "Plan"). The selling stockholders or the Employees receiving stock pursuant to the operation of the Plan will receive all of the proceeds from the sale of the shares. We will pay all expenses incident to the registration of the shares under the Securities Act of 1933, as amended.

Our common stock is currently quoted in the "Pink Sheets" under the symbol "STIY.PK" However, until such time as out common stock is quoted on the OTC Bulletin Board or traded on the NASDAQ Small Cap Market or NASDAQ National Market System, all selling stockholders will sell at the stated fixed price of $10.00 per share. Thereafter the shares will be sold at prevailing market prices or privately negotiated prices. On July 18, 2005, the last reported sale price of our common stock was $5.60 per share.
<R/>

Investing in our common stock involves risks, which are described in the "Risk Factors" section beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is July 20, 2005.

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

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. The selling stockholders are not offering to sell, or seeking offers to buy, our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

								Page
								----
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS		4
PROSPECTUS SUMMARY						6
SELECTED FINANCIAL DATA						7
RISK FACTORS							7
USE OF PROCEEDS							12
DETERMINATION OF OFFERING PRICE					13
MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS					13
BUSINESS							20
MANAGEMENT							28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS			30
VOTING SECURITIES AND PRINCIPAL HOLDERS				31
SELLING STOCKHOLDERS						32
PLAN OF DISTRIBUTION						35
DESCRIPTION OF CAPITAL STOCK					37
LEGAL MATTERS							38
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
 FOR SECURITIES ACT LIABILITIES					38
EXPERTS								38
WHERE YOU CAN FIND MORE INFORMATION				39
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS			F-1



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

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements. The words "forecast", "eliminate", "project", "intend", "expect", "should", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

*Our ability to achieve our business of producing and selling products;
*Our ability to attract, retain and motivate qualified employees and management.
 The impact of federal, state or local government regulations;
*Competition in the electronic defense technology industry;
*Availability and cost of additional capital;
*Litigation in connection with our business, including potential wrongful death claims;
*Our ability to protect our trademarks, patents and other proprietary rights; *Other risks described from time to time in our periodic reports filed with the
 Securities and Exchange Commission

This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative but not exhaustive. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.

Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
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

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" and our consolidated financial statements and accompanying notes. Any references to "Stinger Systems", "we", "us" or "our" refer to Stinger Systems, Inc. and our subsidiary, Electronic Defense Technology, LLC, an Ohio limited liability company.

Our Business

Stinger Systems is in the business of producing and marketing less-lethal electronic restraint products to law enforcement, correctional facilities, professional security and military sectors. Stinger Systems' products include the Ultron II handheld contact stun gun, the Ice-Shield electronic immobilization riot shield, and the Bandit/REACT system, an electronic immobilizing restraint. Stinger Systems' primary focus is the "Stinger" projectile stun gun. Stinger's success is largely dependent upon the commercialization of its Stinger projectile stun gun.

Our Offices


Stinger Systems, Inc. is a Nevada corporation organized on July 2, 1996. Our principal executive offices are located at 2701 N. Rocky Point Drive, Suite 1130, Tampa, FL 33607. The telephone number of our principal executive offices is (866)788-6746.


Our Website

Our Internet address is www.stingersystems.com. Information contained on our website is not part of this prospectus.

The Offering

Shares of common stock offered by us:	None.


Shares of common stock that may be sold by the selling stockholders:

7,763,500. Out common stock is currently quoted in the "Pink Sheets". However, until such time as our common stock is quoted on the OTC Bulletin Board or traded on the NYSE, AMEX, NASDAQ Small Cap Market or NASDAQ National Market System, all selling stockholders will sell at the stated fixed price of $10.00 per share. Thereafter the shares will be sold at prevailing market prices or privately negotiated prices.


Shares of common stock that may be sold by the employees of Stinger Systems received pursuant to the operation of the Stinger Systems, Inc. Employee Stock Option & Stock Bonus Plan:
2,000,000.

Use of proceeds:
We will not receive any proceeds from the resale of the shares offered hereby, all of which proceeds will be paid to the selling stockholders or to the employees of Stinger Systems.

Risk factors:
The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

Pink Sheet Trading Symbol:
STIY.PK

We will pay all expenses incident to the registration of the shares under the Securities Act.
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

SELECTED FINANCIAL DATA

The following selected consolidated statement of operations and balance sheet data are derived from our audited consolidated financial statements. The consolidated financial statements and their notes and the report of the independent registered accounting firm are included elsewhere in this prospectus. This selected consolidated financial data should be read in conjunction with the consolidated financial statements and their notes, "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and other financial information included elsewhere in this prospectus.

				Predecessor Operations			    		   The Company	Predecessor	The Company
				-------------------------------------------------------			    		   -----------	-----------	-----------
				Years ended December 31,		    January 1 to   September 24	Three Months Ended March 31,
				---------------------------------------	    September 24,  to December	2004		2005
				2000	   2001	      2002	2003	    2004	   31, 2004	(Unaudited)	(Unaudited)
				---------  ---------  ---------	-------	    -----------	   -----------	------------	------------
Statement of Operations Data
Sales				$331,981   $ 394,673  $ 361,913  $ 264,471  $ 198,981	   $ 63,306	$ 78,210	$ 124,095
Gross Margin (Loss)		173,058	   222,138    149,098    108,647    54,859	   11,620	38,174	    	(201,279)
Loss from Operations		(10,022)   (20,317)   (208,259)  (237,363)  (192,470) 	   (8,820,199)	(60,229)     	(3,508,997)
Net Loss			(14,220)   (31,493)   (219,272)  (273,922)  (230,932) 	   (8,830,467)	(70,779)     	(3,508,873)

Net Loss Per Share Basic and
 Diluted			-	   -	      -	   	 -	    -		   $ (0.70)	-		$ (0.23)

Basic and Diluted Weighted
 Average Number of Common
 Shares Outstanding		-	   -	      -		 -	    -		   12,640,900	-		15,003,500

Pro Forma Net Loss Per Share
 Basic and Diluted
 Net Loss Per Share		$  (0.00)  $  (0.00)  $ (0.02)   $ (0.03)   $ (0.02)	   -	   	$ (0.01)	-

Weighted Average Number of
 Common Shares Outstanding	10,750,000 10,750,000 10,750,000 10,750,000 10,750,000	   -		10,750,000	-

Balance Sheet Data:
 Current Assets			$96,298	   $75,913    $ 67,680   $ 69,695   $ 13,232	   $ 9,334,233	$ 68,757	$ 7,886,734
 Equipment and Furnishings	16,857	   11,584     118,454	 93,724	    73,204	   105,764	87,639		161,238
 Total Assets			113,155	   87,497     186,134	 163,419    86,436	   12,543,911	156,396		11,056,351
 Current Liabilities		42,375	   48,210     68,119	 97,441	    43,746	   556,970	102,697		1,017,648
 Long Term Debt			65,000	   65,000     363,000	 584,885    792,529	   -		643,385		-
 Stockholders Equity (Deficit)	5,780	   (25,713)   (244,985)  (518,907)  (749,839)	   11,986,941	(589,686)	10,038,703

</TABLE


RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline and you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the market price of our common stock.
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

We have a history of operating losses and anticipate future operating losses until such time as we can generate additional sales.

Since beginning operations, we have sustained substantial operating losses. At the present time we do not generate sufficient revenues to pay our operating expenses. In addition, we expect to accelerate our losses in the near future as we increase our expenses to introduce our new Stinger projectile stun gun.


If we do not obtain additional funding as needed, we may be unable to fund our re-engineering and production activities and to adequately pursue our business plan.

In November and December, 2004, we closed on private placements of 2,100,000 shares of our common stock for net proceeds of $9,864,965. However, our business plan requires significant ongoing expenditures for product engineering and testing and for the marketing of our products. It is possible that we will need additional outside funding sources in the future to continue the production and the promotion of our products. If we are not successful in obtaining additional funding for operations, if and when needed, we may have to discontinue some or all of our business activities and our stockholders might lose all of their investment.


Our failure to properly design the Stinger projectile stun gun would have a material adverse effect on our operations.


Stinger Systems will be devoting its capital and management efforts to the design, production and marketing of the Stinger projectile stun gun. There is no assurance that our current design will meet our targeted specifications and tolerances, or that we will be able to manufacture it on a timely basis at a competitive price. The initial design of the electrical components made the Stinger stun gun difficult and time consuming to assemble. Additionally, both the original mold for the Stinger stun gun and the mold for the ammunition needed to be redesigned to provide better fit and allow for mass production on an economical basis. While the Company is currently addressing these issues, failure to timely resolve these issues on a timely basis will delay the rollout of the Stinger stun gun. Failure to introduce the Stinger stun gun on a timely basis would have a material adverse affect on the Company and investors could lose their entire investment.


If we fail to convince the market place that we have competitive products, we will not be commercially successful.

Even if we are successful in designing products competitive to those of our competitors, it will be necessary for us to educate and convince the market place of that competitiveness. If we are unable to do so, we will not be able to achieve the market penetration necessary to become commercially successful and our investors may lose their investments.

If third party manufacturers do not perform in a commercially reasonable manner, Stinger Systems may not be successful.


The Company relies entirely on third parties to manufacture its products. The
Company does not have long-term supply contracts with these third party manufacturers and instead works on a order-by-order basis. By not having these long-term supply contracts, the Company runs the risk that its current suppliers will opt to discontinue their relationship with the Company thereby interrupting the flow of products and significantly limiting the Company's ability to operate its business. If alternative third party

				8

manufacturers could not be located in a timely manner, the Company would go out of business and investors would lose their entire investment.


Our primary competitor, Taser International Inc., has an established name in the marketplace with both distributors and the end-users of stun products.

Taser International is the dominant player in our industry. Taser has been able to successfully launch its products, and penetrate the marketplace. While we hope to design a product that is competitive with those offered by Taser, there is no assurance that we will be able to do so or that we will be able to successfully market such products if we are successful in designing them. Unless we are able to persuade distributors or manufacturer?s representatives and end-users of the competitiveness of our products, we will be unable to generate sufficient sales of our products to become viable. Further, Taser already has contracts with a number of distributors and end-users, who may be unwilling or unable to distribute or purchase our products, respectively.

Negative publicity about less-lethal stun weapons may negatively impact sales of our products.

There have been a number of negative articles about the use and abuse of less-lethal weapons by law enforcement and correctional officers. There have also been accusations that stun guns have caused the deaths of subjects who have been stunned. The safety of such less-lethal weapons has become a matter of some controversy and continued negative publicity about the use of less-lethal stun devices may negatively impact the sale of our products.

The sale and use of our products may result in claims against us.

As noted above, the use of stun weapons has been associated with injuries, some serious and permanent, including death. While we are attempting to design the Stinger projectile stun gun to diminish the risk of injury, there can be no assurance that injuries will not occur from the use of the product. Such injuries could result in claims against Stinger Systems. Although we intend to maintain liability insurance for our products, there can be no assurance that the coverage limits of our insurance policies will be adequate. Claims brought against us, whether fully covered by insurance or not, will likely have a material adverse effect upon us.

We have been sued by Taser International, Inc. which could result in a judgment against us that could negatively impact our operations.

Stinger Systems is a defendant in a lawsuit brought by Taser International pending in the United States District Court for the Western District of North Carolina. In the suit, Taser principally asserts a claim for false advertising and seeks injunctive relief, monetary damages in an unspecified amount, trebling of damages, attorney's fees and destruction of certain advertising material. A judgment in the suit adverse to our interests could jeopardize our business operations and exhaust the Company's cash reserve and investors may lose their entire investment.

We have received a "Wells Notice" from the SEC

Stinger has been responding to an investigation by the Securities and Exchange Commission ("SEC"), which commenced in December 2004. In connection with the investigation, Stinger has received a "Wells Notice" from the SEC indicating that the staff intends to recommend that the SEC institute an action against the Company, alleging that the Company violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933. The allegations relate to purported representations about the Company's products and several private placements conducted by the Company. Under the Wells process established by the SEC, we have been provided an opportunity to respond in writing before the staff makes a formal recommendation to the SEC regarding any action. Stinger intends to respond to the Wells Notice and is fully cooperating with the SEC to resolve this matter as promptly as practicable. A judgment from this action adverse to our interests could jeopardize our business operations and exhaust the Company's cash reserve and investors may lose their entire investment.

Claims by others that our products infringed their patents or other intellectual property rights could adversely affect our financial condition.

Any claim of patent or other proprietary right infringement brought against us would be time consuming to defend and would likely result in costly litigation, diverting the time and attention of our management. Moreover, an adverse determination in a judicial or administrative proceeding could prevent us from

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

developing, manufacturing and/or selling some of our products, which could harm our business, financial condition and operating results. Claims against our patents may cost the Company significant expenses to defend and if our patents are not upheld, the Company may not be able to continue operations and the investors may lose their entire investment.

We may not be able to protect our patent rights, trademarks, and other proprietary rights.

We believe that our patent rights, trademarks, and other proprietary rights are important to our success and our competitive position. While we have patents and licenses with respect to certain of our products, there is no assurance that they are adequate to protect our proprietary rights. Accordingly, we plan to devote substantial resources to the establishment and maintenance of these rights. However, the actions taken by us may be inadequate to prevent others from infringing upon our rights which could compromise any competitive position we may develop in the marketplace.

Law enforcement, correction and military operations are government agencies which are subject to budgetary constraints, which may inhibit sales.

Government agencies are generally subject to budgets which limit the amount of money that they can spend on weapons procurement. It may be that although a government agency is interested in acquiring our products, it will be unable to purchase our products because of budgetary constraints. Further, the lead time for an agency acquiring new weapons and receiving approval to acquire them may delay sales to such agencies. Any such delay will have an adverse effect upon our revenues.

There exist some state, local and international regulations and/or prohibitions on less-lethal weapon systems which will make it more difficult or impossible to market our products in those jurisdictions thereby limiting potential revenues.

Some states prohibit the sale of less-lethal weapon systems. Additional negative publicity with respect to less-lethal weapon systems may cause other jurisdictions to ban or restrict the sale of our products. Internationally, there are some countries which restrict and/or prohibit the sale of less-lethal weapon systems. Further, the export of our less-lethal weapon systems is regulated. Export licenses must be obtained from the Department of Commerce for all shipments to foreign countries other than Canada. To the extent that states, local governments or other countries impose restrictions or prohibitions on the sale and use of our products or to the extent we are unable to obtain export licenses for the sales of our weapons to international customers, our sales could be materially adversely impacted.

If we cannot retain or hire qualified personnel, our programs could be delayed.

Our business is a technical and highly specialized area of the firearms industry. We are dependent on the principal members of the management and technical staff. The loss of key employees could disrupt our research and development and product promotion activities. We believe that our future success will depend in large part upon our ability to attract and retain highly skilled, scientific and managerial personnel. We face intense competition for these kinds of personnel from other companies and organizations. We might not be successful in hiring or retaining the personnel needed for our company to be successful.

Because our common stock is traded only on the Pink Sheets, your ability to sell your shares in the secondary trading market may be limited.

Our common stock is traded only on the Pink Sheets. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be different than might otherwise prevail if our common stock was quoted or traded on a national securities exchange such as the New York Stock Exchange, NASDAQ, or the American Stock Exchange.


Our stock price has been volatile and your investment in our common stock could suffer a decline in value.

Our common stock is traded on the Pink Sheets. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

*sales of the Stinger projectile stun gun;
*announcements of technological innovations or new products by us or our competitors;
*government regulatory action affecting our products or our competitors'
 products;
*developments or disputes concerning patent or proprietary rights; *actual or anticipated fluctuations in our operating results;
* changes in our financial estimates by securities analysts;
* broad market fluctuations; and
* economic conditions in the United States.


From November 12, 2004 through July 20, 2005, the closing sales price of our stock has ranged from $1.25 to $48.55. Our stock closed on July 18, 2005 at $5.60.


Sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus, could lower our stock price and impair our ability to raise funds in new stock offerings.

Future sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus, or the perception that such sales could occur, could aversely affect the prevailing market price of our common stock and could make it more difficult for us to raise additional capital through the sale of equity securities.

Purchasers in this offering will experience immediate and substantial dilution of their investment.

We expect that the offering price per share of the shares being sold by the Selling Stockholders will significantly exceed the net tangible book value per share of the outstanding common stock. Accordingly, purchasers of common stock in this offering would pay a price per share that substantially exceeds the value of our assets after subtracting our liabilities.

Exercise of outstanding options, warrants and convertible securities will dilute existing shareholders and could decrease the market price of our common stock.


As of July 18, 2005 we had 14,993,500 shares issued and outstanding, 2,045,000 shares of common stock that could be issued upon the exercise of options, warrants, grants and convertible securities, and 2,000,000 shares that could be issued pursuant to the operation of the Stinger Systems, Inc. Employee Stock Option & Stock Bonus Plan. There can be no guarantee that any or all of the warrants, grants, options or convertible securities will be exercised or converted. To the extent these underlying shares are ultimately issued, there will be further dilution to investors in this offering. There are 8.195 million shares not being registered that are subject to Rule 144. The existence or exercise of the outstanding options, grants, warrants or convertible notes may adversely affect the market price of our common stock and the terms under which we could obtain additional equity capital.


We likely will issue additional equity securities which will dilute your share ownership.

We likely will issue additional equity securities through the exercise of options, grants, convertible notes, or warrants that are outstanding or may be outstanding, and possibly to raise capital. These additional issuances will dilute your share ownership.

We do not intend to pay any cash dividends on common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

We have never paid a cash dividend on our common stock. We do not intend to pay cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

USE OF PROCEEDS


Shares totaling 7,763,500 offered by this prospectus are being offered solely for the account of the selling stockholders. Shares totaling 2,000,000 being registered may be offered by employees of Stinger Systems if received pursuant to the operation of the Stinger Systems, Inc. Employee Stock Option & Stock Bonus Plan. We will not receive any proceeds from the sale of the shares by the selling stockholders or by the employees. Some of the common shares registered hereby totaling 2,045,000 in the aggregate underlie certain warrants, options, grants and convertible notes. We would receive over $7.5 million upon payment of the exercise price of those warrants and options and would lower our debt upon the conversion of notes. Some warrants allow for cashless exercise and we will not receive any proceeds from a warrant exercised under the cashless exercise provisions or from any warrants that are not exercised. However, a cashless exercise is available only if after one year from the date of issuance of the warrants there is no effective registration statement registering the resale of the warrant shares by the holder. We intend to use proceeds from the exercise of warrants, if any, for general working capital. It should be noted that there is no guarantee that all or any of the warrants will be exercised.


DETERMINATION OF OFFERING PRICE

The $10.00 per share offering price of our common stock was arbitrarily determined. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.


We have applied for a listing of our common stock on the NASDAQ small cap or national market system. There is no assurance that our application will be approved. We intend to file a registration statement under the Securities Exchange Act of 1934 (the "Exchange Act") in order that we become a reporting company under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If a market for our stock develops as a result of becoming listed on the OTC Bulletin Board, NYSE, AMEX or NASDAQ market, we anticipate the actual price of sale will vary according to the market for our stock at the time of resale.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


On November 12, 2004, our stock began trading on the Pink Sheets. Our stock trades on the Pink Sheets under the symbol STIY.PK. Beginning on November 12, 2004 through July 18, 2005, our stock has traded at between $1.25 and $48.55 per share. It Should be noted that the Securities and Exchange Commission has taken the position that for certain regulatory purposes, the trading of our shares on an unsolicited basis as traded on the Pink Sheets does not constitute an established trading market.

On July 18, 2005, our stock closed at $5.60. You are advised to obtain current market quotations for our common stock. No assurance can be given as to the market prices of our common stock at any time after the date of this prospectus.


As of May 13, 2005, there were approximately 1,319 holders of record of our common stock. This number does not include individual stockholders who own common stock registered in the name of a nominee under nominee security listings.

We have not declared or paid any cash dividends on our common stock since our inception. We do not intend to pay any cash dividends in the foreseeable future.


We have a total of 2,045,000 common shares that may be issued upon the exercise of options, warrants, grants and convertible securities. We have a total of up to 1,000,000 common shares that may be sold pursuant to Rule 144. We have a total of 2,000,000 common shares that are subject to a registration rights agreement. Those shares are being registered as a part of this offering.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive Summary


Stinger Systems, Inc. (the "Company") purchased Electronic Defense Technologies, LLC ("EDT") in September of 2004 for the purpose of accelerating the manufacture and sale of a projectile stun gun to the law enforcement, corrections and military sectors. The purchase was based on the anticipated value of the EDT patents, prototype projectile stun gun, existing product lines and track record in serving the law enforcement community. The Company's primary focus since the acquisition of EDT has been on the commercial development and manufacturing of the Stinger projectile stun gun. In order to finance the Company through the commercial introduction of the Stinger, the Company sold 2,100,000 shares of non-registered stock in a private transaction for net proceeds of $9,834,965 in December of 2004 and entered into a warrant agreement to sell an additional $7.5 million of common stock at a $7.50 per share exercise price. This filing includes the registration of these investment shares as required in the placement agreement as well as other shares owned by various parties including, management and board members.


Since the acquisition of EDT, the Company has extensively redesigned its projectile stun gun, now referred to as the Stinger, with the goal of providing a weapon with the feel and size of a traditional firearm, but offering a unique look that would not readily be confused with a traditional firearm. After the design was essentially completed, mold design and redesign of the electronics began. The electronics needed to be reduced to incorporate an overall smaller electronics package than existed in the predecessor gun, and to incorporate a number of additional features including data capture and display of the time and date of use, ambient temperature, duration of use and number of cycles fired.

After producing numerous versions of the Stinger projectile stun gun, the Company began limited production on March 20, 2005. Inefficiencies discovered in the design hampered production and required correction before volume commercial production could commence. These inefficiencies included the mold design, electronics design, camera mount, design of the ammunition cartridges, internal packaging and numerous assembly issues. Working with outside engineering firms, the Company is addressing each of these issues and currently believes, based on preliminary internal product tests, that it may begin volume commercial production and shipment of the Stinger in the third quarter of 2005.

While the Company is encouraged with results of numerous internal tests conducted on the Stinger to date, final testing of the product can only be conducted once production commences. It may be the case that further modifications of the Stinger will be required before commercial shipments of the Stinger are possible. As a result, the Company can give no definitive assurances that it will begin commercial production in the third quarter of 2005.


Management believes that the Company has enough cash on hand to continue operations and testing of the Stinger for one year. When the product becomes available for sale, the Company does not anticipate generating revenues for a period of sixty days after release while customers test and evaluate the gun.


The Company anticipates spending an additional $100,000 on engineering and $300,000 on medical testing of the Stinger projectile stun weapon. We also anticipate speding $300,000 on marketing our products over the next 12 months.


The Company is currently using and plans to continue to use third parties to manufacture components for its products and to assemble its products. The Company is under no contractual obligation to any of these parties. While it is the Company's intention to initially manufacture the gun and its components in the United States, the Company can give no assurances that it will continue to do so. Electronics are easily sourced throughout the world and the Company will continually seek best pricing and highest quality components for its products.

Product shipments will be handled by the Company. The Stinger projectile stun weapon is classified as a firearm and therefore subject to various regulations of the U.S. Bureau of Alcohol, Tobacco, and Firearms (ATF). To comply with these regulations Company employees are located on site with the assembler of the Stinger in order to maintain proper records and oversee production.

Background

In September, 2004, agreements were reached between Stinger Systems, Inc. (formerly United Consulting Corporation) (the "Company"), Electronic Defense Technology, LLC ("EDT"), EDT Acquisition, LLC ("EDTA"), Mr. Richard Bass (owner of 100% of the member interest in EDT) ("Bass"), and Mssrs. Robert F. Gruder and T. Yates Exley (owners of 100% of the member interest in EDTA). These agreements enabled EDTA to acquire a 95% ownership interest in EDT in exchange for a combination of notes payable and cash of $450,000. Subsequent to this purchase the Company exchanged 9,750,000 shares of its $0.001 par value common stock for 100% of the ownership interest in EDT.

These transactions were entered into to allow the Company to acquire various licenses related to electronic stun devices. The Company subsequently negotiated agreements to purchase the patents applicable to these licenses in exchange for the issuance of 75,000 shares of the Company's common stock. Also, the Company issued 25,000 shares of its common stock for the acquisition of miniature camera technology.


Due to the small sales volume of its existing products, EDT had reported operating losses of approximately $769,839 from January 1, 2002 to September, 2004. The new management of the Company has made the manufacture, commercial design, distribution and sale of the handheld projectile stun gun its main sales objective.

The Company after it's acquisition of EDT required funds to support current operations and to provide future working capital. In September, 2004, the Company sold 1,122,000 shares of common stock for $400,000 to two individuals who were accredited investors, one of which is the father of T. Yates Exley, a member of the Board of the Company. In December, 2004, the Company sold 2,100,000 shares of common stock for $9,834,965.


Results of Operations

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this offering circular. This discussion contains forward-looking statements that involve risks and uncertainties. Stinger Systems' actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled "Risk Factors" included elsewhere in this offering circular.


				Predecessor Operations			The Company			Three Months Ended March 31,
				----------------------			-----------			---------------------------
				Year ended December 31,	January 1 to	September 24 to	Pro Forma	Predecessor	The Company
				2002	   2003		September 24,	to December 31,	Results		2004		2005
							2004		2004		2004		(Unaudited)	(Unaudited)
				---------  ----------	-------------	-----------	----------	-----------	-----------
Sales				$ 361,913  $ 264,471	$ 198,981	$ 63,306	$ 262,287	$ 78,210	$ 124,095
Cost of Production
 and Sales			(212,815)  (155,824)	(144,122)	(51,686)	(195,808)	(40,036)	(325,374)
				---------  ----------	-------------	-----------	----------	-----------	-----------
Gross Margin (Loss)		149,098	   108,647	54,859		11,620		66,479		38,174		(201,279)
Selling Expenses		     -		-	      -		45,348	   	45,348		     -		50,700

General and Administrative Expenses
 Employee Cost			87,841	   87,022	57,011		78,829		135,840		19,202		195,905
 Employee Acquisition Cost	     -		-	      -		7,520,000	7,520,000	    -		1,550,000
 Other				208,629	   206,995	165,136		1,131,303	1,296,439	72,282		1,361,810
 Depreciation			56,817	   47,430	20,520		404		20,924		6,840		96,415
 Research and Development	4,070	   4,563	4,662		55,935		60,597		79		52,888
				---------  ----------	-------------	-----------	----------	-----------	-----------
Loss from Operations		(208,259)  (237,363)	(192,470)	(8,820,199)	(9,012,669)	(60,229)	(3,508,997)
Interest (Expense) Income Net	(11,013)   (36,559)	(38,462)	(10,268)	(48,730)	(10,550)	124
				---------   ----------	-------------	-----------	----------	-----------	-----------
Net Loss			$(219,272) $(273,922)	$(230,932)	$(8,830,467)	$(9,061,399)	$(70,779)	$(3,508,873)

				=========   ==========	=============	===========	==========	===========	===========

The following summary sets forth the products and quantities sold during each of the periods presented.

				Years								Three Months
				Ended		January 1	September 24,			Ended
				December 31,	to		2004 to				March 31
				------------	September 24,	December 31,	Pro Forma	------------
				2002	2003	2004		2004		2004		2004	2005
				-----	-----	-------------	-------------	---------	-----	-----
Band-It				217	60	59		5		64		24	44
Shield				101	43	25		5		30		12	19
Ultron II			431	112	85		21		106		23	67
Manuals				8,136	7,666	5,139		519		5,658		1,842	3,136
Powertron			-	-	2		-		-		-	-
</TABLE


Comparison of the Years Ended December 31, 2003 and 2002


Sales decreased by $97,442 or 27% from $361,913 to $264,471. This decline in sales was attributable to the Company's limited marketing effort in 2003 resulting from fewer products being sold. The net loss increased $54,650 or 25% due to less gross margin earned on reduced sales and increased interest expense partially offset by a $9,387 reduction in depreciation expense. Outstanding long-term debt increased $228,000, or 63% in 2003; therefore resulting in higher interest expense.

Comparison of the Years ended December 31, 2004 (Pro Forma) and 2003


The operating results for the period January 1, 2004 to September 24, 2004, if annualized would approximate the results of operations for the year ended
December 31, 2003. As of September 24, 2004, the Company was acquired by new owners and, as a result, the business objectives of the Company were significantly altered.

After September 24, 2004, the management of the Company placed its major emphasis during this time period on the employment of qualified individuals to assume executive management and selling positions with the Company. In
December, 2004, the Company entered into an employment agreement with Roy C.
Cuny, former president and chief executive officer of Smith & Wesson Holding
Corporation. The employment agreement included among other provisions, a stock option to purchase 500,000 shares of the Company's common stock for $1.00. The fair value of the option shares was $7,520,000 and has been reflected as employee acquisition cost at December 31, 2004, since the options vested immediately.


The other general and administrative expenses primarily consist of consulting fees ($315,000), director fees ($93,000), legal fees ($480,000), research and development cost ($56,000) and a one time payment to Smith & Wesson Holding
Corporation of ($152,000) associated with the employment of Mr. Roy C. Cuny.
Approximately $419,000, of these costs and expenses, represents non-cash charges due to the fact that the Company exchanged shares of its common stock for services rendered.


Comparison of the three months Ended March 31, 2004 and 2005 (Unaudited)


Upon the acquisition of the Company on September 24, 2004, the direction of the Company's business changed under a new management team which focused the Company on commercialization of the Stinger projectile stun gun. No sales of the Stinger projectile stun gun are included in either three month period. Sales of the carryover products in the three months ended March 31, 2005 increased $45,885 or 59%. This increase resulted from higher visibility of the Company in the marketplace which was the result of promotions of its Stinger projectile stun gun at seminars, conferences and sales conventions. The cost of production and sales for the three months ended March 31, 2005, includes the write off of defective circuit boards for the stun gun in the amount of $268,375 which caused a gross loss for the period. Employee costs' increased

				16

by $176,703 due to an increase in the number of employees. The Company incurred a non-cash charge of $1,550,000 as the cost of a stock option granted to a new employee, which became fully vested upon his leaving the Company in April of 2005. Other operating costs for the three months ended March 31, 2005 include employee severance cost associated with the leaving of two employees in the amount of $730,679, professional fees of $247,896 and vendor setup cost of $216,162. Research and development costs incurred in connection with the Stinger projectile stun gun were $52,888.


Liquidity and Capital Resources


At March 31, 2005, the financial statement of the Company reflected a cash balance of $7,358,665. These funds will be used to meet the Company's liquidity needs for the remainder of 2005 and into 2006.


Cash Flow Operating Activities


The Company reported a use of funds of $412,056 from operating activities at December 31, 2004. The operating loss of $8,830,467 was offset by non-cash charges of $7,938,700 which represented the value of stock issuances and stock options exchanged for services rendered. The Company paid deposits on certain inventory purchases ($139,190) and had unpaid commitments for inventory purchases of $1,497,140 at December 31, 2004. During the three month period ended March 31, 2005, the Company paid $331,440 of the inventory purchase commitment. The Company had committed to the purchase of 10,000 memory circuit boards from a vendor; however, when the first delivery of circuit boards was received, they were found to be defective. The entire $1,165,700 inventory purchase commitment was cancelled. At March 31, 2005, the Company has no inventory purchase commitments.

During the three month period ended March 31, 2005, the Company reported a use of funds by its operating activities of $1,605,531. The Company expects that its operations will use $1.5 million to $2.0 million dollars each three month period until such time as significant revenues are recognized on the sale of stun guns.


Cash Flow for Investing Activities


The Company used $128,218 and $131,438 in 2004 and 2005, respectively, to purchase equipment, fixtures and patents. The Company has no outstanding commitments to purchase equipment, fixtures or patents.

Cash Flow from Financing Activities


The Company sold 3,222,000 shares of its common stock and netted $10,234,965. These funds were used to pay a $600,000 note that was assumed by the Company in September, 2004.


Intangible Assets

The Company's intangible assets consist of; a license and patent for a projectile stun gun with a carrying value of $2,672,620 and a pending patent for a miniature camera which may work with the stun gun, but has other applications as well with a carrying value of $430,000.

The acquisition of EDT by EDTA was accounted for under the purchase method of accounting. Under this method, the assets acquired and the liabilities assumed were recorded at their fair values at September 24, 2004. The acquisition cost exceeded the values assigned to assets and liabilities acquired by $1,160,820.

This amount was recorded as an intangible asset. Management has determined that the intangible asset value is related solely to the handheld projectile stun gun. The acquisition of the remaining 5% of EDT added another $24,300 to the stun gun intangible asset.

On November 26, 2004, the Company acquired certain pending patents related to Remotely Activated Electrical Discharge Restraint Device Using Biceps Flexion of the Leg Restrain granted November 24, 1998, and Method and Apparatus For Implementing A Two Projectile Electrical Discharge Weapon granted June 10, 2003 from James F. McNulty, Jr., a non related party in exchange for $100,000 cash and 75,000 shares of the Company's common stock. The 75,000 shares of common stock were valued at $18.50 per share (the quoted pink sheet price on November 26, 2004). The value of the intangible asset assigned to the stun gun from this transaction was $1,487,500.

On December 4, 2004, the Company acquired 100% of the ownership interest in Questek, a California Sole Proprietorship, from Joseph Valencic, a non-related party, in exchange for $75,000 cash (which was not paid until January 6, 2005 but was included in accrued liabilities at December 31, 2005) and the issuance of 25,000 shares of the Company's common stock. Questek's only assets were intellectual property rights including a pending patent, trademarks and copyrights. The major asset of Questek was a pending patent on a miniature camera. Questek had no liabilities. The 25,000 shares of common stock issued were valued at $14.20 per share (the quoted pink sheet price on December 4, 2004). Total value of the camera patent at December 31, 2004 is $430,000.

The intangible assets were all acquired in late September through December 31, 2004. Paragraph 12 of Statement of Financial Standards No. 142 states: "An intangible asset shall not be written off in the period of acquisition unless it becomes impaired during that period". Management has no evidence that the intangible assets acquired were impaired as of December 31, 2004. Sales related to these patented items are expected to begin in 2005. The Company is unable to predict when it may have positive cash flows from the sale of the stun guns. During the year ended December 31, 2005 an impairment test of the intangibles will be performed and, at that time, if the asset is impaired an impairment loss will be recognized.

Generally a patent has a life of 17 years. The two projectile stun gun patent was granted in 1998, which leaves a remaining life as of December 31, 2004 of 11 years. The patent application on the miniature camera patent was filed on October 27, 2004. Management estimates that once sales of the two projectile stun gun begin, the Company can reasonably expect to generate cash flows from the sale of the stun gun for a period of at least seven years, and therefore determined that a reasonable useful life expectancy of the stun gun was seven years. Since it is management's plan to associate the camera to the stun gun to record the circumstances under which the weapon is used, management estimated that a useful life of seven years was not unreasonable for the camera patent. The seven-year useful life is not inconsistent with other company's estimates of the useful life of similar products.


Critical Accounting Policies

We have identified the following policies as critical to our business operations and the understanding of our results of operations. The preparation of these financial statements require us to make estimates and assumptions that effect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

The effect of these policies on our business operations is discussed below where such policies affect our reported and expected financial results.

Revenue Recognition. Our revenue recognition policy is significant because our revenue is a key component of our results of operations. We recognize revenue when delivery of the product has occurred or services have been rendered, title has been transferred, the price is fixed and collectibility is reasonably assured. Sales of goods are final with no right of return.

Warranty Costs. We warrant our products against manufacturing defects for a period of one year. As of March 31, 2005, we have had no warranty claims on products sold. Once sales of our new stun gun commence, we expect to make an accrual for warranty claims based on our sales.

Intangible Assets. We have substantial intangible assets. Our estimate of the remaining useful life of these assets and the amortization of these assets will affect our gain from operations. Since we do not have a method of quantifying the estimated number of units that may be sold we have elected to amortize these intangibles over a seven year period beginning in the first quarter of 2005.

Common Stock Issued for Goods and Services. We have issued our common stock for intangible assets and services received or to be received. The values assigned to such stock issuances effects the amount of recorded assets and the amount of recorded expenses. For stock issued before November 12, 2004, (the Company's common stock began to be traded in the Pink Sheets on November 12, 2004) we assigned a value of $0.36 to $0.40 per share which approximates the cash received per share for shares sold on September 24, 2004. For shares issued after November 12, we assigned the closing value quoted in the Pink Sheets as the amount of the recorded asset or expenditure.

Off-Balance Sheet Arrangements and Commitments

The following table summarizes our contractual obligations at December 31, 2004:

		Description				Amount
		-----------				------
		Office and Warehouse Rental		$    24,700
		Inventory Purchases			  1,497,140
							-----------
							$ 1,521,840
							===========

All obligations were due and payable in 2005. Approximately $331,000 of the inventory purchase commitment was paid during the three months ended March 31, 2005 and $1,165,700 of the commitment was cancelled due to the vendors delivery of defective circuit boards. At March 31, 2005 the Company had no outstanding inventory purchase commitments.


BUSINESS

History


Stinger Systems was organized under the laws of the State of Nevada under the name United Consulting Corporation on July 2, 1996. United Consulting Corporation was formed for the purpose of developing business plans for emerging companies. After developing a business plan, United Consulting Corporation intended to provide business consulting services to the management of the company for the purpose of executing the business plan. The business plan development and subsequent business management consulting services were not limited to any particular industry. United Consulting Corporation attempted to establish its own business plan but ultimately failed and never succeeded in conducting viable business operations. Accordingly, not long after its formation, United Consulting Corporation existed only as a dormant corporation. At the time of its acquisition of Electronic Defense Technologies, LLC, it was dormant and was engaged in the business of seeking out a business combination with an operating company. It changed its name to Stinger Systems, Inc. on September 27, 2004. Stinger Systems has never been in bankruptcy, receivership or any similar proceeding. Prior to the acquisition of Electronic Defense Technology, LLC by Stinger Systems, there was no relationship between the officers and directors of Stinger Systems, EDT Acquisition, LLC and Electronic Defense Technology, LLC.

On September 24, 2004, EDT Acquisition LLC, a Michigan limited liability company owned and formed by Robert Gruder and T. Yates Exley, for the sole purpose of acquiring a controlling interest in Electronic Defense Technology, LLC, ("EDT"), acquired a 95% interest in EDT, an Ohio limited liability company. EDT was formed in January of 2000 as a single member LLC for the purpose of manufacturing and marketing electronic restraint products to the law enforcement and correctional sectors. EDT developed several products to serve these sectors. EDT sales included Powertron (now called Stinger), Band-It, Shield, Ultron II and training manuals. However, it continued to incur operating losses through the date it was acquired by EDT Acquisition, LLC in September of 2004. The business purpose for the acquisition of EDT was to accelerate the Company's entrance into the electronic restraint market and acquire technology and patents necessary for the Stinger projectile stun gun business. The interest was acquired in exchange for $250,000 in cash and a $200,000 note payable on or before March 24, 2006 from EDT Acquisition, LLC. The 95% interest in Electronic Defense Technologies, LLC together with the remaining 5% interest in the same company was then transferred on the same day to Stinger Systems in exchange for the issuance by Stinger Systems of 9,750,000 shares of Stinger Systems' common stock. In connection with the transaction, 10,000,000 shares of Stinger Systems that had been issued and outstanding previously was returned to Stinger Systems for cancellation. This transaction transferred control of Stinger Systems to Robert Gruder and T. Yates Exley. Mr. Gruder is Chief Executive Officer and Chairman of the Board of Directors. Mr. Exley is a member of the Board of Directors. The ownership of EDT Acquisition, LLC has now been changed as reflected elsewhere in this registration statement. Mr. Gruder's portion of the shares of Stinger Systems formerly held in EDT Acquisition, LLC have been paid out of EDT Acquisition, LLC and are held by him directly.

EDT was formed in January 2000 to manufacture and market non-lethal electronic restraint products to the law enforcement, correction and professional security sectors. Its principal products included a hand held stun weapon, an electric riot shield and an electric wrap used to control potentially dangerous persons/prisoners during transport or in court rooms. From January 2000 to acquisition, EDT did final assembly of these products and sold them to the law enforcement, corrections and professional security sectors. In early 2003, EDT began development of a projectile stun gun and developed models of the gun for study and testing. The first sales of the projectile stun gun occured in 2004.


Our Business

Stinger Systems is engaged in the manufacture of electronic stun devices for the control of, and to provide temporary incapacitation of, potentially dangerous persons. Stinger Systems, through its wholly owned subsidiary EDT, produces a variety of control products including Ice Shield, an electrified riot shield,

Bandit, a remote controlled or movement controlled electrified wrap used for controlling potentially dangerous detainees in public situations or during transport, and Ultron, a handheld contact stun device used to temporarily incapacitate potentially dangerous individuals. The products of Stinger Systems are classified under the SIC code 5099. Following is a list of entities that use to some extent one or more of Stinger Systems' products:

         				1/1/04 - 9/30/04
					    Sales %
					----------------
State Departments of Corrections		56%
Federal Bureau of Prisons			4%
US Marshals					3%
County Law Enforcement Agencies			34%
Various Police Departments and Misc		3%


Substantially all of the sales of our Predecessor Company and now wholly owned subsidiary EDT were made to the law enforcement and correctional sectors. While Stinger Systems plans to market its projectile stun weapon broadly to the police, correctional, professional security and military sectors, our success will be heavily dependent on a positive reception by the law enforcement community.

The Company began extensive design modifications of its Stinger projectile stun weapon in October of 2004. The modifications began with an exterior redesign to change the size and look of the gun. The goal was to give Stinger the feel and size of a traditional firearm, and have a unique look so that the Stinger would not be confused with a traditional firearm. After the design was essentially completed, mold design and redesign of the electronics began. The electronics needed to be reduced to incorporate an overall smaller electronics package than the predecessor gun and to implement additional features. These features were, data capture of the date, time, ambient temperature, how long the gun was fired, and how many cycles it was fired, plus the Company wanted to offer an automatic shut-off after five seconds and a visual LED or LCD display.


On March 20th, 2005 the Company began limited production of the Stinger projectile stun weapon. The Company quickly realized inefficiencies in the design and production process which required correction. Inefficiencies included: the mold design; electronics design, the camera mount, ammunition cartridges, and assembly process. Working with outside engineers, we have begun to address each of these issues. The Company currently believes it will have the Stinger in production in the third quarter. It may be the case that further modifications of the Stinger projectile stun gun will be required before commercial shipments of the Stinger are possible. As a result, the Company can give no definitive assurances that it will begin commercial production in the third quarter of 2005.

The Company will market the Stinger projectile stun gun primarily to the law enforcement community, correctional officers, and to the military. While the Company will continue to sell its Band-It, Ultron, and Ice Shield products, the success of the Company rests solely on the success of the Stinger. As of May 2005, the Company has had over 1,000 individual evaluation requests for the Stinger from police departments and correctional facilities of various sizes. The Company cannot forecast how many of these units will result in actual orders or forecast the size of these orders.


Because the Stinger utilizes primers to propel its darts, the Stinger is classified as a firearm under the Gun Control Act of 1968 (GCA), 18 U.S.C.
Section 921(a) (3). Therefore, only companies that carry Federal Firearms Licenses can sell the Stinger.


The Company's success will be dependent upon its ability to attract high quality distributors and manufacturer's representatives to market its products. To date, the Company has been able to attract distributors and manufacturer's representative groups with a solid track record selling firearms to the law enforcement, correctional, and/or military community. As these contracts do not require minimum order quantities, the Company is unable to provide forecasts as to the number of Stingers it anticipates selling. Currently, the Company has contracts with eleven (11) U.S. distributors, three
(3) International distributors, and two (2) U.S. manufacturers' representative groups. The Company has trained all of its U.S. distributors and manufacturers representatives in the use of its products.


The Company also intends to sell the Stinger internationally. The Company has hired outside counsel to obtain all necessary export licenses. The Company cannot anticipate when Stingers will be able to be sold internationally and can give no assurances that international sales will be successful. Additional costs associated with international sales are negligible and are mainly attributable to attorney's fees for licensing.


The Company does not anticipate recording revenues until approximately sixty days after full scale production commences. Given our current expectation that full scale commercial production will commence in third quarter, revenues from the Stinger may not occur until October or November of 2005. The Company estimates that it has enough cash on hand to fund operations for the next twelve months with its existing level of revenues. If the Company has not generated sales from the commercial production of the Stinger or has not raised additional financing within twelve months, we would have to discontinue operations. We have no current plans to merge with or acquire another company.


Our Products

"Stinger" Handheld Projectile Stun Guns

The Stinger is a four-dart projectile stun gun that utilizes two cartridges to shoot darts at targets up to 31 feet away. The user loads one or two cartridges into the gun, aims the laser guide at the intended target and pulls the trigger. The primers propel darts connected to the gun by thin insulated wires and, upon contact, a pulsed electrical current is passed through the subject. The electrical charge temporarily impairs the subject's ability to control muscles, dropping the subject to the ground and rendering him/her harmless to the user, surrounding people, and themselves. We are currently in the final stages of reengineering the product for commercial production and plan to begin delivery of this product in third quarter of 2005. The product is currently priced at $599.

TruVu Gun Camera

Stinger Systems' offers the option of video and voice capture through Stinger Systems' patent-pending TruVu camera that provides an impartial fact witness of the situation and manner in which a weapon has been used. We are currently working on tooling for housing of the product and plan to begin commercial shipments of the product in the third or fourth quarter of 2005. The TruVu camera is currently priced below $200.

Ultron II, a Hand-held Contact Stun Gun

The ULTRON II is a handheld contact stun gun. The unit operates on a lithium battery power source and has a patented break-away wrist strap that disables the device in the event that it is removed from the user. This product is currently in production and is priced at $195.


Ice-Shield Electronic Immobilization Riot Shield

The Ice Shield is an electrified riot shield designed to provide added protection for police and military personnel in hazardous crowd control situations. The shields are constructed of polycarbonate Lexan and feature spark display points on its exterior surface providing a visible deterrent. The shock shields may be used as traditional riot shields or activated to provide an immobilizing or repelling contact shock. Applications to date have centered on hazardous crowd control, civil disturbances, prison uprisings and forced prison cell entries. This product is currently in production and priced at $575 and $595.

Bandit / The R-E-A-C-T System, an Immobilizing Electronic Restraint

The Bandit/The Remote Electronically Activated Control Technology (REACT) addresses safety issues associated with the transportation of potentially violent prisoners and the handling of potentially dangerous defendants in courtroom situations. The product consists of a system of bands that are put on the subject. The bands deliver an incapacitating or disruptive electric shock if the subject attempts to flee or attack. The shock may be set to activate automatically on movement or may be delivered by an operator up to 150 feet away through a wireless remote. This product is currently in production and is priced at $875.

During the first 9 months of 2004 Stinger Systems produced and sold three main products, a hand held stun gun - the ULTRON II, an electric riot shield - the Ice Shield, and an electric control wrap used to control potentially dangerous persons / prisoners during transport or in court rooms - the Bandit. The current base list prices for the ULTRON II, Ice Shield and Bandit are $195, $595 and $875 respectively. The Ultron, Ice Shield and Bandit represented 5.1%, 6.5% and 19.2 %, respectively of Stinger's 2004 nine month revenues of $199,000. The majority of Stinger Systems 2004 sales, approximately 61.4%, came from training courses and manuals in support of the existing customer base from prior year?s sales of the Ultron, Band-It and Shields.


Stinger Systems' primary focus since September of 2004 has been the production and commercialization of the Stinger projectile stun gun, a four dart projectile stun gun and the TruVu audio/video recorder option for the Stinger projectile stun gun. Limited production began during the last week of March, 2005 for this product. The Company analyzed the production process and product design and identified several areas of improvement. Stinger Systems is in the process of implementing these improvements. Large scale commercial production is anticipated in the third quarter of 2005. Stinger has spent in excess of $320,000 on the development of these products to date.

Patents and Patent Applications Owned by Stinger

TruVu TM video/audio capture

Title: 		Weapon And Input Device To Record Information
Serial No.: 	10/975,563
Filing Date:	27 October 2004
Status:		Patent Pending (Official Filing Receipt Received)
Subject: 	The system includes a weapon, an input device to record
		information, a memory device to store recorded information, and a security device to inhibit unauthorized tampering of the recorded information.

Title: 		Weapon With Illuminator And Camera
Serial No.: 	11/012,541
Filing Date:	14 December 2004
Status:		Patent Pending (Official Filing Receipt Received)
Subject:	The system includes a weapon, an illuminator, a camera to
		record information, a memory device to store recorded information, and a security device to inhibit unauthorized tampering of the recorded information.

QuadrashockTM dart arrangement

Title: 		Stun Gun
Serial No.: 	10/957,301
Filing Date:	30 September 2004
Status:		Patent Pending (Official Filing Receipt Received)
Subject:	The stun gun of one embodiment includes: a first dart coupled
		to a tether and positioned to be propelled along a first trajectory, a second dart coupled to a tether and positioned to be propelled along a second trajectory divergent to the first trajectory, and a third dart coupled to a tether and positioned to be propelled along a third trajectory substantially parallel to the first trajectory. The stun gun also includes a power source having opposing charges and an activation circuit. The activation circuit is adapted to selectively connect one of the opposing charges to the first dart and connect the other of the opposing charges to the second and third darts.

Stun Gun

Title: 		Method and apparatus for implementing a two projectile
		electrical discharge weapon
Patent No.:	6,575,073
Granted:	June 10, 2003

Subject:	An improved electrical discharge weapon having a longer range of
		effectiveness than conventional TASER.RTM. weapons. In a preferred embodiment, the improvement comprises an adaptor having dual spaced-apart dart cartridges which, because of their relative spacing and angular orientation, provide an effective range of 2 to 30 feet. The adaptor is configured to be connected to the single cartridge receiver of a conventional TASER.RTM. weapon.

Band-It

Title: 		Remotely activated electrical discharge restraint device using
		biceps' flexion of the leg to restrain
Patent No.: 	5,841,622
Granted: 	November 24, 1998

Subject: 	An electrical restraint device which, while compact and
		convenient for guards to install on often resistive prisoners, can accommodate a spacing of the opposed circuit contacts through a specific critical portion of the human body, so an adequately brief shock from the circuit can temporarily arrest function in the involved portions of the coordinated human muscular skeletal system and, thereby compromise the shocked individual's ambulation with the individual experiencing pain for only an extremely brief period and without causing deep burns to any significant area of his/her body. Shocking current discharged from the circuit, completes a minimal path between the prisoner's legs through a significant area of his/her legs and torso. Preferably, one contact is located at the right leg where the biceps muscle terminates into the knee and the opposing contact is located at the left leg where the biceps muscle terminates into the knee. The shocking discharges complete through a minimal path of at least two feet along the plane of function of the biceps through both biceps and the torso. During the discharge, both biceps muscles temporarily shorten, and as the prisoner attempts to step forward, both knee joints rigidly fixate with the legs in a flexed position and the prisoner collapses.

Band-It Design

Title:		The ornamental design for an electronic restraint weapon
Patent No.:	Design323,870
Granted:	February 11, 1992

Ultron

Title:		Stun gun with low battery indicator and shutoff timer
Patent No.:	5,193,048
Granted:	March 9, 1993

Subject:	A hand-held contact shock producing and non-lethal stun device
		wherein the electrical circuitry therein includes an oscillator coupled to an inverter transformer which, in turn, cooperates with an output transformer and spark gap device to produce a high voltage, short duration, low current arc across contact probes. The internal circuitry further includes a low battery detection circuit wherein a visual display of a low battery condition is produced when the gun is activated for a first predetermined time period. To preclude overzealous application of the device, the oscillator is disabled after a second predetermined time period. A wrist strap secured to the operator and having a key portion fixedly attached thereto is also provided. The key portion is received into the device housing and closes a kill switch within the housing to disable the device when removed from the housing. The key portion remaining with the operator disables the circuit when the device is separated from the operator. The key portion further provides means for re-enabling the device if recovered by the operator.

Marketing and Competition

Stinger Systems markets its products primarily to the law enforcement, correctional, professional security and military sectors. Orders are received from both end-users and from authorized representatives and distributors. Stinger Systems' marketing strategy is to engage the services of manufacturing representatives and distributors that specialize in Stinger Systems' industry. The Company has contracted with distributors and representative groups across the United States as well as several foreign countries. Typically, the distributors that stock Stinger Systems? products will receive an 18% commission while the representative groups working with those distributors will receive a 7% commission. While commission rates are subject to change, the Company anticipates incurring a minimum 25% selling cost on a majority of its sales transactions. Stinger Systems will also employ a small number of inside sales associates to coordinate sales activates with the distributors and representative groups as well as present directly to our end customers when necessary. Presently, we anticipate having four to six of these inside sales personnel.


Stinger Systems is not aware of any companies with meaningful market share offering products that compete with its Ice Shield or Band-IT products. There are hundreds of manufacturers that compete with its Ultron Product. The Company has no reliable data on market share for any of these products. Therefore, the Company has no significant marketing plans for this product and only provides it as an additional offering for our customers.


Stinger Systems' primary competitor in the projectile stun gun market is Taser International, Inc., a publicly held corporation that is substantially larger and has a history of successfully accessing capital markets. Taser is the dominant firm in Stinger Systems? industry. Stinger Systems also expects to compete with Law Enforcement Associates which has announced its own plans to introduce a projectile stun gun.


The Company has not completed the production cycles of its Stinger projectile stun gun and has had no independent testing of its capabilities. The Company believes it has several competitive advantages over its competitors but can make no assurance of their validity.


The Company believes the Stinger projectile stun gun will offer the following advantages over the X-26 and M-26 projectile stun guns produced by Taser International, Inc.:

Price: the Stinger projectile stun gun's targeted retail price of $599 is below the current listed price of $799 for the Taser's X-26. Stinger does not charge for data capture software that Taser offers at additional costs.


Target Attainment: Both a positive and negative probe must hit the target in order to create a circuit. The Stinger projectile stun gun's four dart system offers four possible dart combinations that may complete a circuit versus the two dart products offered by Taser that allow only one possibility of circuit completion. Stinger Systems has a patent pending on its Quadrashock(TM) (four-dart) technology. With the Stinger, two darts shoot forward in a straight line toward the target while two other darts are projected at a slight downward angle. Stinger Systems believes that this dart configuration offers a higher probability of target attainment and circuit completion at long range than may be provided by competing products which rely on one dart shooting in a straight line directly at the target and a second dart shooting at an approximately 8.0 degrees downward angle toward the target. Competing systems require that both darts make effective contact in order to succeed in creating a circuit.


Dart Range: Should probes hit a subject too closely together, very little muscle tissue will tetanize (become spastic and incapable of working properly), and will not significantly impact mobility of the subject. Because the Stinger projectile stun gun fires four darts, two straight and two angled downward, a more effective spread is provided that yields a 31 foot range.


TruVu: Stinger Systems offers an audio/video capture device. The TruVu Camera has the capability to record up to four hours of video and record at a near DVD quality 30 frames per second. Stinger Systems hopes to begin delivery of this product in the third or fourth quarter of 2005.


The primary raw materials in the company's products are electrical components and various plastic resins. There are multiple suppliers of such materials and management believes that it could readily replace all current vendors if necessary. Current vendors include Hitachi, Samsung, Texas Instruments, General Electric and DuPont.

Government Regulation

The Stinger projectile stun gun uses primer charges to propel the dart wire system to the target. The use of primer as a propellant classifies the Stinger as a hand gun and as such the manufacture, distribution and sale of the gun is regulated by the Bureau of Alcohol, Tobacco and Firearms (ATF). Some states, cities, and municipalities have outlawed the use of stun guns either entirely or in part. It is not clear which regulations will affect Stinger System's product as it will be treated as a hand gun. Since the Stinger projectile stun gun is considered a hand gun by the ATF, it must be manufactured in a secure environment at an ATF approved site, serial numbered and documented appropriately and shipped in accordance with all applicable regulations.


Stinger Systems employs a full time individual at the site of the assembler of the Stinger projectile stun gun to meet ATF requirements by coordinating production reviews and maintaining shippingand tracking logs. We anticipate the added production costs associated with meeting ATF regulations to be less than five dollars per gun as our assembler already has an ATF license and necessary ATF manufacturing environment requirements are known and maintained by them. We do not expect any additional costs associated with regulatory compliance for product shipping.


Management believes that due to the nature of our product offering and the outsourcing of a majority of its manufacturing, there is minimal cost to complying with current environmental regulations.

Research and Development

Stinger Systems both directly and through its wholly owned subsidiary EDT has spent $55,935 in research and development since September 24, 2004 through December 31, 2004. During the first quarter of 2005 we spent an additional $52,887 on research and development. Several studies have been undertaken to determine the optimum electronics for the Stinger projectile stun gun as well as maximizing the effectiveness of the contact arc. We anticipate ongoing studies of electrical designs for the existing weapon as well as future releases. In addition, we plan to engage independent researchers to conduct medical studies of the impact of electrical stun gun technology. The Company will be using Wayne State University to perform the medical study. The study will cost approximately $300K and commence on September 1st. The study will be performed on enestisized swine to research the guns impact on the cardio system. The study will also record brainwave activity. Research, testing and development spending is anticipated to be $500,000 in 2005.

Properties


Stinger Systems' corporate office located at 2701 N. Rocky Point drive, Suite 1130, Tampa, FL 33607 includes 4,454 sq. ft. It pays $6,496 per month for this space on a sub-lease running through November 2008. This facility is adequate for the current scope of Stingers' corporate offices. The Company also has offices and a manufacturing site at 23050 Miles Rd., Bedford Heights, OH 44128 which is approximately 3,000 sq. ft. The current lease for this space is $1,820 per month and is on a lease that runs to October of 2005. Stinger Systems' current plans are to relocate this Ohio facility to an additional facility, to be determined, in Tampa, FL within the next few months. Additional space is readily available in Florida to relocate the Ohio operations and to accommodate future facilities needs should any changes be necessary.


Legal Proceedings

On December 17, 2004, Taser International filed a case against Stinger Systems, Inc. and its CEO, Robert Gruder. Stinger Systems is a party in Case Number 3:04CV620K styled Taser International, Inc. v. Stinger Systems, Inc. and Robert
F. Gruder, pending in the United States District Court for the Western District of North Carolina. In the suit, Taser asserts a claim for false advertising under 15 U.S.C. Section 1125(a) and seeks injunctive relief, monetary damages in an unspecified amount, trebling of damages, attorneys fees and destruction of certain advertising material. Based upon a review of the pleading, it is Stinger Systems management's opinion that Taser's claims center on the allegation that the Stinger projectile stun gun does not exist and therefore Stinger System's statements about its existence and capabilities are false and misleading. Inasmuch as Stinger Systems has demonstrated its Stinger projectile stun gun on several occasions, most recently in a news story on a local North Carolina television station, Stinger firmly believes it will prevail in the lawsuit. Stinger Systems has moved to dismiss Taser's claims responded to the allegations and countersued Taser for defamation. It is seeking monetary damages, punitive damages and attorney fees.

Stinger has been responding to an investigation by the Securities and Exchange Commission ("SEC"), which commenced in December 2004. In connection with the investigation, Stinger has received a "Wells Notice" from the SEC indicating that the staff intends to recommend that the SEC institute an action against the Company, alleging that the Company violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder and Sections 5(a), 5(c), and 17(a) of the Securities Act of 1933. The allegations relate to purported representations about the Company's products and several private placements conducted by the Company. Under the Wells process established by the SEC, we have been provided an opportunity to respond in writing before the staff makes a formal recommendation to the SEC regarding any action. Stinger intends to respond to the Wells Notice and is fully cooperating with the SEC to resolve this matter as promptly as practicable.

MANAGEMENT

Executive Officers and Directors

Set forth below is certain information with respect to our executive officers and directors:

		Name			Age		Position
		----			---		--------
		Robert F. Gruder	46		CEO and Chairman
		J. Wayne Thomas		53		CFO and Secretary
		T. Yates Exley		44		Director
		Denise Medved		44		Director
		Michael Racaniello	52		Director
		Andrew P. Helene	44		Director


Robert F. Gruder - Chairman and CEO of Stinger Systems, Inc. Mr. Gruder is co-founder of Stinger Systems, Inc. Prior to founding Stinger Systems, Mr. Gruder was an independent investor since September, 2002, managing his personal portfolio. For the three years prior thereto, he was Chairman and Chief Executive Officer of Information Architects Corporation a public company traded on NADASQ. Mr. Gruder has over 15 years of experience in the technology industry. Mr. Gruder holds no outside board affiliations.

J. Wayne Thomas - CFO and Corporate Secretary of Stinger Systems, Inc. Mr. Thomas brings an extensive background of implementing financial controls and processes as well as designing management reporting systems. Prior to joining the Company in 2005, Mr. Thomas was and independent financial consultant for two years. Prior to his consulting practice, Mr. Thomas was CFO of Information Architects a publicly traded company from 1999 through 2003. Prior to Information Architects, Mr. Thomas was with Electronic Data Systems (EDS). He implemented and managed the financial systems and processes at EDS which contributed to EDS' growth from revenues of $750 million to $16 billion. In his position as Director of Global Compliance, Mr. Thomas was charged with the review of worldwide financial processes and the charter to ensure "best practice" controls and compliance. As Controller for several EDS divisions, as well as his Corporate Accounting Manager positions, Mr. Thomas has managed all facets of finance and accounting.

T. Yates Exley is a member of our board of directors. Mr. Exley is co-founder of Stinger Systems, Inc. Before Stinger Systems, Mr. Exley worked as an independent financial consultant for the prior two years. Before that, he worked for Wachovia Securities for three years. Mr. Exley obtained a Masters in Business Administration from the Wharton School of Business at the University of Pennsylvania. He has over 15 years of experience in investment and commercial banking. Mr. Exley holds no outside board affiliations.


Denise Medved is a member of our board of directors. She is General Manager of National Trade Productions, Inc. Ms. Medved has worked in various capacities for National Trade Productions, Inc. for the past three years where she started the firms focus on the security and law enforcement sector. She is a recognized authority on marketing to the law enforcement and security organization. For the two years prior to National Trade Productions, Inc. Ms. Medved worked for CMGI a venture capital firm. She serves on the board of the Congressional Youth Leadership Counsel in Washington, DC.

Michael Racaniello is a member of our board of directors. He is a self employed CPA, Tax Consultant. Mr. Racaniello has been in private practice focusing primarily on tax accounting for the past five years. Prior to that Mr. Racaniello served as Corporate Controller for Information Architects Corporation based in Charlotte, North Carolina. Mr. Racaniello has no other outside board affiliations.

Andrew P. Helene is a member of our board of directors. He is currently Vice President, TD Banknorth, N.A. Mr. Helene has over 15 years experience in commercial and investment banking. Mr. Helene graduated from Williams College and holds a Masters degree in Business Administration from Columbia University and a Masters degree in International Studies from Johns Hopkins University. Mr. Helene has no outside board affiliations.

Director Compensation


Denise Medved, Michael Racaniello and Andrew P. Helene were each given 10,000 shares of common stock for joining the board of directors. All three Directors have served on the Board since November 18, 2004. These individuals were given an additional 10,000 share five-year options on April 15, 2005 for Board service for 2005. The options vested immediately and are priced at market of $8.05. Directors serve on an annual basis based on shareholder approval. Because the company was purchased in September of 2004, the initial Directors terms will be extended until the shareholders meeting in 2006.

Executive Compensation

			Annual Compensation		    Long Term Compensation
			-------------------	   Other    ----------------------
				April 05 thru	   Annual   Restricted				      All
				March 06  	   Compen-  Stock 	Options / 	LTIP	      Other
Name			Title   Salary	   Bonus   sation   Awarded	SARs (#)	payouts ($)   Compensation
----			-----   ------     -----   -------  ----------	---------	-----------   ------------
Robert F. Gruder	CEO	$250,000   -0-	   -0-	    -0-		-0-		-0-	      -0-
J. Wayne Thomas		CFO	$175,000   24,000  -0-	    175,000	-0-		-0-	      -0-

During 2002 through 2004, no executive officer of the Company received any compensation.

The Company hired Mr. Roy Cuny on December 30, 2004, as President and Mr. Chris Killoy in January of 2005, as Vice President of Sales. Mr. Cuny resigned on February 28, 2005 and Mr. Killoy resigned on March 10, 2005. Mr. Killoy was paid at an annual rate of $175,000. Upon termination, Mr. Killoy received 50,000 options priced at $1.00 and $175,000 severance. Mr. Cuny was paid at an annual rate of $300,000. Upon termination, Mr. Cuny received $225,000 in severance compensation related to a prior employment agreement and an additional $300,000 severance from the company. Mr. Cuny forfeited his 500,000 employment options. Mr. T. Yates Exley resigned his position as CFO and Secretary on April 8, 2005 and will remain as a Director. On April 11, 2005, J. Wayne Thomas assumed duties as Secretary and CFO and received a 175,000 common shares restricted grant which cannot be issued until October 1, 2005. He also received a moving allowance bonus of $24,000. No other officers have received stock grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 24, 2004, EDT Acquisition LLC, a Michigan limited liability company owned by Robert Gruder and T. Yates Exley, acquired a 95% interest in Electronic Defense Technologies, LLC, an Ohio limited liability company. The interest was acquired in exchange for $250,000 in cash and a $200,000 note payable due on or before March 24, 2006 from EDT Acquisition, LLC. The 95% interest in Electronic Defense Technologies, LLC together with the remaining 5% interest in the same company was then transferred on the same day to Stinger Systems in exchange for the issuance by Stinger Systems of 9,750,000 shares of Stinger Systems' common stock. This transaction transferred control of Stinger Systems to Robert Gruder and T. Yates Exley by virtue of their ownership of EDT Acquisition LLC which held 9,250,000 common shares of Stinger Systems. Mr. Gruder serves as Chief Executive Officer and Chairman of the Board of Directors. Mr. Exley is a member of the Board. The ownership of EDT Acquisition, LLC has now been changed as reflected elsewhere in this registration statement. Mr. Gruder's portion of the shares of Stinger Systems formerly held in EDT Acquisition, LLC have been paid out of EDT Acquisition, LLC and are held by him directly.

VOTING SECURITIES AND PRINCIPAL HOLDERS


As of July 18, 2005, we had 14,993,500 shares of common stock outstanding (excluding certain options, grants and warrants), which are our only outstanding voting securities. The following table sets forth information regarding the beneficial ownership of our common stock as of July 20, 2005, by:


*each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;
*each of our executive officers;
*each of our current directors; and

	Beneficial Owner		Amount and Nature of 	Percentage
					Beneficial Ownership
	----------------		--------------------	----------

Bonanza Master Fund Ltd.
300 Crescent Court, Suite 1740
Dallas, TX  75201			1,050,000
(1)		6.9 %

Tonga Partners, L.P.
150 California Street, 5th Floor
San Francisco, CA  94111		877,562(2)		5.7 %

Robert F. Gruder
2701 N. Rocky Point Drive, Suite 1130
Tampa, FL  33607			4,600,000		30.6 %

T. Yates Exley
2239 Forrest Drive
Charlotte, NC  28211			4,595,000
(3)		30.6 %

Andrew Helene
4849 Connecticut Ave NW # 624
Washington DC  20008			20,000
(4)		*

Denise Medved
5115 Ravensworth Road
Ananndale, VA  22003			20,000
(4)		*

Michael Racaniello
1101 Tyvola Road
Charlotte, NC  28217			20,000
(4)		*

J. Wayne Thomas
2701 N. Rocky Point Drive, Suite 1130
Tampa, FL  33607			150,000			1.0 %

All directors and executive
officers as a group (6 persons)		9,405,000		62.6 %

*Less than one percent (1%).
<FN1>
(1)	Includes 300,000 shares of common stock that may be purchased upon the
	exercise of warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock. Also includes 150,000 shares that may be issued in lieu of liquidated damages incurred by the delayed effective date of this registration.


<FN2>
(2)	Includes 292,521 shares of common stock that may be purchased upon the
	exercise of warrants. Such warrants are not exercisable to the extent that
	their exercise would cause the holder to be the beneficial owner of more than
	4.99% of the Company's common stock.

				31

<FN3>
(3)	Mr. Exley also has a potential minority beneficial interest in 561,000
	shares held by Exley Management Services LLC, a company principally owned and
	controlled by his father. Because Mr. T. Yates Exley cannot control the
	disposition or the voting of the shares held in this company, they have not
	been allocated to him as part of his beneficial holdings.
<FN4>
(4)	Includes 10,000 shares of common stock that may be purchased upon the
	exercise of options with an exercise price of $8.05.


SELLING STOCKHOLDERS


This prospectus relates in part to the offer and sale from time to time by the selling stockholders of 7,763,500 shares of common stock that have been issued or will be issued upon the exercise of certain warrants, options and convertible notes. There can be no assurance that the selling stockholders will sell any or all of their common stock offered by this prospectus. We do not know if, when, or in what amounts, the selling stockholders may offer the common stock for sale. Our common stock is currently quoted in the "Pink Sheets". However, until such time as our common stock is quoted on the OTC Bulletin Board or traded on the NASDAQ Small Cap Market or NASDAQ National Market System, all selling stockholders will sell at the stated fixed price of $10.00 per share. Therafter the shares will be sold at prevailing market prices or privately negotiated prices.


Selling Stockholders

The following table sets forth:

..the names of the selling stockholders;
..the number of shares of common stock owned by each of the selling stockholders;
..the percentage of the class of common stock owned by each of the selling stockholders; and
..the number of shares of common stock being offered by the selling stockholders in this prospectus.
..the controlling person if not an individual
..the way in which the stock was acquired


This table is based on information furnished to us by or on behalf of the selling stockholders. As of July 18, 2005, there were 14,993,500 shares of common stock outstanding. To the extent that any successor(s) to the named selling stockholder(s) wish to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling stockholders.

				Shares				Shares Beneficially
				Beneficially	Shares		Owned After the
Selling				Owned Before	Being		Offering			Controlling	How
Stockholder			the Offering	Registered	Number		Percentage	Person		Acquired

---------------------------	------------	----------	------		----------	-----------	--------


BONANZA MASTER FUND LTD.	1,050,000 (1)	1,050,000	0		0		Investment Fund	Financing Transaction


TONGA PARTNERS, L.P.		877,562 (2)	877,562		0		0		Investment Fund	Financing Transaction
THE CUTTYHUNK FUND LIMITED	620,275 (3)	620,275		0		0		Investment Fund	Financing Transaction
ANEGADA MASTER FUND, LTD.	602,163	(4)	602,163		0		0		Investment Fund	Financing Transaction
ROBERT F. GRUDER		4,600,000	500,000		4,100,000	27%				Acquisition of EDT
OLIVIA K. GRUDER		42,500 (5)	42,500		0		0				Gift
MAXIMILAN M. GRUDER		42,500 (6)	42,500		0		0				Gift
YATES EXLEY			4,595,000	500,000		4,095,000	27%		T Yates Exley	Acquisition of EDT
EXLEY GRANDCHILDREN'S TRUST
UAD 12/20/96			85,000 (7)	85,000		0		0		T Yates Exley	Gift
RICHARD BASS			200,000		200,000		0		0				Acquisition of EDT
RICHARD M. BASS, TRUSTEE FBO
IRREVOCABLE TRUST AGREEMENT
FOR STEPHANIE BASS		50,000		50,000		0		0		Richard M Bass	Gift
RICHARD M. BASS FAMILY LLC	248,000		248,000		0		0		Richard M Bass	Gift
ENID S. GURNEY			2,000		2,000		0		0				Gift
3831 LLC			250,000	(8)	250,000		0		0		Frances J RiemerPrivate Purchase
CHRIS KILLOY			50,000	(9)	50,000		0		0				Employment Bonus
EXLEY MANAGEMENT SERVICES LLC	561,000	(10)	561,000		0		0		Charles E Exley	Financing Transaction
SCOTT D GOODSPEED		10,000		10,000		0		0				Consulting Services
E GARY HANCE			5,000		5,000		0		0				Consulting Services
ANDREW HELENE			10,000	(11)	10,000		0		0				Board Services
TOM DUDCHIK			400,000		400,000		0		0				Consulting Services
CYNTHIA W JONES			5,000		5,000		0		0				Employment Bonus
CARLETON KRUSHINSKI		5,000		5,000		0		0				Consulting Services
JAMES MCNULTY			75,000		75,000		0		0				Acquisition of Patent
DENISE MEDVED			10,000	(12)	10,000		0		0				Board Services
GLEN M MOWREY			5,000		5,000		0		0				Consulting Services
DOUG MURRELL			220,000		220,000		0		0				Consulting Services
MICHAEL RACANIELLO		10,000	(13)	10,000		0		0				Board Services
RODNEY R SCHOEMANN		280,500		280,500		0		0				Financing Transaction


FLORENCE M SCHOEMANN, TRUSTEE
FBO RODNEY RYAN SCHOEMANN, JR
INTERVIVOS TRUST OF 1998									Florence M
UA/DTD 12/10/97			140,250		140,250		0		0		Schoemann	Financing Transaction
FLORENCE M SCHOEMANN, TRUSTEE
FBO KRISTINA MARIE SCHOEMANN, JR
INTERVIVOS TRUST OF 1998									Florence M
UA/DTD 12/10/97			140,250		140,250		0		0		Schoemann	Financing Transaction

				33

DENISE SHAFFER			5,000		5,000		0		0				Consulting Services
JAMES A THIBEAULT		5,000		5,000		0		0				Consulting Services
WAYNE THOMAS			100,000	(16)	100,000		0		0				Consulting Services
J WAYNE THOMAS			50,000	(16)	50,000		0		0				Consulting Services
JOE VALENCIC			55,000		55,000		0		0				Acquisition of
														Product Rights
YUNG U RYU			100,000		100,000		0		0				Financing Transaction
JESSE SHELMIRE			100,000	(14)	100,000		0		0				Financing Placement Fee
SCOTT GRIFFITH			100,000	(15)	100,000		0		0				Financing Placement Fee
SCHOX PLC			20,000		20,000		0		0		Jeffrey Schox	Legal Services
TRIMECH				500		500		0		0		Mike Ayers	Consulting Services
JEANETTE OUSLEY			1,000		1,000		0		0				Employment Bonus
J WAYNE THOMAS			175,000	(16)	175,000		0		0				Employment Bonus


BERKELEY PREP SCHOOL		25,000		25,000		0		0		Gwyn Schabacker	Gift
THE LAWRENCEVILLE SCHOOL	5,000		5,000		0		0		Michael Chae	Gift
CHARLOTTE COUNTRY DAY SCHOOL	5,000		5,000		0		0		David Mancos	Gift
POMONA COLLEGE			5,000		5,000		0		0		Carlene Miller	Gift
CHRIST EPISCOPAL CHURCH		5,000		5,000		0		0		Joyce Sellers	Gift
CASTILLEJA SCHOOL FOUNDATION	5,000		5,000		0		0		Georgia Bond	Gift
ADELPHIC LITERARY SOCIETY	5,000		5,000		0		0		Robert McKelvey	Gift
OF WELSYAN UNIVERSITY



<FN1>
(1) Includes 300,000 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock. Includes 150,000 shares that may be issued in lieu of liquidated damages incurred by the delayed effective date of this registration.

<FN2>
(2) Includes 292,519 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock.
<FN3>
(3) Includes 206,758 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock.
<FN4>
(4) Includes 200,721 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock.
<FN5>
(5) Includes 42,500 shares of common stock that may be obtained upon conversion of a promissory note.
<FN6>
(6) Includes 42,500 shares of common stock that may be obtained upon conversion of a promissory note.
<FN7>
(7) The 85,000 shares of common stock listed are shares that may be obtained upon conversion of a promissory note.
<FN8>
(8) The 250,000 shares of common stock listed are shares that may be purchased upon the exercise of warrants. Fifty percent of the warrants are presently exercisable and 50% become exercisable in November, 2005.
<FN9>
(9) The 50,000 shares of common stock listed are shares that may be purchased upon exercise of options.
<FN10>
(10) Exley Management Services LLC is principally owned and controlled by the father of T. Yates Exley, a director of Stinger Systems. Even though T. Yates Exley is potentially a beneficiary of the assets of this LLC, at the present time he cannot control the voting of or the disposition of the shares of Stinger Systems held by this LLC and accordingly is not considered the beneficial owner of such shares.
<FN11>
(11) Andrew Helene is a director of Stinger Systems.
<FN12>
(12) Denise Medved is a director of Stinger Systems.
<FN13>
(13) Michael Racaniello is a director of Stinger Systems.
<FN14>
(14) The 100,000 shares of common stock listed are shares that may be purchased upon exercise of presently exercisable warrants.
<FN15>
(15) The 100,000 shares of common stock listed are shares that may be purchased upon exercise of presently exercisable warrants.
<FN16>

(16) J Wayne Thomas became an executive officer of Stinger Systems on April 11, 2005.


PLAN OF DISTRIBUTION


The Selling Stockholders and the Employees of Stinger Systems who acquire shares pursuant to the operation of the Stinger Systems, Inc. Employee Stock Option and Stock Bonus Plan (the "Selling Stockholders") of the common stock ("Common Stock") of the Company and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock is currently quoted in the "Pink Sheets" under the symbol "STIY.PK". However, until such time as our common stock is quoted on the OTC Bulletin Board or traded on the NYSE, AMEX, or NASDAQ Small Cap Market or NASDAQ National Market System, all selling stockholders will sell at the stated fixed price of $10.00 per share. Thereafter the shares will be sold at prevailing market prices or privately negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:


..ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
..block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
..purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
..an exchange distribution in accordance with the rules of the applicable exchange;
..privately negotiated transactions;
..settlement of short sales entered into after the date of this prospectus; ..broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
..a combination of any such methods of sale;
..through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or ..any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

The sales price of our stock will be $10.00 per share until the shares of our common stock become listed on the NASDAQ small cap, national market or other exchange. Although we intend to apply for listing of our common stock on the NASDAQ small cap or national market system, public trading of our common stock may never materialize. If trading of our common stock does develop, the actual selling price will be determined by the market for our stock at the time of resale.

DESCRIPTION OF CAPITAL STOCK


Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value. As of July 18, 2005, 14,993,500 shares of common stock were issued and outstanding. The outstanding shares of common stock have been duly authorized and are fully paid and non-assessable.


Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefore, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 50% of our capital stock entitled to vote on such action.

Warrants


As of July 18, 2005, Singer has warrants and derivative securities issued and outstanding as follows:


*3831 LLC, an entity owned by Richard Bass, has an option to purchase 250,000 shares of common stock at the exercise price of $0.001 per share. Fifty percent of those options may be exercised at the present time and the remaining fifty percent may be exercised after November 24, 2005.

*Olivia K. Gruder and Maximilan M. Gruder each own a note payable by Stinger
 Systems for $15,625. Each $15,625 note carries the right to be converted to common stock at the rate of $.40 per share.

*The Exley Grandchildren's Trust UAD 12/20/96 owns a note payable by Stinger
 Systems for $31,250. The note carries the right to be converted to common stock at the rate of $.40 per share.

*J. Wayne Thomas received a 175,000 share stock grant as an employment bonus with a restricted issue date of October 1, 2005.


*Bonanza Master Fund Ltd. holds warrants, presently exercisable, for the purchase of 300,000 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock. Also includes 150,000 shares that may be issued in lieu of liquidated damages incurred by the delayed effective date of this registration.

*Tonga Partners, L.P. holds warrants, presently exercisable, for the purchase of 292,521 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock.

*The Cuttyhunk Fund Limited holds warrants, presently exercisable, for the purchase of 206,758 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock.

*Anegada Master Fund, Ltd. holds warrants, presently exercisable, for the purchase of 200,721 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company's common stock.

*Chris Killoy holds options for the purchase of 50,000 shares of common stock.

*Jesse Shelmire holds warrants for the purchase of 100,000 shares of common stock.

*Scott Griffith holds warrants for the purchase of 100,000 shares of common stock.

*Andrew Helene holds options for the purchase of 10,000 shares of common stock.

*Denise Medved holds options for the purchase of 10,000 shares of common stock.

*Michael Racaniello holds options for the purchase of 10,000 shares of common stock.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Gary R. Henrie, Attorney at Law, Las Vegas, Nevada. These legal matters include that shares of common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. Mr. Henrie's address is 8275 S. Eastern, Suite 200, Las Vegas, Nevada 89123.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

Our consolidated financial statements as of December?31, 2004, included in this prospectus have been audited by Killman, Murrell & Company, P.C., independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements of our subsidiary Electronic Defense Technology, LLC as of September 24, 2004, December 31, 2003, and December 31, 2002 included in this prospectus have been audited by Jaspers + Hall, PC, independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

Upon the effective date of this registration statement and thereafter, we will file with the Securities and Exchange Commission annual and quarterly periodic reports on forms 10-KSB and 10-QSB respectively and current reports on form 8-K as needed. We are not required to deliver annual reports to our shareholders and at this time we do not intend to do so. We encourage our shareholders, however, to access and review all materials that we will file with the Securities and Exchange Commission at http://www.sec.gov. Our SEC file number is 333-122583.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

	STINGER SYSTEMS, INC
(FORMERLY UNITED CONSULTING CORPORATION)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS				Page

Report of Independent Registered Public Accounting Firm
 Killman, Murrell & Co., P.C.						F-2

Financial Statements
 Consolidated Balance Sheets as of December 31, 2004 and
  March 31, 2005 (Unaudited)						F-3


 Consolidated Statements of Operations for the Period
  September 24, 2004 to December 31, 2004 and the Three Months
  Ended March 31, 2005 and 2004 (Unaudited)				F-5


 Consolidated Statement of Stockholders' Equity for the Period
  September 24, 2004 to December 31, 2004 and for the Three Months
  Ended March 31, 2005 (Unaudited) 					F-6


 Consolidated Statements of Cash Flows for the Period September 24,
  2004 to December 31, 2004 and the Three Months Ended March 31,
  2005 and 2004 (Unaudited)						F-7


 Notes to Consolidated Financial Statements				F-9


Pro Forma Combined Statement of Operation				F-23

Report of Independent Registered Public Accounting Firm
 Jaspers + Hall, PC							F-25

Financial Statements
 Statements of Assets, Liabilities & Member's Equity as of
  September 24, 2004							F-26
 Statement of Revenue, Expenses & Member's Equity for the
  Period January 1, 2004 to September 24, 2004				F-27
 Statement of Cash Flows for the Period January 1, 2004 to
  September 24, 2004							F-28
 Notes to Financial Statements						F-29

Report of Independent Registered Public Accounting Firm
 Jaspers + Hall, PC							F-34

Financial Statements
 Statement of Assets, Liabilities and Member's Equity for the Years
  Ended December 31, 2003 and 2002					F-35
 Statement of Revenue, Expenses and Member's Equity for the Years
  Ended December 2003, and 2002						F-36
 Statement of Cash Flows for the Years Ended December 31, 2003
  and 2002								F-37
 Notes to Financial Statements						F-38

Killman, Murrell & Company P.C.
Certified Public Accountants

3300 N. A Street, Bldg. 4, Suite 200	1931 E. 37th Street, Suite 7	3051 West Commerce	2626 Royal Circle
Midland, Texas  79705			Odessa, Texas  79762		Dallas, Texas  75212	Kingwood, Texas  77339
(432) 686-9381				(432) 363-0067			(972) 238-7776		(281) 359-7224
Fax (432) 684-6722			Fax (432) 363-0376		Fax (972) 889-0109	Fax (281) 359-7112


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Stinger Systems, Inc. (Formerly United Consulting Corporation)

We have audited the accompanying consolidated balance sheet of Stinger Systems, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period September 24, 2004 to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stinger Systems, Inc. as of December 31, 2004 and the consolidated results of their operations and their cash flows for the period September 24, 2004 to December 31, 2004 in conformity with United States generally accepted accounting principles.

/s/ Killman, Murrell & Company, P.C.
KILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas
January 29, 2005

CONSOLIDATED BALANCE SHEETS

ASSETS

									December 31, 2004		March 31, 2005
									-----------------		--------------
													(Unaudited)
CURRENT ASSETS
 Cash									$ 9,093,634			$ 7,358,665

 Accounts Receivable, net of $1,800 Allowance for
     Uncollectible Accounts in 2004 and 2005				20,773				67,100

 Inventories, at Cost							78,162				199,248

 Inventory Purchase Deposits						139,190				-


 Prepaid Expenses and Other Current Assets				2,474				261,721
									-----------------		---------------
  TOTAL CURRENT ASSETS							9,334,233			7,886,734


EQUIPMENT AND FURNITURE, net of Accumulated
 Depreciation of $404 and $1,368 in 2004 and 2005, respectively		105,764				161,238

OTHER ASSETS
 Intangible Assets, net of $95,451 Accumulated Amortization in 2005	3,102,620			3,007,169

 Other									1,294				1,210
									-----------------		--------------

  TOTAL ASSETS								$ 12,543,911			$ 11,056,351

									=================		==============



The accompanying notes are an integral part of these consolidated financial statements.
				(Continued)

CONSOLIDATED BALANCE SHEETS
(Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY

									December 31, 2004		March 31, 2005
									-----------------		--------------
													(Unaudited)
CURRENT LIABILITIES
 Notes Payable to Related Parties					$ 62,500			$ 62,500

 Accounts Payable							2,552				87,609

 Accrued Liabilities							491,918				867,539
									-----------------		--------------
  TOTAL CURRENT LIABILITIES						556,970				1,017,648
									-----------------		--------------
COMMITMENTS AND CONTINGENCIES  						-				-
									=================		==============
STOCKHOLDER'S EQUITY
 Common Stock, $0.001 Par Value; 50,000,000 Shares
  Authorized, 15,003,500 Shares Issued and Outstanding			15,004				15,004

 Additional Paid-In-Capital						20,802,404			24,277,404


 Accumulated Deficit							(8,830,467)			(12,339,340)


 Deferred Compensation							-				(1,914,365)
									-----------------		-------------


  TOTAL STOCKHOLDER'S EQUITY						11,986,941			10,038,703
									-----------------		-------------
									$ 12,543,911			$ 11,056,351
									=================		=============



The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

						For the Period		2004		Three Months
						September 24, 2004	(Predecessor	Ended
						to December 31, 2004	Operations)	March 31, 2005
						--------------------	------------	--------------
									(Unaudited)	(Unaudited)

SALES						$ 63,306		$78,210		$ 124,095

COST OF PRODUCT SOLD				51,686			40,036		56,999
						--------------------	------------	--------------
   GROSS MARGIN					11,620			38,174		67,096

SELLING EXPENSES				45,348			-		50,700

GENERAL AND ADMINISTRATIVE EXPENSES
 Employee Salaries and Benefits			78,829			19,202		195,905
 Employee Acquisition Cost			7,520,000		-		1,550,000
 Employee Severance Cost			-			-		730,679
 Other						1,131,303		72,282		631,131
 Depreciation and Amortization			404			6,840		96,415
 Research and Development Costs			55,935			79		52,888
						--------------------	-------------	--------------
   LOSS FROM OPERATIONS				(8,820,199)		(60,229)	(3,508,997)

INTEREST INCOME					-			-		757

INTEREST EXPENSE				(10,268)		(10,550)	(633)
						--------------------	-------------	--------------
   LOSS BEFORE INCOME TAXES			(8,830,467)		(70,779)	(3,508,873)

PROVISIONS FOR INCOME TAXES			-			-		-
						--------------------	-------------	--------------
   NET LOSS					$ (8,830,467)		$ (70,779)	$ (3,508,873)
						====================	=============	==============
NET LOSS PER SHARE
 Basic						$ (0.70)		$ (0.01)	$ (0.23)
						====================	=============	==============
 Diluted					$ (0.70)		$ (0.01)	$ (0.23)
						====================	=============	==============
WEIGHTED AVERAGE NUMBER OF COMMON AND
 COMMON EQUIVALENT SHARES OUTSTANDING
 Basic						12,640,900		10,750,000	15,003,500
						====================	=============	==============
 Diluted					12,640,900		10,750,000	15,003,500
						====================	=============	==============


The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD SEPTEMBER 24, 2004 TO DECEMBER 31, 2004 AND
THE THREE MONTHS ENDED MARCH 31, 2005 (UNAUDITED)

				Common Stock				Deficit Accumulated
				---------------------	Additional	During
				Number of    Par	Paid-In		Development	Retained 	Deferred
				Shares	     Value	Capital		Stage		(Deficit)	Compensation	Total
				-----------  --------	----------	-----------	-----------	------------	----------
Balance, September 24, 2004	11,000,000   $ 11,000	$ 1,960		$ (12,960)	$ - 		$ - 		$  -
 Acquisition of Subsidiary
  Cancellation of Common Shares	(10,000,000) (10,000)	10,000		-		-		-		-
  Reclassification of
   Accumulated Deficit		-	     -		(12,960)	12,960		-		-		-
  Acquisition Shares Issued	9,750,000    9,750	464,550		-		-		-		474,300
				----------   --------	----------	-----------	-----------	------------	----------

Balance, September 24, 2004	10,750,000   10,750	463,550		-		-		-		474,300
 Sale of Common Stock, Net of
  $665,035 of Offering Costs	3,222,000    3,222	10,231,743	-		-		-		10,234,965
 Common Stock Issued for
  Patents			100,000	     100	1,742,400	-		-		-		1,742,500
 Common stock Issued  for
  Services			921,500	     922	725,278		-		-		-		726,200
 Common Stock Issued in payment
  of Debt and Interest		10,000	     10		106,933		-		-		-		106,943
 Stock Option Issued to
  Executive Officer		-	     -		7,520,000	-		-		-		7,520,000
 Stock Option Issued for
  Services			-	     -		12,500		-		-		-		12,500


 Net Loss, December 31, 2004	-	     -		-		-		(8,830,467)	-		(8,830,467)
				----------   --------	----------	-----------	-------------	------------	-----------
Balance, December 31, 2004	15,003,500   15,004	20,802,404	-		(8,830,467)	-		11,986,941


 Deferred Compensation
  Recognized for Stock Granted	-	     -		1,925,000	-		-		(1,925,000)	-

 Deferred Compensation
  Amortization			-	     -		-		-		-		10,635		10,635

 Stock Option Issued To
  Employee			-	     -		1,550,000	-		-		-		1,550,000


 Net Loss			-	     -		-		-		(3,508,873)	-		(3,508,873)
				----------   --------	----------	------------	-------------	------------	-----------
Balance, March 31, 2005
 (Unaudited)			15,003,500   $15,004	$24,277,404	$ -		$(12,339,340)	$(1,914,365)	$10,038,703
				==========   ========	==========	============	=============	============	===========



The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS


							For the Period 		2004
							September 24, 2004	(Predecessor	Three Months Ended
							to December 31, 2004	Operations)	March 31, 2005
							--------------------	------------	------------------
										(Unaudited)	(Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES
 Net Loss						$ (8,830,467)		$ (70,779)	$ (3,508,873)
 Adjustments to Reconcile Net Loss to
  Net Cash Used by Operating Activities:
    Employee Acquisition Costs				7,520,000		-		1,550,000
    Common Stock Issued for Services			738,700			-		-
    Deferred Compensation Amortization			-			-		10,635
    Depreciation and Amortization			404			6,840		96,415
    Bad Debt Expense					1,800			-		-
  Changes in Operating Assets and Liabilities
    Accounts Receivable					(11,313)		2,523		(46,327)
    Inventories						16,617			-		(121,086)
    Inventory Deposits					(139,190)		-		139,190
    Prepaid Expenses					1,946			(1,976)		(259,247)
    Other Assets					1,756			-		84
    Accounts Payable					(24,335)		(2,424)		85,057
    Accrued Liabilities					312,026			-		450,621
							--------------		------------	------------
     NET CASH USED BY OPERATING ACTIVITIES		(412,056)		(65,816)	(1,603,531)
							--------------		------------	------------
CASH FLOW FROM INVESTING ACTIVITIES
 Purchase of Equipment and Furniture			(28,218)		(755)		(56,438)
 Purchase of Patent					(100,000)		-		(75,000)
							--------------		------------	------------
     NET CASH USED BY INVESTING ACTIVITIES		(128,218)		(755)		(131,438)
							--------------		------------	------------
CASH FLOW PROVIDED BY FINANCING ACTIVITIES
 Common Stock Sales					10,234,965		-		-
 Payment of Note Payable				(601,057)		-		-
 Note Payable Borrowing					-			58,500		-
							--------------		------------	------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES		9,633,908		58,500		-
							--------------		------------	------------
INCREASE (DECREASE) IN CASH				9,093,634		(8,071)		(1,734,969)
CASH BALANCE BEGINNING OF PERIOD			-			14,976		9,093,634
							--------------		------------	------------
CASH BALANCE END OF PERIOD				$ 9,093,634		$6,905		$ 7,358,665




The accompanying notes are an integral part of these consolidated financial statements.
				(Continued)

CONSOLIDATED STATEMENT OF CASH FLOWS
(Continued)

											Three Months Ended
											March 31,
								For the Period		-------------------------
								September 24, 		2004
								to			(Predecessor
								December 31, 2004	Operations)	2005
								--------------------	------------	---------
											(Unaudited)
NON-CASH INVESTING AND FINANCING
ACTIVITIES
 Acquisition of Subsidiary
  Assets Acquired						$(1,376,579)		$-		$-
  Liabilities Assumed						902,279			-		-
  Par Value of Stock Issued					9,750			-		-
  Additional Paid-In Capital					464,550			-		-
 Investment in Intangible Patents				(1,817,500)		-		-
 Common Stock Issued for Intangible Patents			100			-		-
 Additional Paid-In Capital for Intangible Patents		1,742,400		-		-
 Accrued Liabilities Assumed for Intangible Patents		75,000			-		-
 Note Payable Canceled for Stock				(106,943)		-		-
 Common Stock Issued in Satisfaction of Debt			10			-		-
 Additional Paid-In Capital Issued in
  Satisfaction of Debt						106,933			-		-
 Common Stock Canceled on September 24, 2004			(10,000)		-		-
 Additional Paid-In Capital from Stock Cancellation		10,000			-		-
 Retained Deficit Eliminated Against
  Paid-In Capital on September 24, 2003				12,960			-		-
 Reduction in Paid-In Capital From Elimination
  of Retained Deficit						(12,960)		-		-
 Additional Paid-In-Capital from
  Deferred Compensation						-			-		1,925,000
 Deferred Compensation from Stock
  Issued to an Employee						-			-		(1,925,000)
 Prepaid Insurance						-			(7,680)		-
 Insurance Note Payable						-			7,680		-
								$-			$-		$-

SUPPLEMENTAL CASH FLOW DISCLOSURES
 Cash Paid During the Year For:
  Interest							$9,626			$-		$-
  Income Taxes							$-			$-		$-



The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004
NOTE 1:  GENERAL

Nature of Business

Stinger Systems, Inc. (the "Company") was incorporated on July 2, 1996, under the laws of the State of Nevada as United Consulting Corporation. The Company changed its name to Stinger Systems, Inc, on September 24, 2004, in connection with the following transactions. On September 24, 2004, EDT Acquisition LLC owned by two individuals acquired a 95% interest in Electronic Defense Technologies, LLC ("EDT"). This 95% interest in EDT together with the remaining 5% interest in EDT was then transferred on the same day to the Company in exchange for the issuance by the Company of 9,750,000 shares of the Company's common stock. In connection with the transaction 10,000,000 shares of the Company's issued and outstanding common stock was returned to the Company for cancellation. Prior to September 24, 2004, the Company had no operations. The above transaction has been accounted for as an acquisition by the Company on September 24, 2004, and as such, the operations of EDT subsequent to September 24, 2004, are included in the accompanying financial statements.

The Company is engaged in the manufacture of electronic stun devices for the control of, and to provide temporary incapacitation of, potentially dangerous persons.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, EDT, and have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated in consolidation.

Management of the Company has determined that the Company's operations are comprised of one reportable segment as that term is defined by SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." Therefore, no separate segment disclosures have been included in the accompanying notes to the financial statements.

Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are stated at the lower of average cost or market. Inventories consisted of the following at December 31, 2004 and March 31, 2004:

						December 31, 2004		March 31, 2005
						-----------------		--------------
										(Unaudited)
Raw Materials and Work-in Progress		$ 41,300			$ 152,144
Ammunition					18,968				17,547
Finished Goods					17,894				29,557
						-----------------		--------------
						$ 78,162			$ 199,248
						=================		==============


Furniture and Equipment

Furniture and equipment are stated at cost net of accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from two and one half to five years. Items acquired in connection with the acquisition of EDT were recorded at estimated fair values. At December 31, 2004 and March 31, 2005, furniture and equipment consisted of the following:

					useful Life	December 31, 2004	March 31, 2005
					-----------	-----------------	--------------
										(Unaudited)
Furniture				5 Years		$ 5,813			$ 6,263
Computers and Equipment			3 Years		4,774			30,261
							-----------------	--------------
							10,587			36,524
Accumulated Depreciation				(404)			(1,368)
Mold for Stun Gun (Not Yet Being Used)	2.5 Years	95,581			126,082
							-----------------	--------------
							$ 105,764		$ 161,238
							=================	==============


Long-Lived Assets

The Company routinely evaluates the carrying value of its long-lived assets. The Company would record an impairment loss when events or circumstances indicate that a long-lived asset's carrying value may not be recovered. The Company has not recognized any impairment charges.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Deferred Compensation

Compensation for services is accounted for under APB Opinion 25 Accounting For Stock Issued to Employees. The cost of compensation is measured by the quoted market price of the stock grant at the measurement date less the amount, if any, that the employee is required to pay. The compensation cost is amortized over the period of employee service, which must be performed in order to earn the award. The amount of the unamortized cost is shown in the balance sheet as deferred compensation in the equity section.


Revenue Recognition

The Company recognizes revenue when delivery of the product has occurred or services have been rendered, title has been transferred, the price is fixed and collectibility is reasonably assured. Sales of goods are final, with no right of return.

Cost of Goods Sold

Costs of goods sold include manufacturing costs, including materials, labor and identifiable overhead related to finished goods and components.

Advertising

Advertising and marketing costs are expensed as incurred. During the period from September 24, 2004 to December 31, 2004 and the three months ended March 31, 2005, advertising costs were $36,543 and $30,157, respectively.

Research and Development Costs

The Company expenses research and development costs as incurred. During the period from September 24, 2004 to December 31, 2004 and the three months ended March 31, 2005, research and development costs were $55,935 and $52,888, respectively.

Concentrations of Credit Risk and Fair Value of Financial Instruments

The Company has financial instruments that are exposed to concentrations of credit risk and consist of cash. The Company routinely maintains cash at certain financial institutions in amounts substantially in excess of FDIC insurance limits; however, management believes that these financial institutions are of high quality and the risk of loss is minimal. At December 31, 2004 and March 31, 2005, the Company had cash balances in excess of the FDIC limit of $10,017,663 and $7,232,925, respectively.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net (Loss) Per Share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive. The weighted average diluted shares would have been 13,089,031 and 16,315,671 at December 31, 2004 and March 31, 2005, respectively, had they not been antidilutive.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

Other Comprehensive Income

The Company has no material components of other income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Warranty Costs

The Company warrants its products against manufacturing defects for a period of one year. The Company assumed warranty coverage for products sold by EDT from September 24, 2003 thru September 24, 2004. For the period September 24, 2004 through March 31, 2005, the Company has had no warranty claims. The Company has no history of material warranty claim expenses and has not provided a liability for future warranty expense as of December 31, 2004 or March 31, 2005, as it is management's opinion that such liability is immaterial as of December 31, 2004 and March 31, 2005. Once sales of the new stun guns commence, the Company expects to make an accrual for warranty claims based on sales.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS 148 provides alternative methods of transition to SFAS 123's fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, and Interpretation of ARB No.51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning on or after June 15, 2003.

On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

On May 15, 2003 the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, Statement 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003.

The Company believes that none of the recently issued accounting standards will have a material impact on the financial statements.

NOTE 3: INTANGIBLE ASSETS

Intangible assets consists of the following at December 31, 2004 and March 31, 2005:


					December 31, 2004	March 31, 2005
					-----------------	--------------
								Unaudited
License and Patent for Stun Gun		$ 2,672,620		$ 2,672,620
Patent for Camera			430,000			430,000
					-----------------	--------------
					3,102,620		3,102,620
Accumulated Amortization		-			(95,451)
					-----------------	--------------
					$ 3,102,620		$ 3,007,169

					=================	==============

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 3: INTANGIBLE ASSETS (CONTINUED)

The intangibles will be amortized over the estimated life of seven years, beginning the first quarter of 2005. No amortization has been recorded as of December 31, 2004 because no products for which these licenses and patents pertain had been produced for sale as of December 31, 2004.

Estimated amortization for intangible assets is as follows:

		2005	$	369,360
		2006		443,231
		2007		443,231
		2008		443,231
		2009		443,231
Thereafter			960,336
			$	3,102,620

NOTE 4: OPERATING LEASES

The Company has entered into operating leases for office and warehouse space, which runs through October of 2005. Rent expense under the terms of the lease was $8,460 and $11,515 during the period September 24, 2004 to December 31, 2004 and the three months ended March 31, 2005, respectively.

Future minimum lease payments under operating leases as of December 31, 2004 are $24,700 in 2005.

NOTE 5: COMMITMENTS

At December 31, 2004, the Company had committed to purchase 10,000 stun guns for a total of $1,265,700, of which $100,000 was paid in late December of 2004, leaving a commitment of $1,165,700. During the first quarter, the Company paid an additional $168,375 of the commitment. Upon delivery of a partial order of stun gun parts, the parts were determined to be defective. During March of 2005, the Company wrote off the $268,375 cost incurred and is no longer obligated for the balance of the commitment.

The Company also has commitments to purchase manufacturing supplies in the amount of $331,440 as of December 31, 2004. These commitments are expected to be paid in the first quarter of 2005.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 5: COMMITMENTS (CONTINUED)

On December 30, 2004, the Company entered into a two year employment agreement ("Agreement") with Roy C. Cuny to become president of the Company, effective January 5, 2005. The agreement calls for guaranteed payments to Mr. Cuny of $300,000 per year and is automatically extended for one year unless terminated by either party at least sixty (60) days prior to the expiration date. As a sign on bonus, Mr. Cuny received an option which immediately vested on December 30, 2004, to acquire 500,000 shares of common stock of the Company valued at $7,520,000 which was charged to operations, as of December 30, 2004, as employee acquisition expense.

On January 19, 2005, the Company entered into an employment agreement with Christopher Killoy to become the vice president of sales and marketing. The agreement provides for a salary of $175,000 per year. The Company also granted Mr. Killoy an option to purchase 50,000 shares of the Company's common stock at $1.00 which options vest 25,000 shares on July 19, 2006 and 25,000 shares on July 19, 2007. The fair value of the 50,000 share option was estimated to be $1,550,000 using the Black-Scholes method with the following assumptions; expected life of one and one half (1.5) years, risk free interest rate of four and one half percent (4.5%), volatility ninety-five percent (95%) and dividend yield zero percent (0%).

During February and March of 2005, the employment agreements with Mr. Cuny and Mr. Killoy were terminated. The Company agreed to pay $730,679 as termination costs for the two employment contracts. Upon the expiration of 30 days from Mr. Cuny's resignation, his stock options expired.

NOTE 6: CAPITAL STOCK TRANSACTIONS

The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value of which 11,000,000 shares of stock had been issued from the period July 2, 1996 until December 31, 2003 for various services rendered and stock sales.

On September 24, 2004, the Company issued 9,750,000 shares of the Company's common stock for 100% of Electronic Defense Technologies ("EDT"). In connection with the acquisition, the Company received 10,000,000 of its previously issued and outstanding shares for cancellation. The 9,750,000 shares were valued at $474,300, consisting of the cash and note payable to the former owners of EDT for the initial purchase of 95% of EDT in the amount of $450,000 plus the value of 500,000 shares of common stock issued for the remaining 5% of EDT valued at $24,300.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 6: CAPITAL STOCK TRANSACTIONS (CONTINUED)


Between September 24, 2004 and December 31, 2004, the Company sold 3,222,000 shares of common stock for $10,900,000, less expense of $665,035.


During November and December of 2004, the Company issued a total of 100,000 shares of common stock for patents pertaining to the stun guns and a camera. These shares were recorded at the market value quoted in the pink sheets as of the date of issuance ($1,742,500).

Between September 24, 2004 and December 31, 2004, the Company issued 921,500 shares of common stock for various services received by the Company. Shares issued before November 12, 2004 were valued at $0.36 to $0.40 per share (the same price for which stock was sold for cash on September 24, 2004). Shares issued after November 11, 2004 (the date the Company's common stock began to be listed on the pink sheets) were valued at the closing price quoted in the pink sheets. These shares were valued at $726,200 as of the date of issuance.

The Company issued 10,000 shares of its common stock as settlement of a note payable plus accrued interest in the amount of $106,943. This stock was valued at the balance of the note plus accrued interest.

On December 30, 2004, the Company granted the prospective chief executive officer of the company an option to acquire 500,000 shares of the Company's common stock at $1.00 per share. The option vested immediately and is exercisable at any time before December 30, 2007. Since the individual was not an employee at the time of grant the fair value of such stock option, $7,520,000, (calculated using the Black Scholes model) has been charged to expense with a corresponding credit to additional paid-in-capital. The following assumptions were used in the Black Scholes model: Estimated fair value $15.04, expected life 1 year; Risk free interest rate of 4.5%, expected volatility 95% and 0% dividend yield.

On September 24, 2004, the Company granted a stock option to an individual to acquire 250,000 shares of the Company's common stock at par value ($0.001). The option vested immediately and is exercisable at any time before September 23, 2007. The fair value of such stock option, $12,500, (calculated using the Black Scholes model) has been credited to additional paid-in-capital with a corresponding charge to operations. The following assumptions were used in the Black Scholes model: Estimated fair value $0.0486, expected life 2 years; Risk free interest rate 4.5%, expected volatility 95% and 0% dividend yield.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 6: CAPITAL STOCK TRANSACTIONS (CONTINUED)

On January 19, 2005, the Company granted an employee an option to purchase 50,000 shares of the Company's stock at $1.00 per share. The option was fully vested upon termination of the employee in March of 2005. The fair value of the 50,000 share option ($1,550,000) (calculated using the Black-Scholes method) has been charged to expense, with a corresponding credit to additional paid-in-capital during March of 2005. The following assumptions were used in the Black-Scholes model; Estimated fair value $31, expected life 1.5 years, risk free interest rate of 4.5%, expected volatility 95% and 0% dividend yield.


In connection with the sale of 2,000,000 shares of the Company's common stock, the Company issued to the investors, warrants to purchase 1,000,000 shares of the Company's common stock at $7.50 per share. The warrants are exercisable through September 24, 2009. The number of warrants is subject to adjustment upon certain events, including stock splits, stock dividends or subsequent equity sales. The holder of the warrants shall not have the right to exercise any portion of the warrant to the extent that after giving effort to such issuance after exercise, the holder would beneficially own in excess of 4.99% of the number of shares of the Company's common stock outstanding immediately after giving effect to such issuance.


In connection with the capital raised in December of 2004, the Company issued the underwriters warrants, exercisable within five years, to acquire 200,000 shares of the Company's common stock at $7.50 per share.


Effective March 31, 2005, the Company granted to the new Chief Financial Officer ("CFO") 175,000 shares of the Company's common stock. The shares are issuable after October 1, 2005 at the option of the CFO. The shares were valued at $1,925,000 ($11 per share, the price quoted in the pink sheets) on March 31, 2005. The cost of the shares will be amortized over a period of 6 months since the shares are issuable only after October 1, 2005, at the CFO's election. Deferred compensation amortization for the three months ended March 31, 2005 was $10,635.


NOTE 7: INCOME TAXES

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions. The Company has not recorded an income tax benefit for the losses incurred because it is not more likely than not that any deferred tax asset is realizable. A reconciliation of the provisions (benefit) for income taxes, which amounts are determined by applying the statutory federal income tax rate to loss before income taxes, is as follows:

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 7: INCOME TAXES (CONTINUED)

									Period From September 24,
									2004 to				Three Months Ended
									December 31, 2004		March 31, 2005
									-------------------------	------------------
													(Unaudited)
Benefit for Income Taxes Computed Using the Statutory Rate of 34%	$ (3,002,359)			$ (1,193,017)


Difference Between Book Expense and Tax Expense of Charges for Stock
Issued for Services							813,145				1,943,100
Other									261				283

Change in Valuation Allowance						2,188,953			(750,366)
									--------------			--------------


Income Tax Benefit							$  - 				$ -


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:


					December 31, 2004
March 31, 2005
					-----------------		---------------
									(Unaudited)
Deferred Tax Assets:
  Net Operating Loss Carryforward	$ 2,188,953			$ 1,438,587
  Valuation Allowance			(2,188,953)			(1,438,587)
					-----------------		---------------
Net Deferred Tax Asset			$ -				$ -

					=================		===============


Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2004, the Company had net operating loss carryforwards of approximately $6,400,000 for federal and state income tax purposes. These carryforwards, if not utilized to offset taxable income begin to expire in 2019. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004
NOTE 8: NOTES PAYABLE TO RELATED PARTIES

Notes payable at December 31, 2004, consisted of two notes of $31,250 each to the two major shareholders. The notes bear interest at 4% per annum and are due on demand. The two shareholders have the right to receive payment of the note and accrued interest in common stock of the Company at a conversion rate of $0.40 per share. As of December 31, 2004, if the shareholders demand payment in stock, the Company would be obligated to issue 157,852 shares of common stock to the two major shareholders.

NOTE 9: ACCRUED LIABILITIES

Accrued liabilities at December 31, 2004 and March 31, 2005 are as follows:


					December 31, 2004	March 31, 2005
					-----------------	--------------
								(Unaudited)
Accrued Professional Fees		$ 138,158		$ 287, 978
Accrued Payroll Liabilities		172,793			31,785
Accrued Invoices			75,326			53,151
Accrued Liabilities for Camera Patent	75,000			-
Accrued Financing Fees			30,000			-
Accrued Interest			641			1,275
Accrued Severance Cost			-			493,350
					-----------------	--------------
					$ 491,918		$ 867,539

NOTE 10: LITIGATION

Stinger is a party in Case Number 3:04CV620K styled Taser International, Inc. v. Stinger Systems, Inc. and Robert F. Gruder, pending in the United States District Court for the Western District of North Carolina. In the suit, Taser asserts a claim for false advertising under 15 U.S.C. Section 1125(a) and seeks injunctive relief, monetary damages in an unspecified amount, trebling of damages, attorneys fees and destruction of certain advertising material. Based upon a review of the pleading, it is Stinger's management's opinion that Taser's claims center around the allegation that the Stinger stun gun does not exist and therefore Stinger's statements about its existence and capabilities are false and misleading. Inasmuch as Stinger has demonstrated its Stinger stun gun on several occasions, most recently in a news story on a local North Carolina television station, it is Stinger's management's opinion that Stinger will prevail in the lawsuit. Stinger has moved to dismiss Taser's claims, responded to the allegations and counter sued Taser for defamation. It is seeking monetary damages, punitive damages and attorney fees.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004

NOTE 11:  ACQUISITIONS

On September 24, 2004, agreements were reached between Stinger Systems, Inc. (formerly United Consulting Corporation) ("Stinger"), Electronic Defense Technology, LLC ("EDT"), EDT Acquisition, LLC ("EDTA"), Mr. Richard Bass (owner of 100% of the member interest in EDT) ("Bass"), and Mr. Robert F. Gruder and Mr. T. Yates Exley (owners of 100% of the member interest in EDTA). The agreements enabled EDTA to acquire a 95% ownership interest in EDT in exchange for a combination of notes payable and cash of $450,000. Subsequent to the purchase by EDTA, EDTA and Bass exchanged their 100% ownership interest in EDT for 9,750,000 share of Stinger's $0.001 par value common stock.

The acquisition of EDT by EDTA was accounted for under the purchase method of accounting. Under this method, the assets acquired and the liabilities assumed were recorded at their fair values at September 24, 2004. The acquisition cost exceeded the values assigned to assets and liabilities acquired by $1,160,820. This amount was recorded as an intangible asset. Management has determined that the intangible asset value is related solely to the handheld projectile stun gun.

The acquisition of EDT by Stinger was accounted for as a reverse merger whereby the subsidiary was actually the acquirer; therefore, the carrying value of the assets and liabilities of EDT remained unchanged after the reverse merger. The 5% ownership interest in EDT not owned by EDTA was assigned a value of $24,300 and this value is included in the cost of the intangible assets.

The following summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.


	AT SEPTEMBER 24, 2004

CURRENT ASSETS				$ 110,460
EQUIPMENT AND FURNITURE			77,950
OTHER ASSETS				3,050
					---------
	TOTAL ASSETS ACQUIRED		191,460
					---------
CURRENT LIABILITIES			194,280
LONG TERM DEBT				708,000
					---------
	TOTAL LIABILITIES ASSUMED	902,280
					---------
EXCESS OF LIABILITIES ASSUMED
 OVER TANGIBLE ASSETS ACQUIRED		710,820
PURCHASE PRICE
  Cash					250,000
  Note Payable				200,000
  Common Stock Issuance			24,300
					---------
	TOTAL INTANGIBLE ASSET ACQUIRED	$ 1,185,120


(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INCLUDING NOTES APPLICABLE TO THE UNAUDITED PERIOD)

DECEMBER 31, 2004


NOTE 11:  ACQUISITIONS (CONTINUED)

The Company acquired EDT to control the license for the right to sell the projectile stun gun. Even though EDT had assets (other than patens and technology) other than the license to sell the stun gun, the primary reason EDT was acquired was to acquire the license to sell the stun gun.

At the date of acquisition, EDT had a working prototype of the stun gun, which EDT was planning to market. The residual value was then assigned to the intangible asset related to the stun gun. Commercial sales are expected to begin in late 2005. The value assigned to the license was $1,185,120.

The Company acquired certain patents related to Remotely Activated Electrical Discharge Restraint Device Using Bicep Flexion of the Leg Restrain granted November 24, 1998 and Method and Apparatus For Implementing A Two Projectile Electrical Discharge Weapon granted June 10, 2003 from James F. McNulty, Jr., an unrelated party in exchange for $100,000 cash and 75,000 shares of the Company's common stock. The patent acquired from McNulty was the patent on the projectile stun gun for which the license to manufacture and sell was acquired in the acquisition of EDT. The 75,000 shares of common stock were valued at $18.50 per share (the quoted pink sheet price on November 26, 2004). Total value of the stun gun patent at December 31, 2004 is $1,487,500.

The Company acquired Questek, a California Sole Proprietorship, from Joseph Valencic, an unrelated party, in exchange for $75,000 cash (which was not paid until January 6, 2005 shares) and the issuance of 25,000 shares of the Company's common stock. Questek's only assets were intellectual property rights including a pending patent on a miniature camera, which the Company wanted as an attachment to the stun gun. At the date of acquisition Questek had a working prototype of the camera. Questek had no liabilities. The 25,000 shares of common stock issued were valued at $14.20 per share (the quoted pink sheet price on December 4, 2004). Total value of camera patent at December 31, 2004 is $430,000.

It is management's opinion that the acquisitions made by the Company did not include any acquired in-process research and develop costs since the patent for the stun gun was a patent on a working prototype and the pending patent for the miniature camera technology also had a prototype miniature camera.

The Company has elected to amortize the intangible asset over an estimated life of seven (7) years beginning January 1, 2005. The value of the intangible assets is expected to be deductible for federal tax purposes.


(Continued)

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

On September 24, 2004, agreements were reached between Stinger Systems, Inc. (formerly United Consulting Corporation) ("Stinger"), Electronic Defense Technology, LLC ("EDT"), EDT Acquisition, LLC ("EDTA"), Mr. Richard Bass (owner of 100% of the member interest in EDT) ("Bass"), and Mr. Robert F. Gruder and Mr. T. Yates Exley (owners of 100% of the member interest in EDTA). The agreements enabled EDTA to acquire a 95% ownership interest in EDT in exchange for a combination of notes payable and cash of $450,000. Subsequent to the purchase by EDTA, EDTA and Bass exchanged their 100% ownership interest in EDT for 9,750,000 share of Stinger's $0.001 par value common stock.

The pro forma combined statement of operations for the year ended December 31, 2004 represents the results of operations of Electronic Defense Technology, LLC (the "Predecessor") from January 1, 2004 to September 24, 2004, the date of acquisition and the result of operations of Stinger Systems, Inc. for the period from September 24, 2004 to December 31, 20004. There are no eliminating entries as each of the two companies were operating independently of one another prior to acquisition.

In combined results of operations for the year ended December 31, 2004 are not necessarily indicative of the results that may be expected in future years.

(Continued)

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

					Electronic Defense
					Technology, LLC 	The Company
					January 1, 2004 to	September 24, 2004 to
					September 24, 2004	December 31, 2004	Total
					------------------	------------------	----------
SALES					$198,981		$63,306			$262,287
COST OF PRODUCT SOLD			144,122			51,686			195,808
					------------------	------------------	----------
GROSS MARGIN				54,859			11,620			66,479
SELLING EXPENSES			 -  			45,348			45,348
					------------------	------------------	----------
GENERAL AND ADMINISTRATIVE EXPENSES
 Employee Salaries and Benefits		57,011			78,829			135,840
 Employee Acquisition Cost		  -  			7,520,000		7,520,000

 Other					165,136			1,131,303		1,296,439

 Depreciation and Amortization		20,520			404			20,924

 Research and Development Costs		4,662			55,935			60,597
					------------------	------------------	----------

					247,329			8,786,471		9,033,800
   LOSS FROM OPERATIONS			(192,470)		(8,820,199)		(9,012,669)


INTEREST EXPENSE			38,462			10,268			48,730
					------------------	------------------	----------

					(230,932)		(8,830,467)		(9,061,399)


   PROVISIONS FOR INCOME TAXES	  	-  			-			-
					------------------	------------------	----------

   NET LOSS				$(230,932)		$(8,830,467)		$(9,061,399)
					==================	==================	===========

NET LOSS PER SHARE
 Basic											$ (0.72)
											===========
 Diluted										$ (0.72)
											===========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING
  Basic											12,640,900
											===========
  Diluted										12,640,900

											===========


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Electronic Defense Technology, LLC


We have audited the accompanying statement of assets, liabilities, and member's equity of Electronic Defense Technology, LLC as of September 24, 2004, and the related statements of revenue, expenses, and member's equity and cash flows for the period from January 1, 2004 to September 24, 2004. These financial statements are the responsibility of the Organization's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Electronic Defense Technology, LLC, as of September 24, 2004, and the results of operations and its cash flows for the period from January 1, 2004 to September 24, 2004 in conformity with accounting principles generally accepted in the United States of America.

Jaspers + Hall, PC
Denver, Colorado
April 19, 2005

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF ASSETS, LIABILITIES, AND MEMBER'S EQUITY
AS OF SEPTEMBER 24, 2004
------------------------------------------------------

ASSETS
CURRENT
Cash					$ -
Accounts receivable - net		8,762
Prepaid expenses			4,470
					---------

Total Current Assets			13,232
					---------
FIXED - AT COST
Powertron molds				183,000
Machinery and equipment			20,000
Computer equipment			3,387
					---------

Total					206,387
Less: Accumulated depreciation		(133,183)
					---------

Net Fixed Assets			73,204
					---------

TOTAL ASSETS				$ 86,436

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable			$ 34,327
Current portion - long term debt	9,419
					---------

Total Current Liabilities		43,746
					---------
LONG-TERM LIABILITIES
Loan payable				124,977
Loan payable - Member			676,971
					---------

Total					801,948
Less: Current portion			(9,419)
					---------

Total Long-Term Debt			792,529
					---------

Total Liabilities			836,275
					---------

MEMBER'S EQUITY (DEFICIT)		(749,839)
					---------
TOTAL LIABILITIES AND MEMBER'S EQUITY
 (DEFICIT)				$ 86,436
					---------


ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF REVENUE, EXPENSES, AND MEMBER'S EQUITY
FOR THE PERIOD FROM JANUARY 1, 2004 TO SEPTEMBER 24, 2004
---------------------------------------------------------

REVENUE
  SALES					$ 198,981
  LESS COST OF SALES			(144,122)
					----------

  GROSS PROFIT				54,859
					----------
OPERATING EXPENSES
 Demonstration costs			4,548
 Depreciation				20,520
 General and administrative		38,673
 Professional fees			50,921
 Research and development		4,662
 Salaries and benefits			57,011
 Trade show costs			3,927
 Training costs				62,310
 Travel and promotion			4,757
					----------

Total Operating Expenses		247,329
					----------

OPERATING LOSS				(192,470)

Interest and finance costs		(38,462)
					----------

NET LOSS				(230,932)
					----------
MEMBER'S EQUITY (DEFICIT)
 BEGINNING OF YEAR		 	(518,907)

MEMBER'S EQUITY CONTRIBUTIONS		 -
					----------

MEMBER'S EQUITY (DEFICIT)
 END OF YEAR				$(749,839)

					----------

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2004 TO SEPTEMBER 24, 2004
------------------------------------------------------------

Cash Flow From Operating Activities
Net loss for the year				$(230,932)
Adjustments to reconcile net loss to
 net cash used in operating activities:
  Depreciation					20,520
Changes in assets and liabilities
 (Increase) decrease in accounts receivable	16,967
 (Increase) decrease in prepaid expenses	24,520
 Increase(decrease) in accounts payable		(56,999)
						----------

Cash Used In Operating Activities		(225,924)
						----------
Cash Flow From Financing Activities
Payment of note payable				(3,023)
Advances by member - interest bearing		213,971
						----------

Cash Provided by Financing Activities		210,948
						----------

Decrease In Cash				(14,976)

Cash and Cash Equivalents - Beginning of Year	14,976
						----------

Cash and Cash Equivalents - End of Year		$  -
						----------
Supplementary Information
 Interest paid					$ 36,452
 Taxes paid					$  -



ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 24, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Electronic Defense Technology, LLC. ("EDT") was formed as a limited liability company under the laws of State of Ohio on January 20th 2000. The Company supplies products to law enforcement agencies for the purpose of protection from and apprehension of criminals, for crowd control, and other related activities involving these agencies.

Use of Estimates

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. This preparation requires management to include amounts based on management's prudent judgments and estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. Significant estimates made for the years ended December 31, 2003 and 2002 include the valuation of property and equipment.

Cash and Cash Equivalents

Cash and equivalents include cash on hand and highly liquid debt instruments purchased with a maturity of three months or less.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

Inventory

Inventory costs were written off to cost of goods sold as of September 24, 2004.

Property and Equipment

Property and equipment are stated at cost. Depreciation has been calculated using the double declining balance method used for tax purposes over the estimated lives of the assets as follows:

		Powertron molds			7 years
		Machinery and equipment		7 years
		Computer equipment		5 years

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 24, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
	      (Continued)

Income Taxes

The Company being a limited liability corporation pays no income taxes as any income or losses are attributed to the members of the LLC.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accounts receivable, inventory, prepaid expenses, accounts payable, and accrued expenses approximate fair value due to the relatively short period to maturity for these instruments.

Other Comprehensive Income

The Company has no material components of other income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Segment Information

The Company operates primarily in a single operating segment, supplying products to law enforcement agencies for the purpose of protection from and apprehension of criminals, for crowd control, and other related activities involving these agencies.

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 24, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
	      (Continued)

Recent Accounting Pronouncements Issued, Not Adopted

On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No.149 is not expected to have a material impact on the Company's financial position and results of operations.

In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No.150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS No.150"). The provisions of SFAS No.150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of non-public entities. The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No.46 (revised December
2003), "Consolidation of Variable Interest Entities" ("FIN No. 46R"), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN No.46R replaces FASB Interpretation No.46, "Consolidation of Variable Interest Entities", which was issued in January 2003. Companies are required to apply FIN No. 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation is applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The Company does not have any interest in any VIE.

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 24, 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
	      (Continued)

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), "Share-Based Payment", which amends FASB Statement No.123 and will be effective for public companies for interim or annual periods beginning after June 15,2005. The new standard will require entities to expense employee stock options and other share-based payments. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. The Company does not believe that the adoption of SFAS 123(R) will have on our financial position and results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No.43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No.43, Chapter 4, previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." SF AS No.151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SF AS No.151 is not expected to have a material impact on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No.29. The guidance in APE Opinion No.29, Accounting for Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No.153 is not expected to have a material impact on the Company's financial position and results of operations.

The Company believes that none of the recently issued accounting standards will have a material impact on the financial statements.

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 24, 2004

NOTE 2 - LOAN PAYABLE

The loan payable to James McNulty of $128,000 for the purchase of the Powertron molds bears interest at the rate of 4.5 percent per annum and is repayable in monthly payments of $979 including both principal and interest over 15 years which commenced January 2004. This loan is secured by a general security agreement.

Annual principal payments over the next five years are as follows:

			2004		$   3,023
			2005		    6,396
			2006		    6,690
			2007		    6,998
			2008		    7,319
			Thereafter	   94,482

NOTE 3- LOAN PAYABLE - MEMBER

Advances by a member are unsecured, due on demand and bear simple interest at 8% per annum.

NOTE 4 - OFFICE SPACE LEASE

The Company has leased its office and assembly space from an unrelated party under the terms of a lease which requires monthly payments of $1,700 for the period from October 1, 1998 through October 31, 2005. Future minimum payments under the lease are; 2004 - $5,100, 2005 - $17,000.

NOTE 5 - SUBSEQUENT EVENT

In September 2004, the membership interests in the Company were sold and the Company was ultimately reorganized as a wholly owned subsidiary of Stinger Systems, Inc. Stinger has operated EDT as a wholly owned subsidiary since the acquisition and has assumed all liabilities, debts, and obligations of EDT. Stinger has raised equity funding for its expansion that is being be used to fund ongoing operations of EDT. The financial statements do not include any adjustments for these events.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
Electronic Defense Technology, LLC

We have audited the accompanying statement of assets, liabilities, and member's equity of Electronic Defense Technology, LLC as of December 31, 2003 and 2002, and the related statements of revenue, expenses, and member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Organization's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Electronic Defense Technology, LLC, and the results of operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

In our previous report dated December 8, 2004, we issued a qualified opinion on the financial statements. Our qualification of the opinion was a due to a lack of observing the taking of the physical inventories as of December 31, 2003 and 2002. However, as disclosed in Note 5 to the financial statements, the Company has restated its 2003 and 2002 financial statements to expense the value of these inventories. Our reissued opinion on Electronic Defense Technology, LLC financial statement differs from the previous opinion as it is no longer qualified.

Our previous report dated December 8, 2004 included an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern. As described in Note 6 to the financial statements, events subsequent to the date of that report have occurred that have mitigated those conditions, therefore we have removed our comments related to the going concern issues.

Jaspers + Hall, PC
Denver, Colorado
December 8, 2004
(Except for Note 5, as to Inventory write down and Note 6 for which the date is April 19, 2005)

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF ASSETS, LIABILITIES, AND MEMBER'S EQUITY
AS OF DECEMBER 31,

         							2003		2002
								---------	--------
ASSETS
CURRENT								$ 14,976	$ -
Accounts receivable						25,729		41,084
Prepaid expenses and deposits					28,990		26,596

Total Current Assets						69,695		67,680

FIXED - AT COST
Powertron molds							183,000		160,000
Machinery and equipment						20,000		20,000
Computer equipment						3,387		3,687

Total								206,387		183,687
Less: Accumulated depreciation					(112,663)	(65,233)

Net Fixed Assets						93,724		118,454

TOTAL ASSETS							$163,419	$186,134

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
CURRENT LIABILITIES
Bank overdraft							$ - 		$2,685
Accounts payable						91,326		65,434
Current portion - long term debt				6,115		 -

Total Current Liabilities					97,441		68,119

LONG-TERM
Loan payable							128,000		128,000
Loan payable - member						463,000		235,000

								591,000		363,000
Less: Current portion						(6,115)		 -

Total Long-Term Debt						584,885		363,000

Total Liabilities						682,326		431,119

MEMBER'S EQUITY (DEFICIT)					(518,907)	(244,985)

TOTAL LIABILITIES AND MEMBER'S EQUITY				$163,419	$186,134

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF REVENUE, EXPENSES, AND MEMBER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31,

         							2003		2002
								----------	---------
SALES								$ 264,471	$ 361,913

COST OF SALES							(155,824)	(212,815)
								----------	---------

GROSS PROFIT							108,647		149,098
								----------	---------

OPERATING EXPENSES
 Demonstration costs						2,100		1,723
 Depreciation							47,430		56,817
 General and administrative					85,350		87,174
 Professional fees						31,172		51,130
 Research and development					4,563		4,070
 Salaries and benefits						87,022		87,841
 Trade show costs						31,541		19,726
 Training costs							25,125		33,678
 Travel and promotion						31,707		15,198
								----------	---------

Total Operating Expenses					346,010		357,357
								----------	---------

OPERATING LOSS							(237,363)	(208,259)

Interest and finance costs					36,559		11,013
								----------	---------

NET LOSS							(273,922)	(219,272)
								----------	---------

MEMBER'S EQUITY (DEFICIT) - BEGINNING OF YEAR			(244,985)	(25,713)

CONTRIBUTIONS							-		-
								----------	---------

MEMBER'S EQUITY (DEFICIT) - END OF YEAR				$(518,907)	$(244,985)

								----------	---------

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31,

								2003		2002
								----------	-----------
Cash Flow From Operating Activities
Net loss for the year						$(273,922)	$(219,272)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation							47,430		56,817
Changes in assets and liabilities
  (Increase) decrease in accounts receivable			15,355		(18,386)
  (Increase) decrease in inventory				-		50,928
  (Increase) in prepaid expenses				(2,394)		(26,596)
  Increase(decrease) in bank overdraft				(2,685)		2,685
  Increase(decrease) in accounts payable			25,892		17,224
								----------	-----------

Cash Used In Operating Activities				(190,324)	(136,600)

Cash Flow From Financing Activities
Loan payable - purchase of molds				-		128,000
Advances by member - interest bearing				228,000		170,000

Cash Provided by Financing Activities				228,000		170,000

Cash Flow From Investing Activities
Purchase of fixed assets - Net					(22,700)	(163,687)

Cash Used In Investing Activities				(22,700)	(163,687)

Increase (Decrease) In Cash					14,976		(2,287)

Cash and Cash Equivalents - Beginning of Period			-		2,287

Cash and Cash Equivalents - End of Period			$14,976		$ -

Supplementary Information
Interest paid							$32,753		$7,774
Taxes paid							$ -		$  -


ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Electronic Defense Technology, LLC. ("EDT") was formed as a limited liability company under the laws of State of Ohio on January 20th 2000. The Company supplies products to law enforcement agencies for the purpose of protection from and apprehension of criminals, for crowd control, and other related activities involving these agencies.

Use of Estimates

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. This preparation requires management to include amounts based on management's prudent judgments and estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. Significant estimates made for the years ended December 31, 2003 and 2002 include the valuation of property and equipment.

Cash and Cash Equivalents

Cash and equivalents include cash on hand and highly liquid debt instruments purchased with a maturity of three months or less.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable.
If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

Inventory

Inventory costs were expensed to cost of goods sold as of December 31, 2003 and 2002.

Property and Equipment

Property and equipment are stated at cost. Depreciation has been calculated using the double declining balance method used for tax purposes over the estimated lives of the assets as follows:

		Powertron molds			7 years
		Machinery and equipment		7 years
		Computer equipment		5 years

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
	  (Continued)

Income Taxes
The Company being a limited liability corporation pays no income taxes as any income or losses are attributed to the members of the LLC.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accounts receivable, inventory, prepaid expenses, accounts payable, and accrued expenses approximate fair value due to the relatively short period to maturity for these instruments.

Other Comprehensive Income

The Company has no material components of other income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Segment Information

The Company operates primarily in a single operating segment, supplying products to law enforcement agencies for the purpose of protection from and apprehension of criminals, for crowd control, and other related activities involving these agencies.

Recent Accounting Pronouncements

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS 148 provides alternative methods of transition to SFAS 123's fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002.

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
	   (Continued)

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, and Interpretation of ARB No.51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficial of the entity if the equity investors in the entity do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning on or after June 15, 2003.

On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003.

On May 15, 2003 the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, Statement 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003.

The Company believes that none of the recently issued accounting standards will have a material impact on the financial statements.

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 and 2002

NOTE 2 - LOAN PAYABLE

The loan payable to James McNulty of $128,000 for the purchase of the Powertron molds bears interest at the rate of 4.5 percent per annum and is repayable in monthly payments of $979 including both principal and interest over 15 years commencing January 2004. This loan is secured by a general security agreement.

Annual principal payments over the next five years are as follows:

			2004		$   6,115
			2005		    6,396
			2006		    6,690
			2007		    6,998
			2008		    7,319
			Thereafter	   94,482

NOTE 3 - LOAN PAYABLE - MEMBER

Advances by a member are unsecured, due on demand and bear simple interest at 8% per annum.

NOTE 4 - OFFICE SPACE LEASE

The Company has leased its office and assembly space from an unrelated party under the terms of a lease which requires monthly payments of $1,700 for the period from October 1, 1998 through October 31, 2005. Future minimum payments under the lease are; 2004 - $20,400, 2005 - $17,000.

NOTE 5 - INVENTORY ADJUSTMENT

Year end inventory costs were expensed to cost of goods sold for 2003 and 2002. This resulted in an increase of cost of goods sold of $26,551 for 2003 and $26,551 for 2002, with corresponding increases in net loss and reduction of retained earnings.

NOTE 6 - SUBSEQUENT EVENT

In September 2004, the membership interests in the Company were sold and the Company was ultimately reorganized as a wholly owned subsidiary of Stinger Systems, Inc. Stinger has operated EDT as a wholly owned subsidiary since the acquisition and has assumed all liabilities, debts, and obligations of EDT. Stinger has raised equity funding for its expansion that is being be used to fund ongoing operations of EDT. The financial statements do not include any adjustments for these events.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee	$ 32,559.20
Printing fees and expenses				500.00
Legal and Blue Sky fees and expenses			15,000.00
Accounting fees and expenses				10,000.00
Miscellaneous expenses					5,000.00
Total							$ 63,059.20

							------------

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this registration statement, Registrant has not sold securities without registration under the Securities Act of 1933, except as described below.

Securities issued in each of such transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. The recipients of the securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and restrictive legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about Registrant or had access, through relationships with Registrant, to information about Registrant.

On or about September 24, 2004, the Company issued 220,000 shares of common stock of the Company to Doug Murrell in exchange for consulting services. The shares were issued in an isolated transaction not in connection with any other offering of Company shares and were exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Act") as set forth above. The securities were valued at $79,800.

On or about September 24, 2004, the Company issued 9,750,000 shares of common stock of the Company in exchange for 100% of the membership interests of Electronic Defense Technologies, LLC, an Ohio limited liability company. Of the shares issued, 9,250,000 were issued to EDT Acquisition LLC, a Michigan limited liability company, and 500,000 were issued to Mr. Richard Bass. The shares were issued in an isolated transaction not in connection with any other offering of Company shares and were exempt from the registration requirements of Section 5 of the Act as set forth above. The securities were valued at $474,300.

On or about October 1, 2004, the Company issued 1,122,000 shares of common stock of the Company in exchange for cash payment to the Company of $400,000.00. Of the shares issued, 561,000 were issued to Mr. Rodney Schoemann and 561,000 were issued to Exley Management Services LLC. The shares were issued in an isolated transaction not in connection with any other offering of Company shares and were exempt from the registration requirements of Section 5 of the Act as set forth above.

On November 18, 2004, the Company issued 100,000 shares of common stock of the Company in exchange for cash payment to the Company of $500,000.00. The shares were issued to Mr. Yung U. Ryu. The shares were issued in an isolated transaction not in connection with any other offering of Company shares and were exempt from the registration requirements of Section 5 of the Act as set forth above.

On or about December 28, 2004, the Company issued 2,000,000 shares of common stock and warrants for the purchase of 1,000,000 shares of common stock in exchange for cash payment to the Company of $10,000,000.00. Of the shares and warrants issued, 600,000 shares and 300,000 warrants were issued to Bonanza Master Fund Ltd., 585,041 shares and 292,620 warrants were issued to Tonga Partners, L.P., 413,517 shares and 206,758 warrants were issued to The Cuttyhunk Fund Limited, and 401,442 shares and 200,721 warrants were issued to Anegada Master Fund, Ltd. The transaction was exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. The warrants are exercisable for five years at the exercise price of $7.50 per share.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
	(a)
	Exhibits

The following exhibits are filed with this registration statement:



	Exhibit No.					Description
	-----------					-----------
	3.1		Articles of Incorporation (1)
	3.2		Amendment to Articles of Incorporation (1)
	3.3		By-laws (1)
4.1

Specimen Common Stock Certificate of Registrant (1)
	5.1		Opinion of Gary R. Henrie, Attorney at Law regarding the legality of the common stock being registered (1)
	10.1		Form of Securities Purchase Agreement used in the December 2004 506 offering (1)
	10.2		Form of warrant used in the December 2004 506 offering (1)
	10.3		Form of Registration Rights Agreement used in the December 2004 506 offering (1)
	10.4		Employment Agreement with Mr. Cuny
	10.5		Employment Agreement with Mr. Killoy
	10.6		Severance Agreement with Mr. Cuny
	10.7		Research Agreement - Wayne State University
	10.8		Independent Manufacturer's Representative Agreement
	10.9		Stinger Systems Distributor Agreement
	21.1		List of Subsidiaries (1)
	23.1		Consent of Jaspers + Hall, PC
	23.2		Consent of Killman PC
	23.3		Consent of Gary R. Henrie (included in Exhibit 5.1) (1)
	24.1		Powers of attorney (included in signature page)

<FN1>
(1) Previously filed as an exhibit to Form S-1/A on February 8, 2005.

	(b)
	Financial Statement Schedules

See the Index to Consolidated Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit;
and
(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;
(2) the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 28.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby, which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 25, 2005.

STINGER SYSTEMS, INC
By:/s/Robert F. Gruder
----------------------
Robert F. Gruder
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert F. Gruder his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all
(1)amendments (including post-effective amendments) and additions to this Registration Statement and (2)Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature		Title				Date


/s/Robert R. Gruder	Chief Executive Officer
			and Director
			(Principal Executive Officer)	5-25-2005


/s/J. Wayne Thomas	Chief Financial Officer
			(Principal Financial
			and Accounting Officer)		5-25-2005


/s/T. Yates Exley	Director			5-25-2005


/s/Michael Racaniello	Director			5-25-2005


/s/Andrew P. Helene	Director			5-25-2005


/s/Denise Medved	Director			5-25-2005

EXHIBIT 10.4
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement"), dated as of December 30, 2004, is between Stinger Systems, Inc. a Nevada corporation (the "Company"), and Roy C. Cuny ("Executive"). In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment with the Company, upon the terms and conditions set forth below. Executive's employment with the Company shall include service for the Company's direct and indirect subsidiaries and affiliated entities (the "Subsidiaries").

2. Employment Term. The "Employment Term" and Executive's employment under this Agreement shall commence on January 5, 2005 ("Effective Date"); provided that the Partial Release and Agreement (the "Partial Release") between the Company, Executive and Smith & Wesson Holding Corporation ("S&W") is executed by the parties thereto and is in full force and effect. The Employment Term shall continue until the Expiration Date, unless earlier terminated in accordance with the provisions of Section 9 below;. The Expiration Date shall initially be the second anniversary of the Effective Date, provided that if neither Executive nor the Company elects not to renew this Agreement at least sixty
(60) days prior to any applicable Expiration Date, the Expiration Date shall be extended automatically for an additional one (1) year.

3. Position and Duties.

a. President and Chief Executive Officer. The Company shall employ the Executive as President and shall immediately elect or appoint Executive a member of its Board of Directors. Executive shall initially report to the Chief Executive Office ("CEO"). Not later than ninety (90) days after the United States Securities and Exchange Commission declares effective the Company's S-l (or other similar document) for the purpose of registering for sale to the public the Company's common stock, Company will cause Executive to become its CEO. In addition, Executive shall also serve as CEO of any Subsidiaries of the Company. As CEO, Executive will report to the Board of Directors. The Company will give Executive the power and authority customarily given to Presidents, board members, and chief executive officers under the laws of the Commonwealth of Massachusetts. The Company will keep Executive fully informed of all significant projects, financings, merger or acquisition prospects, financial and sales information, and product developments, and will provide Executive with all documents and memos bearing upon such or any other material subjects. The Company will give Executive timely notice of all meetings of the Board and of material outside meetings of the Company. The Executive will devote all of his business time to his duties for the Company, excepting any civic, charitable, or other business activities as may be agreed upon, in advance, between Executive and Company.

b. Direct Reports. The employees of Company who are in charge of Operations, Sales, Finance, and Legal shall report directly to Executive at all times during the term of Executive's employment.

c. Place of Employment. Executive shall perform his duties in the Western Massachusetts area or other suitable location which he shall select.

d. Non-Competition. Executive represents and warrants to the Company that (a) he is not subject to any restrictive covenant (including, but not limited to, any non-competition covenant) that would prevent him from performing his obligations under this Agreement and (b) he will not breach the provisions of his Executive Employment Agreement with S& W dated October 22, 2002 or the Partial Release.

4. Compensation for Initial Eleven Months. The Company acknowledges that, pursuant to the Partial Release, Executive has given up $275,000 in remaining severance payments due him by S&W. Company agrees that it will pay Executive the $275,000 in the following manner: Each month for eleven months the Company will pay Executive $25,000 as salary. The amount will be deducted from a fund established specifically for the purpose of paying Executive the $275,000. The fund will be guaranteed in the form of a letter of credit, escrow account, or other suitable vehicle as Company and Executive will agree upon. In the event of Executive's termination, whether voluntary or involuntary, and whether with or without Cause or Good Reason, as defined in Section 9 below, the Company will cause the remainder of the $275,000 not yet paid ("Remaining S&W Amount") to be paid to Executive within fifteen (15) days of such termination.

5. Compensation After Initial Eleven Months. At the conclusion of the initial eleven months of employment, Company will pay Executive a salary, at an annual rate of $300,000 per year, or as otherwise negotiated in good faith, depending on the financial success of the Company. Such negotiations shall commence within nine (9) months of the Effective Date of this Agreement. Executive's total compensation will be reviewed annually. The Chair of the Board will review Executive's job performance annually, in writing.

6. Employment Benefits. Executive shall be entitled to the following benefits during the Employment Term:

a. Company will pay S&W the sum of $878 monthly, for eleven months, to cover the cost of Executive's and his family's heath insurance with Blue Cross/Blue Shield of Massachusetts.

b. Expense Reimbursement. Executive shall be reimbursed for reasonable business related expenses reasonably and necessarily incurred and advanced by Executive in performing his duties for the Company, subject to and in accordance with Company policy as it exists from time to time. Any extraordinary expenses must be approved by the Board in advance.

c. Paid Time Off. Executive shall be entitled to paid time off ("PTO") earned ratably during the course of the year at a rate of20 days per year. All rights regarding PTO shall be in accordance with the Company's PTO Plan as it exists from time to time.
				45

d. Other Benefits. Except to the extent duplicative with the benefits referred to in Sections 6(a) through 6(c) above, Executive may participate in all other employee benefit plans and programs as the Company may, from time to time, offer to its executive employees, subject to the same terms and conditions as such benefits are generally provided by the Company. All such benefits are subject to plan documents (where applicable) and the Company's policies and procedures.

7. Common Stock. Company will make an initial grant to Executive of options to purchase 500,000 shares of common stock of the Company. Such options shall have a three-year term and will be in the form of Exhibit A attached hereto.

8. Bonus. The Company will pay Executive an annual bonus based on a formula which will be made a part of this Agreement as Exhibit B. Each year the Chair of the Board and Executive will negotiate in good faith to agree on the formula. The bonus agreement for the first year of employment is attached as Exhibit B. Bonuses shall be paid within 30 days of the approval by the Board of financial statements for the calendar year to which the bonus relates. In order to receive the annual bonus, Executive must have worked at least ten months for the Company in each calendar year to which the bonus relates.

9. Termination and Severance Benefits.

a. Death. The death of Executive shall automatically terminate the Company's obligations under this Agreement; and the Company shall have no liability to Executive except to pay Executive's estate his Base Compensation through the date of death, Remaining S&W Amount, and any accrued but unused PTO through his last day worked. Neither Executive nor his estate shall be entitled to receive severance, unpaid bonus, or any other payments or benefits, other than those employee benefit plan rights which, by the terms of the applicable benefit plans, are available to Executive, his estate, or his designated beneficiaries (as applicable), at Executive's sole cost and expense.

b. Disability. If Executive becomes Disabled (as defined below), Executive's employment may be terminated by the Company and the Company shall have no liability to Executive except to pay Executive his Base Compensation through the date of disability, Remaining S& W Amount, and any accrued but unused PTO through his last day worked. Executive shall not be entitled to receive severance, unpaid bonus, or any other payments or benefits, other than those employee benefit rights which, by the terms of the applicable benefit plans, are available to Executive, his estate, or his designated beneficiaries (as applicable), at Executive's sole cost and expense.

c. Resignation by Employee. If Executive resigns his employment (for other than Good Reason), the Company shall have no liability to Executive except to pay Executive his Base Compensation through the date of resignation, Remaining S&W Amount, Bonus, and any accrued but unused PTO through his last day worked, and Executive shall not be entitled to receive severance, unpaid bonus, or any other payments or benefits, other than those employee benefit rights which, by the terms of the applicable benefit plans, are available to Executive, his estate, or his designated beneficiaries (as applicable), at Executive's sole cost and expense.

d. Resignation for Good Reason or Termination Without Cause. If Executive resigns his employment for Good Reason, or if the Company terminates
Executive's employment during the Employment Term without Cause (and for reasons other than death or disability), Executive shall be entitled to receive all accrued but unpaid Base Compensation through the date of termination, Remaining S&W Amount, Bonus, and benefits through the date of termination plus the Severance Benefit (as defined below).

e. Termination By Company for Cause. If the Executive's employment is terminated for Cause (as defined below), the Company shall have no liability to Executive except to pay Executive (1) his Base Compensation through the date of termination; (2) the Remaining S&W Amount; and (3) any accrued but unused PTO through his last day worked, and Executive shall not be entitled to receive severance, unpaid bonus, or any other payments or benefits, other than those employee benefit rights which, by the terms of the applicable benefit plans, are available to Executive, his estate, or his designated beneficiaries (as applicable), at Executive's sole cost and expense.

f. Resignation for Good Reason. Resignation by Executive of his employment for "Good Reason" shall mean a resignation by Executive within sixty days after the following events which occur without Executive's consent:

i. a material diminution in Executive's position, duties or responsibilities;

ii. a material failure by the Company to pay Executive his compensation when due under this Agreement;

iii. the sale of control of the Company prior to the second anniversary of the date of this Agreement, to any unaffiliated third party which does not on the Effective Date have an ownership or beneficial interest in the Company, and which is not a sale of all or substantially all of the Company's business. Prior to a Resignation for Good Reason, Executive shall give the Company written notice of the basis for his claim that he has Good Reason to terminate his employment and 30 days to cure; or

iv. any other material breach of this Agreement by the Company.

g. Cause. The following acts by Executive, as determined by the Board in its reasonable discretion, shall constitute "Cause" for termination:

i. theft or embezzlement from the Company;

ii. conviction of or plea of no contest to a felony or other crime that has a material adverse impact on the Company;

iii. willful misconduct or willful and repeated failure to carry out effectively Executive's duties and obligations to the Company, upon not less than 30 days' advance written notice of the asserted misconduct or failure and a reasonable opportunity to cure such deficiency; or

iv. any other material breach of this Agreement by Executive, upon not less than 30 days' advance written notice of the asserted breach and a reasonable opportunity to cure such breach.

h. "Disabled" shall mean the determination by the insurance company providing at that time long-term disability coverage for the Company's executive employees through the Company's group health plan that Executive is disabled and eligible for such benefit; or, if no such insurance plan exists at such time, then the reasonable determination of the Board that Executive is unable to render services of substantially the kind and nature, and to substantially the extent, required to be rendered by Executive under this Agreement due to illness, injury, physical or mental incapacity or other disability, for 90 days, whether consecutive or not, within any 12 month period.

i. Severance Benefit. The "Severance Benefit" shall mean:

i. continuation of Executive's Base Compensation in effect immediately prior to such termination or resignation for twelve additional months;

ii. if Executive elects continuation of Executive's health insurance pursuant to COBRA, the Company will reimburse Executive for the costs he incurs for any such coverage until the earlier of twelve months, or Executive becomes covered by any other group health insurance plan, or Executive's coverage otherwise terminates pursuant to COBRA (or the terms of the governing plan);

iii. such other employee benefits plan rights which, by the terms of the applicable benefit plans, are available to Executive, his estate, or his designated beneficiaries (as applicable), at Executive's sole cost and expense;

iv. the Company will continue to pay the premiums for continuation of Executive's Company-provided life insurance coverage (with the same death benefit as in effect on the last day of employment) under the Company's then existing (or successor) life insurance policy through the end of the twelve month period; and

v. payment of any unpaid bonus for any full calendar year in which Executive has worked for ten months prior to the date of termination.

j. Resignations. Upon the end of Executive's employment for any reason, Executive shall be deemed to have resigned from any positions which he holds as a director or officer of the Company and Subsidiaries. Executive will execute all documents reasonably necessary to effectuate such resignations.

k. Release. Payment of the Severance Benefit will be subject to the parties signing a mutually acceptable agreement in which Executive reconfirms Executive's post-employment obligations contained in this Agreement and releases the Company and all Subsidiaries and related parties from any claims, and the Company and Subsidiaries provide Executive a partial release of claims, such agreement to be prepared by the Company or its designee, provided that the Company will consider the comments of Executive regarding the Agreement in its reasonable discretion.

10. Key Executive Insurance. The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount specified by the Company. Executive agrees to cooperate in any medical or other examination, supply information and execute such applications as may be reasonably necessary to obtain and continue such insurance at the Company's expense. Executive represents that he has no reason to believe his life is not insurable at prevailing rates for men of his age.

11. Employee Confidentiality and Non Compete Agreement. Employee agrees to execute and be bound by the Company's Employee Confidentiality and Non-compete Agreement ("Confidentiality Agreement").

12. Non-Solicitation. Executive agrees that during the Restrictive Period (as defined below), he will not, directly or indirectly, on his own behalf or on behalf of any other person or entity, without the express written permission of the Board, solicit or attempt to solicit:

a. any employee of the Company to terminate or modify his or her relationship with the Company or to work for or provide services to another person or entity (unless Executive had a pre-existing business relationship with the employee before the Effective Date of this Agreement);

b. any person or entity that is a customer of the Company on the date of such solicitation or at any time during the one year period prior to such solicitation to either terminate or modify his, her or its relationship with the Company or to sell or provide products or services of a Competitive Business (as defined below);

c. any person or entity whose business the Company has solicited during the one year period prior to such solicitation by Executive to sell or provide products or services of a Competitive Business; or

d. any vendor, service provider or other person or entity having a business relationship with the Company to terminate or modify its business relationship with the Company.

13. Non-Competition. Executive agrees that during the Restrictive Period, he will not, without the express written consent of the Board, engage in, directly or indirectly, as employee, consultant, proprietor, stockholder, partner, member, agent, representative, officer, or otherwise, the operation of any Competitive Business within the Restricted Territory (as defined below). Passive investment in less than two percent of the outstanding equity securities of an entity which is listed on a national or regional securities exchange shall not, in itself, constitute a violation of this Section 13.

14. Reasonable Restrictions/Remedies.

a. The term "Restrictive Period" shall mean the period from the Effective Date through twelve months after employment terminates.

b. The term "Competitive Business" shall mean a person or entity that is in the business of selling products similar to the Company's products.

c. The term "Restricted Territory" shall mean the United States and any foreign country in which the Company establishes an office or offers its products or services for sale during the Restrictive Period.

d. Executive acknowledges that the provisions contained in Sections II through 14 of this Agreement are reasonable in scope, area and duration and are necessary for the Company to protect its legitimate business interests, including its confidential information, business goodwill, and customer, vendor and other business relationships.

15. Successors and Assignees. This Agreement may be assigned by the Company to any successor or assignee of a substantial portion of the business of the Company (whether by transfer of assets or stock, merger or other business combination).

16. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, legal representatives and permitted assigns.

17. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person, by messenger or overnight delivery service, by telecopy (with confirmation of receipt) or sent by certified mail, postage prepaid, if to the Company, c/o Stinger
Systems, Inc., 1901 Roxborough Road, Charlotte, North Carolina 28211 Attention:
Robert Gruder, and if to the Executive, at his home address most recently filed with the Company, or to such other address as either party shall have designated in writing to the other party.

18. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts for contracts to be performed in that State.

19. Indemnification. The Company agrees to defend, indemnify and hold Executive harmless for his acts performed in good faith on behalf of the Company to the maximum extent permitted by law.

20. Arbitration. Except for the Company's rights to damages and/or injunctive relief relating to claims pursuant to Sections 11 through 14 above, any disputes or disagreements between the parties relating to or arising out of Employee's employment by the Company, the terms of this Agreement or the alleged breach thereof shall be submitted to binding arbitration. If the parties are unable to agree upon an arbitrator within seven days after notice of any such claim from either party, an arbitrator shall be selected from a panel furnished by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures. Such arbitration shall take place at JAMS' office in Boston, Massachusetts or such other location mutually acceptable to the parties. The award of the arbitrator shall be final and binding upon all parties. The arbitrator shall have no authority to order specific performance or to add to, subtract from or modify this Agreement, but shall have the authority only to interpret this Agreement. The arbitrator's fee and other common expenses of the arbitration shall be borne equally by the parties, except that each party shall be responsible for its own attorney's fees, except as otherwise provided by law as a part of the damages or recovery related to any claim made in such arbitration.

21. Severability and Construction. If any provision of this Agreement is declared void or unenforceable or against public policy, such provision shall be deemed severable and severed from this Agreement and the balance of this Agreement shall remain in full force and effect. If a court of competent jurisdiction determines that any restriction in this Agreement is overbroad or unreasonable under the circumstances, such restriction shall be modified or revised by such court to include the maximum reasonable restriction allowed by law.

22. Knowing Agreement. Both parties have entered into this Agreement knowingly and voluntarily. Prior to signing this Agreement, Executive has had ample opportunity to consider this Agreement and its ramifications, and to consult with an attorney of Executive's choosing about the terms contained in this Agreement (including, but not limited to, the tax effects of the grant of options referred to in Section 7 above), and such attorney has negotiated the terms of this Agreement on his behalf.

23.	Entire Agreement: Modifications: Waiver. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by an instrument in writing signed by both parties. The parties' rights and remedies under this Agreement may be waived only in writing, and no waiver by either party of any breach by the other party shall be deemed a waiver of any later breach of this Agreement.

24. Employment and Income Taxes. All payments made to Executive by the Company (including, but not limited to, the payments referred to in Section 4 above) will be subject to withholdings and deductions as authorized or required by law.

25. Counterparts. This Agreement may be executed in one or more counterparts, each being deemed an original and enforceable against the signing party, but together constituting one and the same agreement.

26. Representations by the Company. The Company represents and warrants that its Board has consented to the Company entering into this Agreement.

STINGER SYSTEMS, INC.
By:/s/Robert F. Gruder
/s/Roy C. Cuny

EXHIBIT A
FORM OF OPTION GRANT

EXHIBIT B
PARGRAPH 8 BONUS

 Tier I	25,000 units	50% of 2005 cash compensation
 Tier 2	30,000 units	75% of 2005 cash compensation
 Tier 3	35,000 units	100% of 2005 cash compensation

Bonuses are to be paid only if Company achieves a Minimum Gross Margin figure. Executive and Company shall agree in writing within thirty (30) days of commencement of employment on the Minimum Gross Margin figure, which shall then be used and incorporated herein by reference for purposes of this Exhibit B.

EXHIBIT A
NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT is made between Stinger Systems, Inc., a Nevada corporation (the "Company"), and Roy C. Cuny (the "Grantee") effective as of December 30, 2004 (the "Date of Grant").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto act and agree as follows:

Section 1.	Grant of Option

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of Board, hereby grants to the Grantee, as of the Date of Grant, an option (the "Option") to purchase up to 500,000 shares of Common Stock of the Company (the "Option Shares") at a price per share of$1.00, both the price and the number of shares being subject to adjustment only as hereinafter provided.

Section 2.	Terms of Option

Subject to such further limitations as are provided herein, the Option shall be exercisable immediately and in full.

Section 3.	Termination of the Option

The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the close of business on December 30, 2007.

Section 4.	Cessation of Grantee's Employment

(a) If the Grantee ceases to be employed by the Company by reason of his death during the Option Term. this Option shall be exercisable either by the Grantee's executor or administrator or, if not so exercised, by the legatees or distributees of the Grantee's estate, only during the twelve (12) months immediately following the Grantee's death, after which time this Option shall terminate.

(b) If the Grantee ceases to be employed by the Company by reason of the Grantee's permanent and total disability (as determined under the Grantee's Employment Agreement with the Company dated December 30, 2004 (the "Employment Agreement")) during the Option Term, this Option shall be exercisable by the Grantee only during the twelve (12) months immediately following such cessation, after which time this Option shall terminate.

(c) If the Grantee's employment with the Company is terminated for Cause (as determined under the Employment Agreement) during the option Term, the Grantee's right to exercise the Option shall terminate immediately.

(d) If the Grantee ceases to be employed by the Company during the Option Term for any reason other than those set forth in subsections (a) or (b) of this
Section 4, this Option shall be exercisable by the Grantee only during the thirty (30) days immediately following such cessation, after which time this Option shall terminate.

(e) In each case, the Option is exercisable only to the extent that it was outstanding and exercisable on any such date of cessation of employment by the Company, and in no event shall the Option be exercised after the expiration of the Option Term.

Section 5.	Exercise of Option

(a) The Grantee may exercise the Option with respect to all or any part of the number for Option Shares then exercisable hereunder by giving written notice of election to the Company. Such notice shall specify the number of Option Shares as to which the Option is to be exercised and the effective date of exercise thereof: which effective date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been agreed upon by the Company.

(b) On or before the effectiveness of any exercise of the Option, the Grantee shall make full payment for the Option Shares purchased, together with any tax or excise due in respect to the issuance of such shares, in cash, certified check or bank cashier's check, or, with the prior written consent of the Company, in whole or in part through the surrender of shares of Common Stock at their fair market value on the date of exercise or a note pursuant to any cashless exercise program that the Company may adopt.

(c) Notwithstanding anything to the contrary contained herein, no Option Shares shall be issued to the Grantee until the Company and the Grantee have made appropriate arrangements for the withholding of applicable income taxes, if any, attributable to the exercise of the Option with respect to such Option Shares, and the Company may require the Grantee to make a cash payment to the Company in the amount of such taxes required to be withheld.

(d) Notwithstanding anything to the contrary contained herein, no Option shall be exercisable unless either (a) a registration statement under the 1933 Act with respect to the Option Shares shall have become, and continue to be, effective, or (b) the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option, that he is acquiring the Option Shares for his own account, for investment and not with a view to or in connection with any distribution and
(ii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the Option Shares.

Section 6.	Changes in Stock

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock subject to the Option, the exercise price therefore and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

(b) The Board may also adjust the number of shares subject to the Option and the exercise price and the terms thereof to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of this Agreement.

Section 7.	Legends

The Company and the Grantee agree that they will cause each certificate representing the Option Shares issued to or held by the parties hereto and their respective successors, assigns, representatives and transferees to have noted thereon, and the Grantee consents to the noting on the certificates for such Shares the following legend:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or qualified under any state securities laws. The securities may not be offered, sold, transferred or otherwise disposed of without such registration or the delivery to the Company of written notice and, if requested by the Company, an opinion of counsel, reasonably satisfactory to the Company, that an exemption from registration under the Securities Act of 1933, as amended, and from qualification under such state securities law is then available."

Section 8.	No Rights of Shareholders

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Option Shares, in whole or in part, prior to the date of exercise of the Option or after any sale of all the Option Shares pursuant hereto.

Section 9.	Nontransferability of Option

During the Grantee's lifetime, the Option shall be exercisable only by the Grantee, and the Option shall not in any event be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution.

Section 10.	Employment not Affected

Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to his or her continued employment by the Company.

Section 11.	Amendment of Option

The Option may be amended or modified at any time by an instrument in writing signed by the parties hereto.

Section 12.	Notice

(a) Any notices required or permitted hereunder shall be addressed to the Company at 1901 Roxborough Rd, Charlotte, North Carolina 20211, attention:
Treasurer, or to the Grantee at the most current address of the Grantee appearing in the records of the Company, as the case may be. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid; provided, however, that a notice of election pursuant to Section 5(a) hereof shall be effective only upon receipt by the Company of such notice and all necessary documentation, including payment provided under Sections 5(b) and (c).

(b) Either the Company or the Grantee may, by notice to the other given in the manner provided in Section 12(a), change his, her or its address for future notice.

Section 13.	Governing Law

The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.

Section 14.	Special Amendment

It is the intent of the Company and the Grantee that the Option and this Agreement meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, to the extent applicable to the Agreement and the Option. Recognizing such intent and the lack of guidance currently available under
Section 409A, the Company and the Grantee agree to cooperate in good faith in preparing and executing, at such time as sufficient guidance is available under
Section 409A and from time to time thereafter, such amendments to this Agreement and the Option as the Grantee may reasonably request solely for the purpose of assuring that this Agreement and the Option meet the requirements of
Section 409A.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Grantee has hereunto set his hand all as of the 30th day of December, 2004.

STINGER SYSTEMS, INC.

By:/s/ Robert F. Gruder

Its: CEO

/s/Roy C. Cuny, Grantee

EXHIBIT 10.5
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement"), dated as of January 19, 2005 is between Stinger Systems, Inc., a Nevada Corporation ("Company"), and Christopher Killoy ("Employee"). In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby employs Employee as Vice President of Sales & Marketing, reporting to the Company's President. Roy C. Cuny. Employee will faithfully devote all of his normal business time to the performance of the duties of his position with the Company, excepting only such other business and civic or charitable endeavors as will not conflict with the performance of his duties for Company and as to which Company and Employee will have agreed in advance.

2. Employee's Confirmation of No Restrictive Covenants. Employee hereby confirms that he is not bound by any restrictive covenants that would prevent him from working for the Company, or from working as, and performing all the duties customarily associated with the position of, the Company's Vice President of Sales & Marketing.

3. Compensation. Company agrees that it will pay Employee salary at a rate of One Hundred and Seventy Five Thousand Dollars ($175,000) per year, payable in accordance with the Company's normal payroll practices. Company will review Employee's compensation annually.

4. Bonus. In the Company's sole discretion, in the event that Employee has satisfactorily performed the duties of his position, Company will pay Employee a bonus if the milestones set forth in the attached Schedule A for the calendar year 2005 have been met. Employee hereby agrees that the milestones set forth in Schedule A are reasonable. The milestones for each calendar year will be reviewed annually with Employee.

5. Benefits. Company will permit Employee to participate in all benefit plans that the Company arranges for its employees generally. The Company will pay Employee's health insurance premiums until the Company's own health insurance plan is in place, at which time Company will pay the percentage of the Company's group health insurance premium ordinarily paid by the Company.

6. Paid Time Off. The Company will provide twenty (20) paid days off, pro rated, for each year of employment. Employee may not carry forward to any succeeding year any time off not used during the previous year, except with the express consent of the Company.

7. Severance. In the event that:

a. the Company terminates the employment of Employee without cause, or

b. the Company moves the primary location of the Company outside of Western Massachusetts, and Employee decides to terminate his employment for that reason, or

c. Resignation for good reason by the employee

the Company will pay Employee, in addition to any earned compensation not yet paid, one year's severance pay, in the form of salary continuation, based on the Employee's then current annual salary. Employee acknowledges that he must remain employed by the Company for the full year with respect to his eligibility for any bonus for that particular year.

d. Resignation for Good Reason. Resignation by Executive of his employment for "Good Reason" shall mean a resignation by Executive within sixty days after the following events which occur without Executive's consent:

i. a material diminution in Executive's position, duties or responsibilities;

ii. a material failure by the Company to pay Executive his compensation when due under this Agreement;

iii. the sale of control of the Company prior to the second anniversary of the date of this Agreement, to any unaffiliated third party which does not on the Effective Date have an ownership or beneficial interest in the Company, and which is not a sale of all or substantial all of the Company's business. Prior to a Resignation for Good Reason, Executive shall give the Company written notice of the basis for his claim that be has Good Reason to terminate his employment and 30 days to cure; or

iv. any other material breach of this Agreement by the Company.

e. Cause. The following acts by Executive, as determined by the Board in its reasonable discretion, shall constitute "'Cause" for termination:

i. theft or embezzlement from the Company;

ii. conviction of or plea of no contest to a felony or other crime that has a material adverse impact on the Company;

iii. willful misconduct or willful and repeated failure to carry out effectively Executive's duties and obligations to the Company, upon not less than 30 days' advance written notice of the asserted misconduct or failure and a reasonable opportunity to cure such deficiency; or

iv. any other material breach of this Agreement by Executive, upon not less than 30 days' advance written notice of the asserted breach and a reasonable opportunity to cure such breach.

8. Expense Reimbursement. Company will reimburse Employee for normal and customary expenses incurred by the Company in the performance of his duties for the Company. upon submission to" and approval by" the Company, of expense reports detailing Employee's reasonable expenses for mileage, travel, business meals, cell phone used in the business, and any necessary supplies.

9. Stock Option. Company will provide Employee with options to purchase 50,000 shares of stock of the Company, in accordance with a Stock Option Agreement to be negotiated and attached to this Agreement as Schedule B.

10. Employee Confidentiality and Non Compete Agreement. Employee agrees that he will be bound by the Company's Employee Confidentiality and Non Compete Agreement ("Confidentiality Agreement").

11. Non-Solicitation. Employee agrees that during the Restrictive Period (as defined below), he will not, directly or indirectly, on his own behalf or on behalf of any other person or entity, without the express written permission of the Board, solicit or attempt to solicit:

a. any employee of the Company to terminate or modify his or her relationship with the Company or to work for or provide services to another person or entity (unless Employee had a pre-existing business relationship with the employee before the Effective Date of this Agreement);

b. any person or entity that is a customer of the Company on the date of such solicitation or at any time during the one year period prior to such solicitation to either terminate or modify his, her or its relationship with the Company or to sell or provide products or services of a Competitive Business (as defined below);

c. any person or entity whose business the Company has solicited during the one year period prior to such solicitation by Employee to sell or provide products or services of a Competitive Business; or

d. any vendor, service provider or other person or entity having a business relationship with the Company to terminate or modify its business relationship with the Company.

12. Non-Competition. Employee agrees that during the Restrictive Period, he win not without the express written consent of the Board, engage in, directly or indirectly, as employee, consultant, proprietor, stockholder, partner, member, agent, representative, officer, or otherwise, the operation of any Competitive Business within the Restricted Territory (as defined below). Passive investment in less than two percent of the outstanding equity securities of an entity which is listed on a national or regional securities exchange shall not, in itself, constitute a violate of this Section 12.

13. Reasonable Restrictions/Remedies.

a. The term "Restrictive Period" shall mean the period from the Effective Date through twelve months after employment terminates.

b. The term "Competitive Business" shall mean a person or entity that is in the business of selling products similar to the Company's products.

c. The term "Restricted Territory" shall mean the United States and any foreign country in which the Company establishes an office or offers its products or services for sale during the Restrictive Period.

d. Employee acknowledges that the provisions contained m Sections 10 through 13 of this Agreement are reasonable in scope, area and duration and are necessary for the Company to protect its legitimate business interest, including its confidential information, business goodwill, and customer, vendor and other business relationships.

14. Employment At Will.	Employment under this Agreement is at will. Either
Company or Employee may terminate this Agreement on two weeks notice, for any reason.

15. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts for contracts to be performed in that State.

16. Indemnification. The Company agrees to defend indemnity and hold Employee harmless for his acts performed in good faith on behalf of the Company to the maximum extent permitted by law.

17. Arbitration. Except for the Company's rights to damages and/or injunctive relief relating to claims pursuant to Sections 10 through 13 above, any disputes or disagreements between the parties relating to or arising out of Employee's employment by the Company, the terms of this Agreement or the alleged breach thereof shall be submitted to binding arbitration. If the parties are unable to agree upon an arbitrator within seven days after notice of any such claim from either party an arbitrator shall be selected from a panel furnished by JAMS in accordance with its Comprehensive Arbitration Rules and .Procedures. Such arbitration shall take place at JAMS' office in Boston. Massachusetts or such other location mutually acceptable to the parties. The award of the arbitrator shall be final and binding upon all parties. The arbitrator shall have no authority to order specific performance or to add to, subtract from or modify this Agreement, but shall have the authority only to interpret this Agreement. The arbitrators fee and other common" expenses of the arbitration shall be borne equally by the parties except that each party shall be responsible for its own attorney's fees, except as otherwise provided by law as a part of the damages or recovery related to any claim made in such arbitration.

18. Knowing Agreement. Both parties have entered into this Agreement knowingly and voluntarily. Prior to signing this Agreement, Employee has had ample opportunity to consider this Agreement and its ramifications, and to consult with an attorney of Employee's choosing about the terms contained .in this Agreement (including, but not limited to, the tax effects of the grant of options referred to in Section 9 above), and such attorney has negotiated the terms of this Agreement on his behalf.

19. Entire Agreement: Modifications: Waiver. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, oral and written between the parties with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by an instrument in writing signed by both parties. The parties' rights and remedies under this Agreement may be waived only in writing, and no waiver by either party or any breach by the other party shall be deemed a waiver of any later breach of this Agreement.

20. Employment and Income Taxes. All payments made to Employee by the Company (including, but not limited to, the payments referred to in Section 3 above) will be subject to withholdings and deductions as authorized or required by law.

21. Counterparts. This Agreement may be executed in one or more counterparts, each being deemed an original and enforceable against the signing party, but together constituting one and the same agreement.

22. Representations by the Company. The Company represents and warrants that its Board has consented to the Company entering into this Agreement.

STINGER SYSTEMS, INC.

By:/s/Roy Cuny, President

/s/ Christopher J Killoy

EXHIBIT B
NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT is made between Stinger Systems, Inc., a Nevada corporation (the "Company"), and Christopher J. Killoy (the "Grantee") effective as of January 19, 2005 (the "Date of Grant").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto act and agree as follows:

Section 1.	Grant of Option

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of Board, hereby grants to the Grantee, as of the Date of Grant, an option (the "Option") to purchase up to 50,000 shares of Common Stock of the Company (the "Option Shares") at a price per share of $1.00, both the price and the number of shares being subject to adjustment only as hereinafter provided.

Section 2.	Terms of Option

Subject to such further limitations as are provided herein, the Option shall vest at the rate of 25,000 shares in 12 months, and the balance of 25.000 shares in 18 months from the effective date.

Section 3.	Termination of the Option

The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the close of business on January 19, 2008.

Section 4.	7. Cessation of Grantee's Employment

(a) If the Grantee ceases to be employed by the Company by reason of his death during the Option Term, this Option shall be exercisable either by the Grantee's executor or administrator or, if not so exercised, by the legatees or distributees of the Grantee's estate, only during the twelve (12) months immediately following the Grantee's death, after which time this Option shall terminate.

(b) If the Grantee ceases to be employed by the Company by reason of the Grantee's permanent and total disability (as determined under the Grantee's Employment Agreement with the Company dated December 30, 2004 (the "Employment Agreement") during the Option Term, this Option shall be exercisable by the Grantee only during the twelve (12) months immediately following such cessation, after which time this Option shall terminate.

(c) If the Grantee's employment with the Company is terminated for Cause (as determined under the Employment Agreement) during the option Term, the Grantee's right to exercise the Option shall terminate immediately.

(d) If the Grantee ceases to be employed by the Company during the Option Term for any reason other than those set forth in subsections (a) or (b) or (c) of this Section 4 or voluntarily without reason, this Option shall immediately vest, and be exercisable by the Grantee only during the thirty (30) days immediately following such cessation, after which time this Option shall terminate.

(e) In each case, the Option is exercisable only to the extent that it was outstanding and exercisable on any such date of cessation of employment by the Company, and in no event shall the Option be exercised after the expiration of the Option Term.

(f) In the event the grantor is restricted from exercise of this option due to "black out" periods the option shall be exercisable during the 30 day period after the black out period ends.

Section 5.	Exercise of Option

(a) The Grantee may exercise the Option with respect to all or any part of the number for Option Shares then exercisable hereunder by giving written notice of election to the Company. Such notice shall specify the number of Option Shares as to which the Option is to be exercised and the effective date of exercise thereof, which effective date shall be at least five (5) days after the giving of such notice unless an earlier time shall have been agreed upon by the Company.

(b) On or before the effectiveness of any exercise of the Option, the Grantee shall make full payment for the Option Shares purchased, together with any tax or excise due in respect to the issuance of such shares, in cash, certified check or bank cashier's check, or, with the prior written consent of the Company, in whole or in part through the surrender of shares of Common Stock at their fair market value on the date of exercise or a note pursuant to any cashless exercise program that the Company may adopt.

(c) Notwithstanding anything to the contrary contained herein, no Option Shares shall be issued to the Grantee until the Company and the Grantee have made appropriate arrangements for the withholding of applicable income taxes, if any attributable to the exercise of the Option with respect to such Option Shares, and the Company may require the Grantee to make a cash payment to the Company in the amount of such taxes required to be withheld.

(d) Notwithstanding anything to the contrary contained herein, no Option shall be exercisable unless either (a) a registration statement under the 1933 Act with respect to the Option Shares shall have become, and continue to be, effective, or (b) the Grantee (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the Option, that he is acquiring the Option Shares for his own account, for investment and not with a view to or in connection with any distribution and
(ii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate(s) representing the Option Shares.

Section 6.	Changes in Stock

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock subject to the Option, the exercise price therefore and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

(b) The Board may also adjust the number of shares subject to the Option and the exercise price and the terms thereof to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of this Agreement.

Section 7.	Legends

The Company and the Grantee agree that they will cause each certificate representing the Option Shares issued to or held by the parties hereto and their respective successors, assigns, representatives and transferees to have noted thereon, and the Grantee consents to the noting on the certificates for such Shares the following legend:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or qualified under any state securities laws. The securities may not be offered, sold, transferred or otherwise disposed of without such registration or the delivery to the Company of written notice and, if requested by the Company, an opinion of counsel, reasonably satisfactory to the Company, that an exemption from registration under the Securities Act of 1933, as amended, and from qualification under such state securities law is then available."

Section 8.	No Rights of Shareholder

Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Option Shares, in whole or in part, prior to the date of exercise of the Option or after any sale of all the Option Shares pursuant hereto.

Section 9.	Nontransferability of Option

During the Grantee's lifetime, the Option shall be exercisable only by the Grantee, and the Option shall not in any event be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution.

Section 10.	Employment not Affected

Neither the granting of the Option nor its exercise shall be cons1roed as granting to the Grantee any right with respect to his or her continued employment by the Company.

Section 11.	Amendment of Option

The Option may be amended or modified at any time by an instrument in writing signed by the parties hereto.

Section 12.	Notice

(a) Any notices required or permitted hereunder shall be addressed to the Company at 1901 Roxborough Road, Charlotte, North Carolina 20211, attention:
Treasurer, or to the Grantee at the most current address of the Grantee appearing in the records of the Company, as the case may be. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid; provided, however, that a notice of election pursuant to Section 5(a) hereof shall be effective only upon receipt by the Company of such notice and all necessary documentation., including payment provided under Sections 5(b) and (c).

(b) Either the Company or the Grantee may, by notice to the other given in the manner provided in Section 12(a), change his, her or its address for future notice.

Section 13.	Governing Law

The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.

Section 14.	Special Amendment

It is the intent of the Company and the Grantee that the Option and this Agreement meet the requirements of Section 409A of tile Internal Revenue Code of 1986, as amended, to the extent applicable to the Agreement and the Option. Recognizing such intent and the lack of guidance currently available under
Section 409A, the Company and the Grantee agree to cooperate in good faith in preparing and executing, at such time as sufficient guidance is available under
Section 409A and from time to time thereafter, such amendments to this Agreement and the Option as the Grantee may reasonably request solely for the purpose of assuring that this Agreement and the Option meet the requirements of Section 409A.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Grantee has hereunto set his hand all as of the 19 day of January, 2005.

STINGER SYSTEMS, INC.

By:/s/Roy Cuny, President

/s/ Christopher J Killoy, Grantee

EXHIBIT 10.6
SETTLEMENT AGREEMENT, RELEASE AND COVENANT NOT TO SUE

The following Settlement Agreement, Release and Covenant Not to Sue ("Agreement") is entered into between Stinger Systems, Inc. a Nevada corporation (the "Company") and Roy C. Cuny ("Cuny"):

WHEREAS, Cuny was employed by the Company from January 5, 2005 until February 28, 2005. When he left the Company, Cuny was President.

WHEREAS, Cuny signed an Employment Agreement that contains several post-employment restrictions and, under certain circumstances that are applicable, a Severance Benefit.

WHEREAS, Section 9(k) of the Employment Agreement conditions the payment of any Severance Benefit described in Section 9(i) of the Employment Agreement to Cuny upon the signing of a mutually acceptable agreement in which Cuny reconfirms his post-employment obligations contained in the Employment Agreement and releases the Company from any claims he may have against the Company and the Company partially releases Cuny from claims it may have against Cuny.

WHEREAS, the Company and Cuny desire to enter into this Agreement so that Cuny may receive his Severance Benefit and in full settlement and compromise of any and all potential claims against each other arising out of Cuny's employment with the Company and his resignation from the Company.

NOW, THEREFORE, and in consideration of the promises, releases, covenants and acts discussed below, and for other valuable consideration, the sufficiency and adequacy of which the parties acknowledge, the Company and Cuny covenant, warrant, represent and agree as follows:

A. In accordance with Section 9(k) of the Employment Agreement, and for the sole consideration described below, the receipt and sufficiency of which are hereby acknowledged, Cuny does hereby forever release and discharge the Company including all of its parents, subsidiaries, predecessors, affiliates, successors, assigns, members, partners, officers, officials, representatives, attorneys, administrators, employees, insurers, shareholders, directors and agents, and each of them in both their official and individual capacities (collectively referred to as the "Company"), from any and all claims, demands, debts, damages, reimbursements, interest (including all pre-settlement and post-settlement interest, except as described in Paragraph F below), promises, liabilities, obligations, actions, causes of action or suits at law or in equity (collectively referred to as "Claims"), of any and every kind, nature, or description whatsoever, which he or his heirs, administrators or his personal representatives may have had, now have or may now or hereafter have or assert against the Company, on account of any matter what ever arising from the beginning of time through the date of this Agreement, inclusive, whether such claims be known or unknown, knowable, or unknowable, suspected or unsuspected, and in particular (without limiting the generality of the foregoing) all of such claims arising, growing out of or resulting from Cuny's employment with the Company and the cessation of his employment with the Company, including but not limited to:
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(1) all actual or alleged Claims arising under the Civil Rights Acts of 1866,
1964 and 1991, the Fair Labor Standards Act, the Equal Pay Act, the Age Discrimination in Employment Act, the Rehabilitation Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Sarbanes/Oxley Act, and all other federal or state laws affecting employers and employees including, but not limited to, M. G. L. c. 149 Sec. 105A - 105D, M. G.
L. c. 93, Sec. 102-103, and any claims which were or could have been asserted in any charge or complaint filed with the Equal Employment Opportunity Commission or the Department of Labor;

(2) all actual or alleged Claims arising under Chapter 151B Massachusetts employment discrimination laws, including but not limited to, Claims which were or could have been asserted in any charge or complaint filed with the Massachusetts Commission Against Discrimination or in any court;

(3) all actual or alleged Claims arising of whatsoever nature, based upon or arising out of any wage claim and/or out of a claim of breach of contract; fraud; violation of constitutional, statutory or common law public policy; interference with contract; interference with advantageous relations; wrongful discharge; constructive discharge; retaliation; defamation; infliction of emotional distress; invasion of privacy; false imprisonment; assault; intentional tort; loss of consortium or services; and/or any other applicable federal, state or local law, ordinance, regulation, or order; and

(4) all Claims for attorney fees, multiple damages, exemplary damages, and costs under any of the aforementioned charges, complaints, and/or statutory provisions.

B. The Company, its subsidiaries, and their directors, officers, and employees hereby release and forever discharge Cuny from all claims, demands, debts, damages, promises, liabilities, obligations, actions, cause of action or suits at law or in equity (hereinafter in this paragraph "Claims"), of any and every kind, nature, or description whatsoever, which they or their agents or representatives or assigns may have had, now have or may now or hereafter have or assert against Cuny, on account of any matter whatever arising from the beginning of time through the date of this Agreement, inclusive, whether such claims be known or unknown, knowable or unknowable, suspected or unsuspected, and in particular (without limiting the generality of the foregoing) all of such claims arising, growing out of or resulting from Cuny's employment with the Company, including but not limited to, claims based on breach of contract, fraud, violation of constitutional, statutory, or common law public policy, interference with contract, retaliation, breach of fiduciary duty, defamation, infliction of emotional distress, invasion of privacy, tort or intentional tort, and any other federal, state, or local law, provided that Cuny agrees to abide by: (a) the restrictions set forth in Sections 11-14 of the Employment Agreement; and (b) all requirements of this Agreement.

C. Cuny hereby represents that no such Claims or charges regarding employment discrimination, unemployment compensation or any Claims listed in Paragraph A, above have been filed or are pending. Subject to Paragraph K, below, Cuny shall retain only the right to initiate legal action to enforce the terms of this Agreement.

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

D. Cuny and the Company hereby confirm that Cuny's employment with the Company terminated on February 28, 2005. Cuny covenants that he will not in the future seek employment, consultant, or independent contractor status with or by the Company, or any corporation, partnership, agency or entity controlled owned or operated by it, and that such an arrangement is just and appropriate under the circumstances. Cuny agrees that if the Company or any corporation, partnership, agency or entity controlled by it declines to offer Cuny employment, consultant or independent contractor status, Cuny will not sue over the failure to allow Cuny to obtain such employment, consultant or independent contractor status. Cuny further specifically agrees that a breach by Cuny of the promises contained in this Paragraph shall constitute lawful and just cause for the Company to terminate Cuny's employment if Cuny already is employed by the Company.

E. Cuny acknowledges that, by signing this Agreement and by providing the release of claims and covenant not to sue set forth above:

(1) this Agreement has been written in understandable language, and all of its provisions are understood by Cuny;

(2) Cuny is knowingly and voluntarily entering into this Agreement;

(3) neither Cuny nor the Company are admitting any liability or violation of any law, contract or other agreement;

(4) the benefits being provided to Cuny pursuant to this Agreement are more than Cuny would otherwise be entitled to receive if Cuny did not sign this Agreement;

(5) this Agreement is being signed by Cuny without relying upon any statements by the Company or its representatives concerning the nature or extent of any claims or damages or legal liability;

(6) Cuny has been advised in writing, and has been given the opportunity, to consult with an attorney before signing this Agreement, and he has done so;

(7) Cuny has had a period of at least 21 days within which to consider this Agreement before accepting it and, should he choose to sign the Agreement earlier than 21 days following his receipt of it, Cuny acknowledges that he has knowingly and voluntarily waived the 21-day period and has accelerated the date when he may begin receiving the payment set forth in Paragraph F, below, following expiration of the 7-day revocation period; and

(8) Cuny has the right to revoke this Agreement for a period of 7 days following the date Cuny signs it, and this Agreement shall not become effective or enforceable until the 7-day revocation period has expired. Should Cuny wish to revoke this Agreement, he must notify the Company in writing at 1901 Roxborough Road, Charlotte, North Carolina 28211, Attn: Robert Gruder, prior to the close of business on the 7th day following the date when Cuny signs this Agreement. Should Cuny decline to accept this Agreement or, after accepting it, Cuny effectively revokes his acceptance, this Agreement shall have no force or effect and neither its terms, nor any of the discussions of the parties relating to it shall be admissible in evidence in any proceeding.

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

F. In consideration of the foregoing releases and covenants, the Company and Cuny agree that:

(1) Notwithstanding the fact that Cuny's obligation to perform services for the Company concluded on February 28, 2005, and in accordance with Sections 9(d) and 9(i)(i) of the Employment Agreement, the Company agrees to pay Cuny severance benefit payments through and until February 27, 2006 for a total payment of $300,000.00, less applicable taxes and withholdings, which sum includes payment of vacation time and sick days. The foregoing sum shall be paid to Cuny by means of payroll checks which will be mailed to Cuny's home address on the dates when the Company regularly issues payroll checks but said payments shall not commence until 7 days after the day Cuny signs this Agreement, so long as Cuny has not exercised his right of revocation in Paragraph E(8). For the portion of the $300,000 payable for the period between February 28, 2005 and the date when payments begin under this Agreement, the Company will pay Cuny in one lump sum for biweekly periods of March 11, March 25, April 8, April 22, May 6, and May 20, 2005 (which lump sum will total $69,230.76, less applicable withholdings, for such periods); the remaining payments will be $11,538.46, less applicable withholdings.

(2) In accordance with Sections 4 and 9(d) of the Employment Agreement, and the December 30, 2004 Escrow Agreement which remains unchanged, Cuny will be paid the balance of the account established under the Escrow Agreement, in a lump sum in accordance with the terms of the Escrow Agreement. The Company and Cuny agree that the amount established under the Escrow Agreement is a supplemental payment to a former employee and that, pursuant to the Small Business Job Protection Act of 1996, which amended Section 104(a)(2) of the Internal Revenue Code, the withholdings applicable to the supplemental payment must be assessed at the rate pertaining to former employees and, accordingly, the withholdings must be calculated at the following flat tax rates and amounts:

Federal Income Tax:  25%, or $56,250.00
Federal FICA tax:  6.2% on the first $43,846.16, or $2718.46
Federal Medicare Tax:  1.45%, or $3262.50
Massachusetts Income Tax:  5%, or $11,250

The Company shall make all necessary payments of these withholding taxes to the appropriate taxing authorities, and will be reimbursed for the same amounts from the account established under the Escrow Agreement upon submission of proof by the Company that such payments have been made. The parties declare that the Company has made such payments and that Cuny has provided such reimbursement.

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

(3) In accordance with Section 9(i)(ii) of the Employment Agreement, the parties acknowledge that Cuny has elected to continue with health insurance coverage described in Section 6(a) of the Employment Agreement pursuant to COBRA. Upon receiving evidence from Cuny of premium payments, the Company will reimburse Cuny for the costs he incurs for such coverage until the earlier of: (a) February 27, 2006; (b) when Cuny becomes covered by any other group health insurance plan; or (c) when Cuny's coverage otherwise terminates pursuant to COBRA or the terms of the governing plan. The Company shall reimburse Cuny for any COBRA medical insurance premiums paid by him for the period between February 28, 2005 and seven days following the execution of this Agreement, provided that Cuny submits evidence of such premium payments.

(4) In accordance with Section 7 of the Employment Agreement and Sections 1 and 4(d) of the Non-Statutory Stock Option Agreement, which is Exhibit A to the Employment Agreement, Cuny has surrendered the right to exercise his Option to purchase up to 500,000 shares of the Company at the price of $1.00 per share no later than March 27, 2005.

(5) Cuny waives any claim for interest on the payments indicated in subparagraphs (1), (2) and (3), above, provided that such payments are issued in accordance with the Company's usual payroll practices and/or if any payments are issued within the time periods delineated in this Agreement.

It is also understood, agreed and acknowledged that Cuny shall not be entitled to receive any other payments, compensation or benefits of any nature from the Company from and after such effective date of resignation including, but not limited to, the bonus specified in Section 8 and Exhibit B of the Employment Agreement, telephone allowance, medical, dental, short-term disability insurance, life insurance, or other benefits.

G. On or before the termination of his employment with the Company, Cuny shall return to the Company all of its property, including PC's, notebook computers or other hardware either provided by the Company to Cuny or purchased by Cuny and reimbursed by the Company for use in performing his job responsibilities, keys, documents and confidential information in Cuny's possession or control, except as otherwise provided in this Agreement. Cuny further agrees that he shall not retain any copies, duplicates, reproductions or excerpts of any confidential information of the Company and that he shall not use or disclose any of such information to others. Cuny understands and acknowledges that the disclosure of any such information (including, but not limited to names of customers, terms and conditions of transactions, pricing techniques or methods) will cause irreparable harm to the Company. Cuny shall continue to be required to comply with Sections 11-14 of the Employment Agreement.

H. The parties agree that this Agreement shall be construed under the laws of the State of Massachusetts. The parties consent to the jurisdiction and venue of the Massachusetts Superior Court in any legal action to enforce and construe the terms of this Agreement. The Company shall be entitled to both temporary and permanent injunctive relief (without the requirement for posting a bond) in order to enforce its rights, in addition to any other remedies available to the Company.

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

I. This Agreement (1) shall be binding upon and inure to the benefit of the Company, Cuny and their respective personal representatives, heirs, successors and assigns, (2) shall be governed by and construed in accordance with the local laws of the State of Massachusetts, and (3) supersedes all prior understandings or agreements (whether oral or written) between the Company and Cuny; provided, however, that Cuny's obligations under Sections 11 through 14 of the Employment Agreement, regarding Cuny's post-termination non-disclosure, non-competition, and non-solicitation obligations and fairness of provisions shall remain in full force and effect and survive the execution and delivery of this Agreement.

J. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person, by messenger or overnight delivery service, by telepcopy (with confirmation of receipt) or sent by certified mail, postage prepaid, if to the Company, c/o Stringer Systems, Inc., 1901 Roxborough Road, Charlotte, North Caroline 28211 Attention: Robert Gruder, and to Cuny at his home address most recently filed with the Company, or such other address as either party shall have designated in writing to the other party.

K. Except for the Company's rights to damages and/or injunctive relief relating to claims pursuant to Sections 11 through 14 of the Employment Agreement and Paragraph H and the proviso to Paragraph I(3), above, of this Agreement, any disputes or disagreements between the parties relating to or arising out of the terms of this Agreement or the alleged breach thereof shall be submitted to binding arbitration. If the parties are unable to agree upon an arbitrator within seven days after notice of any such claim from either party, an arbitrator shall be selected from a panel furnished by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures. Such arbitration shall take place at JAMS' office in Boston, Massachusetts or such other location mutually acceptable to the parties. The award of the arbitrator shall be final and binding upon the parties. The arbitrator shall have no authority to order specific performance or to add to, subtract from or modify this Agreement, but shall have the authority only to interpret this Agreement. The arbitrator's fee and other common expenses of the arbitration shall be borne equally by the parties, except that each party shall be responsible for its own attorney fees, except as otherwise provided by law as part of the damages or recovery related to any claim made in such arbitration.

L. No provision of this Agreement, including this sentence, may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Company and Cuny. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

M. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall nevertheless remain in full force and effect. If a court of competent jurisdiction determines that any restriction in this Agreement is overbroad or unreasonable under the circumstances, such restriction shall be modified or revised by such court to include the maximum reasonable restriction allowed by law.

N. This Agreement may be executed in one or more counterparts, each being deemed an original and enforceable against the signing party, but together constituting one and the same agreement.

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O. THE PARTIES DECLARE AND ACKNOWLEDGE THAT NO PROMISE OR AGREEMENT NOT HEREIN
EXPRESSED HAS BEEN MADE TO EACH OTHER, THAT THIS MUTUAL RELEASE AND COVENANT CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO EXCEPT AS OTHERWISE SET FORTH HEREIN INCLUDING, BUT NOT LIMITED TO, PARAGRAPH I, ABOVE, AND THAT THEY FULLY UNDERSTAND THE MEANING AND INTENT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, ITS FINAL AND BINDING EFFECT.

CUNY AGREES THAT HE SHOULD CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT. SHOULD CUNY NOT CONSULT WITH AN ATTORNEY AT ALL TIMES BEFORE SIGNING THIS AGREEMENT, HE DOES SO KNOWINGLY AND VOLUNTARILY, AND HE ACKNOWLEDGES THAT ANY SUCH FAILURE TO CONSULT WITH AN ATTORNEY AT ALL TIMES SHALL NOT HEREAFTER CONSTITUTE A BASIS FOR CONTESTING OR INVALIDATING THIS AGREEMENT.

Signed at the locations and on the dates indicated below.

/s/ROY C. CUNY
At:
Date:

STINGER SYSTEMS, INC., a Nevada Corporation
By:/s/Robert F. Gruder
Its:CEO
At:1901 Roxborough Rd, Ste 118, Charlotte, NC  28211
Date:

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EXHIBIT 10.7

RESEARCH AGREEMENT

This Agreement is made by and between Wayne State University (the "University"), having a business address of 818 West Hancock Street, Detroit, Michigan 48201-3719, and Stinger Systems, Inc. ("Stinger"), a Nevada corporation having a business address at 1901 Roxborough Road, Suite 118, Charlotte, North Carolina 28211.

WHEREAS, Stinger manufactures, markets and sells firearms designed to cause electromuscular incapacitation ("EMI").

WHEREAS, the University is willing to undertake certain research (hereinafter the "Project") specifically described in Exhibit A attached hereto.

NOW, THEREFORE, the parties agree as follows

ARTICLE I.		RESEARCH PROJECT

1.1 The University agrees to undertake the Project and such other work, if any, as may be mutually agreed upon in an executed amendment pursuant to Article 15.5 of this Agreement.

1.2 The project shall be carried out under the direction of Cynthia A. Bir, Ph.D., and Marianne Wilhelm, Ph.D. (hereinafter "Project Directors"), while employed by the University, and by such others as assigned by the Project Directors (the Project Directors and such others collectively referred to hereinafter as "Personnel").

1.3 The University agrees that there shall be no change of Project Directors without the prior written approval of Stinger, which approval shall not unreasonably be withheld.

1.4 Stinger shall provide quantities of its proprietary EMI devices (hereinafter the "Stinger Material") to the University. Stinger retains sole ownership of the Stinger Material. The University shall use the Stinger Material solely for its conduct of the Project. The University shall not take, send or otherwise provide the Stinger Material to any third party without the prior written consent of an authorized representative of Stinger. The University shall not disassemble or analyze Stinger Material. Upon termination or expiration of this Agreement, or upon Stinger's written request, the University shall return all Stinger Material to Stinger.

1.5 Prior to commencement of the Project, the University will gamer approval from the Animal Investigation Committee.

ARTICLE II. TERM

The term of this Agreement shall begin on the date of full execution and continue until the earlier of submission of the final Project report to Stinger or termination of the Project in accordance with Article 9.

ARTICLE III. FACILITIES

The University shall furnish such laboratory facilities and equipment as it shall determine necessary for the Project.

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ARTICLE IV. PAYMENT

Stinger shall pay the University a total sum of two hundred and sixty-seven thousand, two hundred and forty-five US dollars (US $267,245.00) for the Project, upon execution of this Agreement.

ARTICLE V. REPORTS

The Project Directors shall furnish Stinger with written reports on the progress of the Project on such dates as are mutually agreed upon and a final report on or before August 31, 2005.

ARTICLE VI. PUBLICATION

6.1 Stinger recognizes that, under the University's policies, the Project results must be treated as non-confidential according to the terms of this Agreement. Stinger therefore agrees that Personnel engaged in the Project shall be permitted to present or publish, at their own choosing, the methods and results of the Project; provided, however, that Stinger shall have been furnished copies of any proposed presentation or publication thirty (30) days in advance for review by Stinger and also provided that the University shall not identify the amount of Stinger's financial support and shall not depict or illustrate Stinger's equipment (including but not limited to the Stinger Material) without Stinger's express written permission. The University is permitted, however, to describe Stinger's equipment (including the Stinger Material) generically as an "electromuscular-incapacitation device".

6.2 In the event that Stinger believes that any planned publication contains a patentable development and wishes the University to file a patent application, Stinger shall provide written notice to the University and the University shall delay submission of such manuscript for publication for a reasonable time, not to exceed ninety (90) days from the date of manuscript submission to permit the filing of a patent application(s) as provided in Article 8.

6.3 Nothing in this Agreement shall entitle the University to disclose to others, or to publish, any information disclosed to the University by Stinger that is confidential within the meaning of Article 7 without the prior written approval of Stinger.

ARTICLE VII. CONFIDENTIALITY

Both parties may wish to disclose to the other party certain proprietary information that is confidential, in furtherance of the Project (hereinafter, "Confidential Information"). Any such Confidential Information provided by disclosing party shall be in writing, or if oral or graphic, shall be reduced to writing by the disclosing party within thirty (30) days of disclosure and clearly marked as "confidential information". Only the Project Directors may receive the Confidential Information for the University. Confidential Information shall be kept confidential by the recipient for a period of five (5) years from the end of the Agreement and shall not be used or disclosed by recipient except in furtherance of this Agreement. The foregoing obligations of non-use and non-disclosure shall not apply to:

(A) information that at the time of disclosure is in the public domain;

(B) information that after disclosure is published or otherwise becomes part of the public domain through no fault of recipient;

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

(C) information that was in the possession of recipient at the time of disclosure as evidenced by recipient's contemporaneous written records and was not acquired from the disclosing party under an obligation of confidentiality;

(D) information disclosed by a third party not under any known obligation of confidentiality; or

(E) information that is required to be disclosed by law, order or regulation of a governmental agency or a court of competent jurisdiction or international authority; provided, however, that the disclosing party shall be given as much notice as reasonably possible prior to any required disclosure, and recipient shall cooperate in any legal action by disclosing party with respect to such required disclosure.

ARTICLE VIII. PATENT AND OTHER RIGHTS AND LICENSE OPTIONS

8.1 The University agrees to notify Stinger in writing of any invention made by the University hereunder within thirty (30) days after receipt of an invention disclosure from the inventor. If the work performed by the University Personnel under the Project results in an invention, the inventorship shall be determined according to the patent law of the United States. If anyone employed by or studying at the University is legally determined to be inventors, he or she shall assign his or her rights to the University.

8.2 In consideration of the compensation provided to the University hereunder, the University shall grant to Stinger a royalty-free, exclusive, worldwide license to make, sell, license, sublicense, or use any invention or results, whether or not patented or patentable, relating to the use of Stinger Materials in connection with firearms and other weapons or for any other purpose.

8.3 Patent applications shall be filed jointly in the names of Stinger and the University, if jointly invented, or solely in the name of Stinger or the University as applicable if not. Except as provided below, each party shall bear the full responsibility and expense of all filing, prosecution, and maintenance costs for all patent applications and issued patents relating to the subject matter of which it owns the entire right, title, and interest as set forth above. Any joint patent application or any patent application considered necessary by Stinger to protect its proprietary position shall be prepared, filed, prosecuted and maintained by Stinger at its expense, with full cooperation from the University in all such proceedings.

8.4 Except as expressly set forth herein, neither party claims by virtue of this Agreement any right, title, or interest in any issued or pending patents owned or controlled by the other party or any invention, process, or product arising out of the other party's previous or subsequent research or development, whether or not patented or patentable.

8.5 Any and all rights in and to the Stinger Material, the Project, the Project report and its research, data and results not expressly granted under this Agreement, including, without limitation, all intellectual property rights and other proprietary rights, are reserved to and retained by Stinger. Nothing in this Agreement shall be construed to create a license (implied or otherwise), assignment, or other transfer or conveyance of rights by one party to another, except as expressly provided in this Agreement.

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

ARTICLE IX. TERMINATION

Either party may terminate this Agreement prior to the end of the term set forth in Article 2 hereof, or any agreed upon extension of said term, by giving sixty
(60) days written notice to the other.

ARTICLE X. INDEMNIFICATION AND NEGATION OF WARRANTY

10.1 Stinger agrees to indemnify, hold harmless and defend the University, its officers, employees, trustees, directors, students and agents against any and all claims, suits, liabilities, losses, damages, costs, fees, and expenses (including reasonable attorney's fees) resulting from or arising out of the Stinger's use of the research data and results developed during the term of this Agreement.

10.2 The University makes no representation other than those specified in this Agreement. THE UNIVERSITY MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF DATA OR TECHNICAL INFORMATION DERIVED FROM THE PROJECT OR OF ANY PRODUCT OR PROCESS BASED THEREON OR OF ANY TANGIBLE OR INTANGIBLE PROPERTY OR PROPERTY RIGHT.

10.3 To the extent permitted by applicable law the University agrees to indemnify, hold harmless and defend Stinger, its officers, employees, directors, affiliates and agents against any and all claims, suits, liabilities, losses, damages, costs, fees and expenses (including reasonable attorney's fees) resulting from or arising out of either the University's use of the Stinger Material other than as provided in the Agreement or the breach of any representation, warranty or agreement by the University hereunder.

ARTICLE XI. ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other.

ARTICLE XII. PUBLICITY

Neither party will use the name of, or any logos, marks, emblems or designs associated with or identifying, the other party, any of the other party's personnel, or any officer, trustee, employee or agent of the other party in any publicity, advertising, or news release, without the prior written approval of the other party. The parties agree however that in order for the University to satisfy its governmental reporting obligations, it may identify Stinger as the Project sponsor and the amount of funding received, but will not include in such report any information that depicts or illustrates Stinger's equipment (including but not limited to the Stinger Material) without Stinger's express written permission. The University is permitted, however, to describe Stinger's equipment (including Stinger Material) as an "electromuscular incapacitation device".

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ARTICLE XIII. NOTICES

Notices, invoices, payments, and other communications hereunder shall be deemed to have been made when delivered, sent by fax or courier, or when mailed first class, postage prepaid, and addressed to the party at the address given below, or at such other address as may hereafter be designated by notice in writing:

STINGER SYSTEMS, INC.		Stinger Systems, Inc.--ATTN: Robert Gruder
				1901 Roxborough Road
				Suite 118
				Charlotte, North Carolina 28211
				PHONE 866-788-6746
				FAX 704-362-2226

WAYNE STATE UNIVERSITY		Wayne State University
				ATTN: Cynthia A. Bir
				Associate Chair / Biomedical Engineering
				818 West Hancock Street
				Detroit, Michigan 48201-3719
				PHONE 313-577-3830
				FAX 313-577-8333

ARTICLE XIV. RISK OF LOSS AND INSURANCE

14.1 The University shall bear the entire risk of loss, theft, destruction, damage or disrepair of the Stinger Material in its possession or under its control.

14.2 The University shall, at its own cost and expense, secure and maintain liability, fire, theft and property damage insurance coverage with respect to the Stinger Material in its possession or under its control through such carrier and with such coverage and limits of liability as may be satisfactory to Stinger; provided, however, that in no event shall the amount of loss and/or property damage insurance be less than the full replacement value of the Stinger Material in the University's possession or under its control. Such coverage shall be by way of the University's established self-insurance program. A copy of such policy or a certificate evidencing such coverage shall be delivered to Stinger upon its request. The University shall notify Stinger, in writing, not less than thirty (30) days prior to the termination or expiration of such insurance coverage for any reason.

ARTICLE XV. MISCELLANEOUS

15.1 The University and Stinger agree that the Personnel are acting as employees of the University and not as agents or employees of Stinger.

15.2 The University is not a partner or joint venturer of Stinger for any purpose whatever, but is an independent contractor only. Neither party has or shall hold itself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the other. Neither party shall direct the other with regard to the time or the place at which the other performs its obligations hereunder. The parties acknowledge that their relationship is that of independent contractors and neither party shall hold itself out as engaging in any other relationship with the other, whether employer-employee, partnership, joint ventures or otherwise.

15.3 This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted successors and assignees.

15.4 This Agreement shall be governed by and construed according to the internal laws of the State of Michigan without reference to rules of conflict of laws.

15.5 This Agreement represents the entire agreement of the parties with respect to its subject matter. This Agreement may be modified only in a writing signed by all parties.

15.6 Articles 6, 7, 8, 10, 12, 13 and 14 shall survive termination or expiration of this Agreement.

The parties hereto have caused this Agreement to be executed by duly authorized representatives effective as of the later date indicated below:

STINGER SYSTEMS, INC.


WAYNE STATE UNIVERSITY

EXHIBIT 10.8

INDEPENDENT MANUFACTURER'S REPRESENTATIVE AGREEMENT

This Agreement, entered into on ____________, by and between STINGER SYSTEMS, INC. ("STINGER"), a corporation organized and existing under the laws of the State of Nevada, and_________________________("Representative") having its principal offices located at:

Whereas, STINGER is engaged in the manufacture, sale and distribution of non-lethal defense products and related accessories suitable for law enforcement and corrections markets; and

Whereas, STINGER and the Representative desire to enter into a relationship, whereby the Representative will promote the sale of STINGER products in the geographical area hereinafter set forth under the terms and conditions of STINGER.

Therefore, it is mutually agreed on as follows:

1. TERRITORY
The Manufacturers Representative's territory will consist of the states listed below;

__________

It is understood that STINGER has the right to select and appoint Distributors in the Representative's territory. Stinger reserves the right to amend the forgoing territory in its sole discretion, if the Representative does not meet annual sales objectives. This amendment may occur anytime during the contract period.

2. MANUFACTURER'S REPRESENTATIVE'S DUTIES
The Representative will use its best efforts to solicit orders for STINGER products by presenting STINGER products in a professional manner. Representative will present STINGER products to federal, state and local law enforcement personnel, law enforcement distributors, and/or law enforcement retailers within the Representative's sales territory. Representative will at all times emphasize and adhere to all regulations and practices pertaining to user safety, and shall at all times maintain a professional appearance. Representative shall provide after-sales service to any customer or law enforcement agency that purchases STINGER products.

The Representative will submit updated information to STINGER which will include the product lines represented by the Representative, location of members of the Representative agency and assigned territories.

3. RULES OF CONDUCT
All Representative's solicitations and customer purchase orders submitted to STINGER will be conducted in accordance with such procedures, prices, terms and conditions that STINGER will specify. All purchase orders are subject to STINGER approval.

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

4. NO AGENCY
Representative is an independent contractor and under no circumstances will the Representative commit STINGER to the delivery of STINGER products and accessories or to purport to legally bind STINGER in any matter, or hold himself or his agents out as employees with legal authority to bind STINGER. Representative shall be responsible for all Federal, State and local taxes.

All purchase orders whether or not delivery dates are specified, shall be subject to delays in manufacture or due to any cause beyond STINGER'S reasonable control. As a broad parameter, no representative may carry a business card that is STINGER exclusive. Sales Representative groups may include the STINGER logo on their card upon prior approval by STINGER.

5. RULES OF CONDUCT
In the course of representing STINGER, Representative shall adhere to the following rules:

A. Representative will not disparage, denigrate, or make negative comments regarding another manufacturer or competitor's product.
B. Representative shall not solicit sale of STINGER products, wherein the sale of STINGER products are conditional in any way to the user's purchase of another company's products.
C. Representative's personnel shall at all times maintain a professional appearance and shall not perform any of his/her duties while intoxicated or under the influence of any illegal drug.
D. Representative shall not market, sell, or demonstrate the products of another non-lethal manufacturer without the written approval of STINGER.
E. Representative will not demonstrate, market, or sell other aftermarket products on STINGER products without prior approval. No STINGER weapon will be demonstrated or modified with any aftermarket accessory including holsters, sights, or batteries.

6. PERSONNEL
Representative shall maintain an agreed upon number of personnel to provide the service required to successfully market STINGER products. All personnel engaged in the marketing of STINGER products shall have completed the following;

A. Passed a STINGER Product Training Course, Safety Course and any other received courses deemed necessary to perform the duties provided herein.

In the event that any person employed by the Representative performs any duties related to STINGER without proper training, STINGER shall have the right to immediately terminate this Agreement.

Representative agrees that STINGER may at any time require and/or request that members of the group receive further training and successfully complete all testing in order to continue representing STINGER products.

7. USE OF INFORMATION
Only STINGER approved information, terms and conditions will be used in any advertising, sales promotions and solicitations. Representative will not undertake to redesign or modify STINGER products or advise any person on any technical specifications or acceptable user practices.

IN EVENT THAT REPRESENTATIVE ADVISES ANY PERSON CONTRARY TO STINGER POLICIES, SPECIFICATION, TERMS, CONDITIONS OR PROCEDURES CONCERNING USE OF THE STINGER PRODUCT LINE, REPRESENTATIVE SHALL INDEMNIFY, SAVE AND HOLD STINGER HARMLESS FROM ANY AND ALL CLAIMS, COSTS, JUDGEMENTS, AND DAMAGES, INCLUDING ATTORNEY'S FEES.

8. REPORTING AND SALES FORECASTS
Representative shall provide STINGER as required:

A. Market information available from customers, including but not limited to competitive pricing on non-lethal weapons and accessories, new product introductions, potential competitors, warranties and any pertinent information. This would include competitor's delivery schedule, training policies, and known training demonstrations. The Representative shall not obtain this information directly from a competitor.
B. In no event shall confidential information be released, disclosed or otherwise disseminated in any way to any person or competitor.
C. Sales forecasts as required by STINGER including total number of STINGER Products expected to be sold to distributor accounts.
D. STINGER will provide the Representative with agreed upon sales goals for the assigned territory. The Representative will maintain frequent communication with STINGER.
E. Copies of all salient correspondence sent to Customers including quotations, proposals, shall be forwarded to STINGER.

9. COMMISSSION
Subject to the terms and conditions of this Manufacturer's Representative Agreement, Representative will receive a commission on net sales of non-lethal weapons (excluding freight charges, excise taxes, Distributor overcharges and net of trade-ins, or upgrades or discounts taken by the customer) to approved customers in accordance with the following schedule:

A. Seven Percent of the total net on STINGER Non-Lethal weapons shall be paid to the Representative within 45 days of payment by the customer to STINGER, for orders shipped into the Representative's territory.
B. In the event STINGER is not paid within sixty (60) days of specified invoice terms, Sales Representative shall receive no commission for late payment of the invoice. This paragraph will not apply to direct Law Enforcement orders, which will be handled on a case-by-case basis.
C. Any dispute or claim concerning commissions shall be made in writing to STINGER within thirty (30) days of the receipt of commissions from STINGER. STINGER will provide the Representative with a commission statement reconciling paid invoices.
D. No commissions are payable for export orders without the approval of STINGER Sales Management.
E. STINGER shall have the absolute right at anytime to designate any competitive bid or procurement for any Federal, Military, or house account.
F. STINGER also reserves the right to designate any account a house account, if, in the interest of STINGER'S discretion, the Representative is not properly servicing the account.
G. No commission will be paid on ancillary and after-market products.

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

10. SAMPLES
All samples provided by STINGER to the Representative remain the property of STINGER. These samples may not be sold or transferred to any other person and must be returned to STINGER on request. It is the responsibility if the Representative principal to ensure that each sale representative in his agency, who is STINGER active will have ready access to a complete line of STINGER products. All samples are subject to review by STINGER and may not be sold, conveyed, or traded to any individual without the written consent of STINGER.

11. TRADE SHOWS AND CONVENTIONS
Representatives shall cover all trade shows, conventions and seminars that are of interest to law enforcement and potential customers of STINGER products in the assigned territory. Only shows deemed appropriate by the Representative and the Sales Management of STINGER need be covered. STINGER will agree to share certain costs for booth space and/or show costs.

12. MEETINGS
Representative shall send its representative to any STINGER sales meeting and to national trade shows s requested by STINGER.

13. TECHNICAL SUPPORT, SALES SUPPORT
STINGER will provide Representative with sales leads, technical training, and support, sales samples and literature, bulletins and sales promotional materials as available by the company. STINGER will supply on a regular basis, invoice copies to the Representative's headquarters.

14. SUBCONTRACTING
Subcontracting or assignment of this Representative Agreement is prohibited.

15. GOVERNING LAW
This Representative Agreement shall be deemed to have been made in Nevada and shall be governed in accordance with Nevada law. Should disagreement arise over this provisions in this agreement, both parties agree that any unresolved disputes shall be settled in binding arbitration.

16. TERM
This Manufacturer's Agreement shall continue in force for one (1) year, renewable for one (1) year terms by mutual agreement. It is, however, expressly understood that STINGER has complete and sole discretion to this Agreement. In such event, the Representative shall be given thirty (30) days written notice that his services are no longer required by STINGER after which time this Agreement will be terminated.

17. TERMINATION
In the event of termination, the Representative shall be entitled to no damages. The Representative shall be entitled to commissions due on all paid invoices written prior to the termination date. Representative agrees that no commissions will be due for orders received more than thirty (30) days after termination. In the case of termination, all STINGER samples must be returned. On reconciliation of sample accounts, STINGER will pay commissions due the Representative. In the case of termination of the Agreement by the Representative, thirty (30) days written notice shall be given to STINGER.

The Representative Agreement embodies the entire agreement between the parties hereto, and there are no verbal or collateral agreements between them. This Agreement may only be altered or modified in writing and signed by both parties.

I have read this Agreement and understand the terms therein and wish to become a STINGER Representative. I agree to the assigned territory and will use my best efforts to professionally promote STINGER Products to Law Enforcement customers.

______________________________		______________________________
STINGER SYSTEMS, INC				REPRESENTATIVE


______________________________		______________________________
DATE							DATE

EXHIBIT 10.9

STINGER SYSTEMS, INC. DISTRIBUTOR AGREEMENT

This DISTRIBUTOR AGREEMENT ("Agreement") is made and entered into between STINGER SYSTEMS INC. ("STINGER"), a Nevada Corporation having its principal offices located at 2701 N Rocky Point Drive, Suite 1130, Tampa, FL 33607 and ____________________________________. ("DISTRIBUTOR"), having its principal offices located at _____________________________________, and shall be effective the date the last signature is affixed hereto.

STINGER is a manufacturer of non-lethal weapons and associated accessories; and DISTRIBUTOR sells non-lethal weapons and associated accessories to law enforcement agencies and personnel within the Territory (as defined below).

In consideration of the conditions set forth in this Agreement, the parties agree to the following:

1. DEFINITIONS
"Products" means the items in the STINGER Price List, a copy of which is attached as Exhibit A. This pricing is exclusive of tariffs, taxes, and shipping.

"Territory" means the assigned area as defined by Exhibit B.

2. APPOINTMENT
STINGER hereby appoints the DISTRIBUTOR, and DISTRIBUTOR accepts the exclusive appointment, to distribute STINGER products to federal, state and local law enforcement personnel located in the Territory.

3. ORDERS
Orders shall be in writing and subject to acceptance by STINGER in its sole discretion. Terms and conditions of each order are defined by the STINGER Price List.

4. SHIPMENTS
All shipments are subject to the terms of the STINGER Price List.

5. PAYMENTS
Subject to compliance with STINGER'S credit requirements, payments on shipments to the DISTRIBUTOR will be due 1% in 10 Days, Net 30 Days. DISTRIBUTOR shall pay monthly service charges of 1.75% per month for any past due amounts. STINGER may in its reasonable discretion, on fifteen (15) days notice, change the DISTRIBUTOR'S credit terms and/or require COD payment. All International shipments are to be paid in U.S. Dollars in advance unless approved by Stinger Systems.

6. STOCKING ORDER
DISTRIBUTOR shall be required to place an opening order of not less than ten
(10) non-lethal weapons and $1,000.00 of cartridges and other accessories.

7. DEPARTMENTAL ORDERS
All qualified departmental orders shall be exempt from Federal Excise Tax provided proper documentation (i.e. BATF Exemption Certificate) is provided to STINGER prior to such sale. Federal Excise Tax on sales to Exempt Agencies from DISTRIBUTOR stock shall be rebated on receipt of a BATF Exemption Certificate.

8. DISTRIBUTOR COVENANTS
DISTRIBUTOR will aggressively market and advertise STINGER products. Moreover, DISTRIBUTOR will: (1) conduct business in a manner that reflects favorably at all times on the Products and good name, goodwill and reputation of STINGER, (2) avoid unethical, deceptive, misleading practices that are or might be detrimental to STINGER and its products, (3) make no false representations, warranties, or guarantees to customers or the trade that are inconsistent with the literature distributed by STINGER. Additionally, DISTRIBUTOR agrees that STINGER may publish the DISTRIBUTOR'S name and location in certain publications, media and/or websites for the purposes of jointly promoting STINGER products and the DISTRIBUTOR.

9. TRADEMARKS and PROPRIETARY NOTICES
During the term of this Agreement, DISTRIBUTOR may use trademarks, trade names and logos used by STINGER, solely in connection with the DISTRIBUTOR'S advertisement and promotion of STINGER products.

10. DEMONSTRATIONS
DISTRIBUTOR will prevent any third party with whom DISTRIBUTOR is dealing with from firing the Products at a human. DISTRIBUTOR demonstrations of the Products will only be in compliance with the procedures set forth in Exhibit C attached hereto (which Exhibit may be updated and amended by STINGER at any time in its sole discretion).

11. TERMINATION
STINGER may terminate this Agreement without cause, at any time, by written notice. All unfilled orders at the time of termination will be considered cancelled. STINGER and DISTRIBUTOR hereby waive all claims against each other in connection with the cancellation of such orders.

12. INDEMNIFICATION
STINGER shall indemnify, defend and hold harmless DISTRIBUTOR, its respective directors, officers and affiliates from and against any claim, demand, causes of action and/or judgments, including the payment of legal fees and other costs, incurred or suffered arising out of or related to (a) DISTRIBUTORS distribution of STINGER products pursuant to the terms of this agreement or (b) design defects, manufacturing defects as well as any trademark or intellectual property infringement claims. DISTRIBUTOR shall indemnify, defend and hold harmless STINGER, its respective directors, officers and affiliates from and against any claim, demand, causes of action and/or judgments, including the payment of legal fees and other costs, incurred or suffered arising out of or related to DISTRIBUTOR'S breach of this Agreement.

13. ASSIGNMENT
DISTRIBUTOR may not assign, delegate, or transfer this agreement or any of its rights or duties hereunder, without written consent by STINGER.

14. FEDERAL AND STATE ORDINANCES
DISTRIBUTOR agrees to comply with all laws, federal, state, and municipal that pertain to the legal transference of STINGER products.

15. NOTICES
All notices, request, demands and/or other communications required or permitted under this Agreement shall be in writing and shall be duly given, made and received only when delivered personally, by courier service, federal express and/or other messenger or when deposited in the United States mail, registered and certified. Notices should be sent to the addresses set forth on the first page of this Agreement.

16. ENTIRE AGREEMENT
This Agreement and any referenced attachments hereto, constitute the entire Agreement between the parties.

17. GOVERNING LAW
This Agreement shall be governed by the laws of the State of Nevada and the terms, provision and/or any disputes pertaining to this Agreement shall be submitted, interpreted, and adjudicated in the state of Nevada and the Federal Courts sitting herein without regard to conflicts of law and without the aid of any canon, custom, or rule of law.

18. CHANGES/ADDITIONS TO THE AGREEMENT
Other than as contemplated by Section 10 above, no changes or additions may be made to this Agreement or any of the exhibits hereto, unless in writing and executed by the authorized representatives of both parties.

19. TERM OF THE AGREEMENTS
Subject to Section 11 above and the following sentence, the term of this Agreement is one (1) year, renewable on an annual basis. This Agreement may be cancelled by either party with thirty (30) days written notice.

I have read this Agreement and understand the terms herein and wish to become a DISTRIBUTOR of STINGER Products. I agree to the assigned territory and will use my best efforts to professionally promote STINGER Products to law enforcement customers.

______________________________		______________________________
STINGER SYSTEMS, INC				DISTRIBUTOR

______________________________		______________________________
DATE							DATE

EXHIBIT  A
STINGER PRICE  LIST

							List		Dist.		Dist.
							Price		Margin		Price

PROJECTILE STUN GUNS	Stinger (4 Dart-Dual Cartridge)	$599.00		18.0%		$491.18
CARTRIDGES		6 Cartridges For 2 and
			4 Dart Stinger			$120.00 	20.0%	 	$96.00
HANDHELD EID		Ultron II			$195.00 	18.0%	 	$159.90
PRISONER TRANSPORT	BAND-IT System-1 Transporter
			Carrier, 1 Sleeve Carrier, 1
			Electronics Package (includes:1
			Transmitter, 1 Receiver-with 2
			keys, 1 Modified ULTRON II Stun
			Package, 1 9.6 volt Battery
			Charger Receiver/Stun, 1 9.6 volt
			rechargeable NimH Battery, 1 9
			volt Alkaline battery for
			Transmitter, 1 Transmitter
			Pouch)				$875.00 	18.0%	 	$717.50

NOTE: Electronics Packages are interchangeable

ICE SHIELDS		Convex				$575.00 	18.0%	 	$471.50
Standard (20x36)	Concave				$575.00 	18.0%	 	$471.50
		 	Convex				$595.00 	18.0%	 	$487.90
Institutional (24x48)	Concave				$595.00 	18.0%	 	$487.90
AUDIO / VIDEO		Audio / Video Capture Device
			(only for use w/Stinger)	TBA 		18.0%	 	TBA
HOLSTERS		Nylon Full Flap	 		CALL 		18.0%	 	CALL
 			Plain Leather - Snap	 	CALL 		18.0%	 	CALL
		 	Plain Leather - Velcro	 	CALL 		18.0%	 	CALL
		 	Basket Weave Leather - Snap	CALL 		18.0%	 	CALL
	 		Basket Weave Leather - Velcro	CALL 		18.0%	 	CALL
		 	Clarino - Snap			CALL 		18.0%		CALL
		 	Clarino - Velcro	 	CALL  		18.0%	 	CALL
BATTERIES		Duracell DL-123-A		$5.00 		18.0%	 	$4.10

Battery Usage: The Ultron II - three (3) / The Ice Shield - six (6) / The Stinger - four (4)

MANUALS			Basic Manual			$15.00 		18.0%	 	$12.30
 			REACT Manual			$12.00 		18.0%	 	$9.84
ACCESSORIES		Battery Charger			$16.00 		18.0%	 	$13.12
 			9.6 Volt NimH Battery Pack	$80.00 		18.0%	 	$65.60
 			Second / Addition Transmitter	$90.00 		18.0%	 	$73.80
		 	Transmitter Pouch		$20.00 		18.0%	 	$16.40
		 	Band-It Sleeve - Standard	$36.00 		18.0%	 	$29.52
		 	Band-It Transporter		$33.00 		18.0%	 	$27.06
WARRANTY		EXCLUSIVE ONE (1) YEAR WARRANTY
		 	Extended ULTRON II		$119.00 	18.0%	 	$119.00
		 	Extended ICE SHIELD		$125.00 	18.0%	 	$125.00
		 	Extended REACT	 		TBA 		TBA	 	TBA
		 	Extended STINGER	 	TBA 		TBA	 	TBA

NOTE: Any tampering with the product will result in the warranty being voided.


EXHIBIT  B
DISTRIBUTOR  TERRITORY  ASSIGNMENT



EXHIBIT C
DEMONSTRATION PROCEDURES

1. Products demonstrations on individuals are permitted to be performed only by instructors certified by STINGER and only in accordance with STINGER's training. Such instructors must have attended and satisfactorily completed STINGER's instructor training program. STINGER does not recommend, permit, or authorize the gun to be fired at an individual during product demonstrations.

2. Each person who submits to a product demonstration must sign a Waiver and Release in a form provided to DISTRIBUTOR by STINGER ("Subject").

3. DISTRIBUTOR will (a) retain all Waivers and Releases, and (b) will maintain a written contemporaneous record of each demonstration (the "Written Record") including, but not limited to, date and time of demonstration, name of instructor and Subject, description of Products involved, contact points with the victim, and a general description of the demonstration.

4. DISTRIBUTOR will provide to STINGER copies of all Waivers and Written Record upon request.
7326:

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

July 20, 2005

We hereby consent to the use in Form S-1/A Amendment No. 3 of our audit report dated December 8, 2004, relating to the financial statements of Electronic Defense Technology, LLC for its fiscal years ended December 31, 2003 and 2002 and our audit report dated April 19, 2005, relating to the financial statements of Electronic Defense Technology, LLC, as of September 24, 2004 and for the period from January 1, 2004 to September 24, 2004.


Jaspers + Hall, PC
Denver, CO

Exhibit 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 29, 2005, on Stinger Systems, Inc. consolidated financial statements for the period ended December 31, 2004 included in the Registration Statement (Form S-1 No. 333-122583) and related Prospectus of Stinger Systems, Inc., S-1 Amendment 3, dated July 20, 2005.


/s/ Killman Murrell & Company, P.C.
Dallas, Texas
July 20, 2005